UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SpartanNash Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FAMILY
FARE.
SpartanNash
SpartanNash

SpartanNash

SpartanNash

Our Family

2024 Proxy Statement
NOTICE OF THE ANNUAL MEETING
OF SHAREHOLDERS

Dear SpartanNash Shareholder,

The Board of Directors and I are pleased with SpartanNash’s execution of its long-term strategic plan. Since launching the plan in 2021, SpartanNash has built upon its highly scalable business model, grown topline, and captured margin-enhancing benefits through its Supply Chain and Merchandising Transformation initiatives.

Over the past year, the grocery industry has faced significant headwinds, including multiple categories that have experienced mid-single-digit unit volume declines. Despite a very challenging macroeconomic environment, the Company continued to execute on its plan, which has driven results.

The results can be seen throughout the entire organization – with an industry-leading safety incident rate, reduced Associate turnover, increased Retail market share and a better value proposition as a result of the store banner strategy. Wholesale customers are also benefiting from this transformation with higher fill rates and a rigorous enhanced category planning process, which was the first phase of the ongoing Merchandising Transformation.

We remain focused on ensuring we have a well-rounded Board, with diverse backgrounds and experiences to best support the Company’s future growth and strategic plan. In 2023, we welcomed two new independent directors who bring relevant business and leadership experience, as well as financial acumen. We will continue to keep Board refreshment a priority. On behalf of the SpartanNash Board of Directors, I also take this opportunity to recognize Maj. Gen. (Ret.) Hawthorne L. Proctor and William R. Voss for their dedication and years of service to the Board.

I would like to thank all SpartanNash Associates, whose hard work and dedication have been critical to the success of Our Winning RecipeTM. I would also like to extend my sincere thanks to you, our investors, for your support of the Board and Executive Leadership Team.

SpartanNash has a clear strategic plan that continues to unlock shareholder value.

Thank you for your investment in SpartanNash.

With gratitude,

Douglas A. Hacker

Chairman of the Board of Directors

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Dear SpartanNash Shareholder,

Since I joined SpartanNash in late 2020, we’ve focused much of our effort on our Core Capability of People. This includes investments in our People First culture and how we communicate with, celebrate and engage our Associates – and 2023 was no different. Last year, we also continued to invest our time and talent into another Core Capability – Operational Excellence – and the importance of Flying in Formation. Flying in Formation is the joy of coordinated execution, and it is built on the foundation that all Associates communicate and trust each other.

Flying in Formation during 2023 enabled us to make meaningful progress on our key initiatives, enhancing the value and service we provide to our customers and capturing new cost savings along the way. These activities helped us gain share, improve margins, drive results, and increase shareholder value.

I’m proud to share our 2023 highlights:

•
Generated $9.7 billion in revenues
•
Secured $55 million in gross benefits from the Supply Chain Transformation and Merchandising Transformation initiatives, realizing $80 million in total benefits since the launch of our long-term strategic plan in 2021
•
Grew net earnings of $52.2 million, expanding net margin by 18 basis points compared to the prior year
•
Delivered growth in profitability with $257.4 million in adjusted EBITDA(1), expanding adjusted EBITDA margin by 13 basis points compared to the prior year
•
Returned more than $48 million to shareholders(2) in the form of dividends and share repurchases
•
Continued to attract and retain top talent, reducing turnover by more than 9%(3) year-over-year and earning Great Place to Work® certification and recognition as one of Newsweek’s America’s Greatest Workplaces for Diversity
•
Gained 27 basis points of Retail market share(4)
•
Created more efficiencies in our network and improved throughput rate(5) by double digits since the launch of the Supply Chain Transformation in 2021
•
Deployed automation solutions to improve our cybersecurity posture and eliminated manual labor through partnerships with Tally, Upshop and our new transportation management system
•
Issued our second ESG Report, which provided an in-depth look at the advances we have made in our sustainability initiatives. Additional ESG updates from 2023 are provided in the "Corporate Governance" section of this proxy statement.

These results tell a compelling story about SpartanNash’s continued transformation and the power of Flying in Formation.

I am very energized about the future of SpartanNash. The continued success our long-term strategic plan has enabled us to steadily grow profitability, despite a dynamic and changing environment. The plan has also provided a strong foundation to pursue both organic and inorganic opportunities.

On behalf of the Board of Directors, our Executive Leadership Team, and our Associates, I thank you for your continued support and investment in SpartanNash.

Glad to be here,

Tony Bashir Sarsam

President and Chief Executive Officer

(1) A reconciliation of net earnings to adjusted EBITDA, a non-GAAP financial measure, and a calculation of adjusted EBITDA margin is provided in Appendix A.

(2) Composed of $18.6 million in share repurchases and $29.7 million in dividends.

(3) The Company’s total turnover rate improvement year-over-year as of year-end 2023.

(4) Retail market share is total Retail segment sales divided by the total addressable Retail market. The total addressable Retail market is determined based on first-party research around the footprints of each Retail store, validated with NielsenIQ market data and the U.S. Bureau of Labor food expenditures.

(5) Case volume shipped per labor hour utilized. Management uses the throughput rate as a means of evaluating warehouse efficiency.

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Forward-Looking Statements

The matters discussed in this letter and in the SpartanNash Company (the "Company") proxy statement include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), about the plans, strategies, objectives, goals or expectations of the Company, including those pertaining to the Company's environmental, social, and governance ("ESG") performance, goals and initiatives. These forward-looking statements may be identifiable by words or phrases indicating that the Company or management "expects," "projects," "anticipates," "plans," "believes," "intends," or "estimates," or that a particular occurrence or event "may," "could," "should," "will" or "will likely" result, occur or be pursued or "continue" in the future, that the "outlook," "trend," "guidance" or "target" is toward a particular result or occurrence, that a development is an "opportunity," "priority," "strategy," "focus," that the Company is "positioned" for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies may affect actual results and could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in an extremely competitive industry; the Company's dependence on certain major customers; the Company's ability to implement its growth strategy and transformation initiatives; the Company's ability to implement its growth strategy through acquisitions and successfully integrate acquired businesses; disruptions to the Company's information security network, including security breaches and cyber-attacks; impacts to the availability and performance of the Company's information technology systems; changes in relationships with the Company's vendor base; changes in product availability and product pricing from vendors; macroeconomic uncertainty, including rising inflation, potential economic recession, and increasing interest rates; difficulty attracting and retaining well-qualified Associates and effectively managing increased labor costs; failure to successfully retain or manage transitions with executive leaders and other key personnel; impacts to the Company's business and reputation due to an increasing focus on environmental, social and governance matters; customers to whom the Company extends credit or for whom the Company guarantees loans may fail to repay the Company; changes in the geopolitical conditions; disruptions associated with severe weather conditions and natural disasters, including effects from climate change; disruptions associated with disease outbreaks; the Company's ability to manage its private brand program for U.S. military commissaries, including the termination of the program or not achieving the desired results; impairment charges for goodwill or other long-lived assets; the Company's level of indebtedness; interest rate fluctuations; the Company's ability to service its debt and to comply with debt covenants; changes in government regulations; labor relations issues; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; cost increases related to multi-employer pension plans; and other risks and uncertainties listed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Forward-looking statements related to our ESG performance, goals and initiatives are subject to additional risks and uncertainties, including regarding gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our dependency on third-parties to provide certain information and to comply with applicable laws and policies; and other unforeseen events or conditions. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this letter or proxy statement.

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SpartanNash Company 850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan 49518-8700

The 2024 Annual Meeting of Shareholders (including any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of SpartanNash Company (the “Company”) is scheduled to be held virtually on May 22, 2024, at 10:00 a.m., Eastern Daylight Time. At the Annual Meeting, we will consider and vote on the matters listed below.

MEETING DETAILS

Meeting Date	Meeting Time	Record Date	Location
May 22, 2024	10:00 a.m. E.D.T.	The close of business on March 27, 2024	Via live webcast at https://www.cesonlineservices.com/sptn24_vm

VOTING MATTERS

1

Election of the eight directors named in this proxy statement to serve until the 2025 Annual Meeting of Shareholders of the Company and until such directors’ successors shall have been elected and qualified;

2	Advisory approval of the Company’s named executive officer compensation;
3	Approval of the SpartanNash Company 2024 Stock Incentive Plan;
4	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent certified public accounting firm for the fiscal year ending December 28, 2024;
5	Shareholder proposal regarding a simple majority vote, if properly presented at the Annual Meeting;
6	Shareholder proposal regarding animal welfare, if properly presented at the Annual Meeting; and
7	Any other business that may properly come before the meeting, and any adjournment, postponement or continuation of the meeting.

The foregoing items are described more fully in the accompanying proxy statement.

Only shareholders of record of the Company’s common stock as of the close of business on March 27, 2024, or their duly designated proxies, are entitled to notice of and to vote at the Annual Meeting. Such shareholders are urged to submit a proxy card, even if their shares were sold after such date.

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Notice of Annual Meeting of Shareholders

The 2024 Annual Meeting of Shareholders will once again be held in a virtual format to provide a safe experience for our shareholders and Associates. The Annual Meeting will be held online via a live webcast at https://www.cesonlineservices.com/sptn24_vm. You may only participate in the virtual meeting by registering in advance at https://www.cesonlineservices.com/sptn24_vm prior to the deadline of 10:00 a.m. Eastern Daylight Time on May 21, 2024. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the Annual Meeting and will permit them to submit questions during the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ileana McAlary

Executive Vice President, Chief Legal Officer

and Corporate Secretary

April 10, 2024

Your vote is important to us. PLEASE VOTE PROMPTLY ONLINE, BY PHONE, OR BY MAIL, REGARDLESS OF

WHETHER YOU PLAN TO ATTEND THE MEETING. Voting your shares prior to the meeting will not affect your right to attend or vote at the meeting. See the information under “Questions and Answers about the Proxy Materials and our Annual Meeting” regarding how to vote.

If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies, Morrow Sodali LLC, at the contact listed below.

M O R R O W

S O D A L I

509 Madison Avenue Suite 1206

New York, NY 10022

Shareholders Call Toll Free: (800) 662-5200

Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400
Email: SPTN@investor.morrowsodali.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 22, 2024: The Company’s proxy statement and annual report to shareholders for the fiscal year ended December 30, 2023, are currently available for viewing online at www.proxyvote.com.

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Proxy Summary	7
Proposal 1: Election of the eight directors named in this proxy statement to serve until the 2025 Annual Meeting of Shareholders of the Company and until such directors' successors shall have been elected and qualified	14
Proposal 2: Advisory Approval of the Company’s Named Executive Officer Compensation	15
Proposal 3: Approval of the SpartanNash Company 2024 Stock Incentive Plan	16
Proposal 4: Ratification of the Selection of Deloitte & Touche LLP as the Company's Independent Certified Public Accounting Firm for the fiscal year ending December 28, 2024	26
Proposal 5: Shareholder proposal regarding a simple majority vote, if properly presented at the Annual Meeting	27
Proposal 6: Shareholder proposal regarding animal welfare, if properly presented at the Annual Meeting	29
Corporate Governance	32
Board of Directors	42
Independent Auditors	55
Audit Committee Report	56
Ownership of SpartanNash Stock	57
SpartanNash’s Executive Officers	58
Executive Compensation:	60
Compensation Discussion and Analysis	60
Compensation Committee Report	75
2023 Summary Compensation Table	76
2023 Grants of Plan-Based Awards	78
2023 Outstanding Equity Awards at Year-End	80
2023 Option Exercises and Stock Vested	81
Qualified Defined Contribution Retirement Plan	81
Non-Qualified Deferred Compensation	81
2023 Non-Qualified Deferred Compensation	82
Potential Payments Upon Termination or Change-in-Control	82
Change in Control Treatment	85
CEO Pay Ratio	85
Pay versus Performance	86
Compensation of Directors	90
Transactions with Related Persons	92
Delinquent Section 16(a) Reports	92
Shareholder Proposals and Nominations for the 2024 Annual Meeting of Shareholders	93
Questions and Answers about the Proxy Materials and the Annual Meeting	94
Other Matters	100
Appendix A: Reconciliation of Net Earnings to Adjusted EBITDA with calculation of Adjusted EBITDA Margin	102
Appendix B: SpartanNash Company 2024 Stock Incentive Plan	103

In this proxy statement, we refer to SpartanNash Company as “SpartanNash,” the “Company,” “we,” and “us,” the Company’s Board of Directors as the “Board” and the Company’s 2024 Annual Meeting of Shareholders, including any adjournments, postponements, or continuations thereof, as the “Annual Meeting.” We refer to the fiscal year ending December 28, 2024 as “fiscal 2024,” the fiscal year ended December 30, 2023 as “fiscal 2023,” the fiscal year ended December 31, 2022 as “fiscal 2022,” and the fiscal year ended January 1, 2022 as “fiscal 2021,” and references to a “year” made in connection with our financial information or operating results are to the fiscal year, unless otherwise stated.

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On or about April 10, 2024, this proxy statement, the Company’s annual report to shareholders for fiscal 2023, and a proxy card were first mailed to our shareholders entitled to notice of and to vote at the Annual Meeting.

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should carefully read this entire proxy statement and the Company’s annual report to shareholders for fiscal 2023 before voting.

ANNUAL MEETING OF SHAREHOLDERS

Meeting Date	Meeting Time	Record Date	Location
May 22, 2024	10:00 a.m. E.D.T.	The close of business on March 27, 2024	Via live webcast at https://www.cesonlineservices.com/sptn24_vm

WAYS TO VOTE

Mail	Internet	Phone
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.	www.proxyvote.com	1-800-690-6903

REGISTRATION AND ADMISSION

The Annual Meeting will be held online via a live webcast at https://www.cesonlineservices.com/sptn24_vm. In order to attend the Annual Meeting virtually via the Internet, participants must register at https://www.cesonlineservices.com/sptn24_vm prior to the registration deadline of 10:00 a.m. Eastern Daylight Time on May 21, 2024. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email.

YOUR VOTE IS IMPORTANT

Please vote promptly online, by phone, or by mail, regardless of whether you plan to attend the Annual Meeting. Voting your shares prior to the meeting will not affect your right to attend or vote at the meeting.

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Proxy Summary

MEETING AGENDA AND BOARD VOTING RECOMMENDATION

1

Election of the eight directors named in this proxy statement to serve until the

2025 Annual Meeting of Shareholders of the Company and until such directors’

successors shall have been elected and qualified

“FOR” each of the Board’s nominees
2	Advisory vote to approve the Company’s named executive officer compensation	“FOR”
3	Approval of the SpartanNash Company 2024 Stock Incentive Plan	“FOR”
4	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent certified public accounting firm for fiscal 2024	“FOR”
5	Shareholder proposal regarding simple majority vote, if properly presented at the Annual Meeting	“AGAINST”
6	Shareholder proposal regarding animal welfare, if properly presented at the Annual Meeting	“AGAINST”

We will also transact any other business that may properly come before the meeting, and any adjournment, postponement, or continuation of the meeting.

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Proxy Summary

OUR DIRECTOR NOMINEES

Our Board consists of a diverse group of highly experienced and accomplished leaders in their respective fields. The following table and charts provide summary information about the Board’s director nominees standing for election at the Annual Meeting, each of whom is currently a member of the Board. Detailed information about each director nominee’s background, skill set, and areas of experience can be found within the "Board of Directors" section of this proxy statement.

				Committee Memberships			Membership on other Public Company Boards
Name	Age	Independent	Occupation	AC	CC	NCGC
M. Shân Atkins	67		Independent Business Executive and Retired Retail and Consumer Executive	C, F	M		1
Fred Bentley, Jr.	58		President and Chief Executive Officer of DexKo Global, Inc.	M	M
Douglas A. Hacker	68		Chairman of the Board, Independent Business Executive and Retired Chief Financial Officer and Executive Vice President Strategy of UAL Corp.				1
Kerrie D. MacPherson	65		Retired Senior Partner of Ernst & Young, LLP	M, F		M	1
Julien R. Mininberg	59		Independent Business Executive and Former Chief Executive Officer of Helen of Troy Limited		M	M
Jaymin B. Patel	56		Executive Chairman of Perennial Climate, Inc.	M, F		C	2
Pamela S. Puryear, Ph.D.	60		Independent Business Executive and Former Chief Human Resources Officer in Retail and Healthcare		C	M	1
Tony B. Sarsam	62		President and Chief Executive Officer of SpartanNash				1

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
NCGC	Nominating and Corporate Governance Committee	F	Financial Expert

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Proxy Summary

Independence

1
88%
Independent
7
Independent
Non-independent

Gender Diversity

3
38%
Diverse
5
Females
Males

Tenure[1]

2
Average
Tenure:
4.0 Years
6
< 5 Years
5+ years

Age

4
Average
Age:
62 Years
4
< = 60 years
61-69 years

Racial Diversity

1
1
25%
Diverse
6
White
African American or Black
Asian

1 Presents the approximate average tenure for all director nominees as of April 1, 2024 measured since the 2013 merger of Nash-Finch Company (“Nash Finch”) and Spartan Stores, Inc. (“Spartan Stores”). See “Board Tenure” within the "Board of Directors" section of this proxy statement for more information about the tenure of our director nominees.

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Proxy Summary

CORPORATE GOVERNANCE HIGHLIGHTS

The Board believes that effective corporate governance should reinforce a culture of corporate integrity, foster the Company’s pursuit of profitable growth, and ensure quality and continuity of corporate leadership. Highlights of our governance practices include:

Annual election of all directors	Policy against director overboarding

Any director who receives more “withheld” votes than “for” votes in an uncontested election must offer his or her resignation

Simple majority vote required for all voting matters except for bylaws amendment

Clawback policy for the recovery of incentive compensation from Vice Presidents and above, including due to inaccurate metrics (not resulting in a material restatement) or for misconduct

Independent Chairman of the Board	All directors except the CEO are independent

Robust stock ownership policy for directors and officers	Policy against hedging and pledging of our securities

Board reflects diversity of gender, race, backgrounds, skills, experiences, and expertise	Annual advisory vote on named executive officer compensation

Annual Board and Committee evaluations, or peer evaluations of directors	Director orientation and continuing education programs

Strong Board oversight of Enterprise Risk Management	Commitment to ongoing Board refreshment and diversity

Annual evaluation of the Chief Executive Officer and Executive Leadership Team	Formal ESG oversight by all three Committees

OUR EXECUTIVE COMPENSATION PROGRAMS

The Board believes that our compensation policies and practices are effective in achieving the Company’s goal of attracting, motivating, rewarding and retaining the senior management talent required to achieve our corporate objectives and increase shareholder value through long-term profitable growth. The Board believes that executive compensation is appropriately tied to corporate performance and recommends that shareholders vote in favor of the say-on-pay proposal. As part of the ongoing review of its executive compensation practices and to further align to shareholder interests, the Compensation Committee has made changes to the 2023 Long Term Incentive awards to further align executive performance with shareholder interests. These changes include three year performance periods and a greater focus on individual awards moving from performance cash incentives to performance share units incentive payouts.

SHAREHOLDER OUTREACH

Throughout 2022 and 2023, the Company significantly advanced its efforts with respect to investor transparency and outreach. These outreach efforts resulted in more than 50 investor interactions with members of the Executive Leadership Team throughout 2023.

The increase in active investor engagement has enabled the Company to further share progress on Our Winning Recipe, strategic direction and the individual elements of the transformational initiatives that are underway.

The Company is committed to having continuous shareholder outreach to further develop its relationships with current and prospective investors. To coordinate a meeting, please reach out to SpartanNash Investor Relations via email at IR@spartannash.com.

The Board believes that Company management should proactively seek productive dialogue with its shareholders. Detailed information about how shareholders can communicate with members of the Board can be found under "Shareholder Communications with Directors" within the "Corporate Governance" section of this proxy statement.

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Proxy Summary

2023 ENVIRONMENTAL SOCIAL AND GOVERNANCE HIGHLIGHTS

In 2023, we issued our 2022 Environmental Social and Governance ("ESG") Report, which provides an update on our progress with key ESG initiatives. The report showcased our long-term ESG goals, the results of our materiality assessment, insights on the Company’s expansion of sustainability initiatives, and continued focus on a People First culture.

Our work in ESG is an ongoing journey. With that in mind, we will provide periodic updates on our corporate website, annually in our proxy statements, and biennially in a comprehensive report.

Oversight of ESG

The Company and Board believe responsibility and accountability for ESG must lie within every function of the organization. The Board’s Nominating and Corporate Governance Committee is formally tasked with overseeing the Company’s ESG framework, which includes our ESG Committee. The Nominating and Corporate Governance Committee also oversees our efforts to promote diversity and inclusion at all levels of the organization, including for the Board.

The Board’s Compensation Committee has oversight of human capital management, and the Board’s Audit Committee oversees the implementation of appropriate controls to ensure the accuracy of ESG data collection and disclosures, as well as information and cybersecurity, ethics reporting and regulatory compliance.

We have three subcommittees within our ESG Committee – the Environmental Committee, Social Committee, and Governance Committee – to thoroughly manage the processes to successfully implement initiatives and achieve our goals. The ESG Committee is overseen by four executive chairs – the Company’s Chief Legal Officer, Chief Human Resources Officer, Chief Supply Chain Officer, and Senior Vice President, Communications. The ESG Committee provides periodic updates to the Board.

12

Proxy Summary

2025 ESG Goals

We established long-term ESG goals for SpartanNash based on insights from a third-party materiality assessment conducted in 2022. The timeframe of the goals was established to align with the Company’s long-range plan, from January 1, 2023, through December 31, 2025. It was determined that goal progress would be measured against a 2021 baseline. These goals have been strategically placed into the Company’s Master Action Plan to ensure they are embedded in our corporate identity and strategy. The table below reflects progress made in 2023 on our 2025 ESG goals:

Additional Information

Our 2023 ESG updates are available within the "Corporate Governance" section of this proxy statement. Please note that our discussion of ESG matters, despite references to a "materiality assessment," may include information that is not necessarily "material" under the federal securities laws for SEC reporting purposes. For many ESG matters, "materiality" is informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. In addition, while we believe all of our ESG goals align with our long-term growth strategy and financial and operational priorities, they are aspirational and may change, and there is no guarantee or promise that they will be met or that they will not hinder financial or operational performance.

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Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following eight directors for election at the Annual Meeting. Biographical information concerning the director nominees appears below under the heading “Board of Directors.”

If elected, each nominee will hold office for a one-year term expiring at the 2025 annual meeting of shareholders. Each director will hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.

M. Shân Atkins	Kerrie D. MacPherson	Pamela S. Puryear, Ph.D.
Fred Bentley, Jr.	Julien R. Mininberg	Tony B. Sarsam
Douglas A. Hacker	Jaymin B. Patel

If any nominee becomes unable to serve or is otherwise unavailable for election, which we do not anticipate, the Board may select a substitute nominee. If a substitute nominee is selected, the shares represented by your properly executed proxy card will be voted for the election of the substitute nominee, unless you give other instructions. If a substitute is not selected, all properly executed proxies will be voted for the election of the remaining nominees. Proxies will not be voted for more than eight nominees.

The Board unanimously recommends that you vote FOR each of the Board’s nominees to be elected as directors.

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Shareholders have the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This advisory vote, which is commonly referred to as the “say-on-pay” vote, is being held pursuant to Section 14A of the Exchange Act.

As described in more detail in the “Executive Compensation” section of this proxy statement, the Company has designed its executive compensation programs to attract, motivate, reward and retain the senior management talent to manage the Company to achieve our corporate objectives and increase shareholder value through long-term profitable growth. We believe our compensation programs are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. For these reasons, and the reasons discussed in the “Compensation Discussion and Analysis” section of this proxy statement, we are asking our shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 annual meeting of shareholders under the heading entitled ‘Executive Compensation,’ is hereby approved.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and programs described in this proxy statement.

The vote is not binding on the Company, the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding executive compensation.

The Board unanimously recommends that you vote FOR advisory approval of the compensation of the Company’s named executive officers.

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Background and Purpose of the SpartanNash Company 2024 Stock Incentive Plan

On March 6, 2024, upon the recommendation of the Compensation Committee, the Board approved the SpartanNash Company 2024 Stock Incentive Plan (the “2024 Stock Plan”), subject to shareholder approval at the 2024 Annual Meeting. The 2024 Stock Plan will replace the Company’s current Stock Plan, the SpartanNash Company 2020 Stock Incentive Plan (the “Current Plan”). If the 2024 Stock Plan is approved by our shareholders, it will become effective as of the date of shareholder approval, or May 22, 2024 (the “Effective Date”). If this proposal is approved, the number of shares of SpartanNash Common Stock that will be reserved for issuance under the 2024 Stock Plan will consist of 2,144,000 shares, less one share for every one share subject to an award granted under the Current Plan after March 15, 2024 and prior to the Effective Date. The Compensation Committee expects, based on projections and our current stock price, that the additional shares will satisfy equity compensation needs for approximately two years.

If the 2024 Stock Plan is approved, no further awards will be made under the Current Plan (although all outstanding awards previously granted under the Current Plan will remain outstanding and subject to the terms of that plan). If the 2024 Stock Plan is not approved by our shareholders, no awards will be made under it, and we would then continue to use the Current Plan in its current form as the framework for our equity incentive compensation program until the authorized shares are depleted and, to the extent we have insufficient shares in the Current Plan, we may be required to increase the cash component of our compensation mix which would inhibit our ability to align our executives’ interests with the interests of our shareholders, to recruit and retain new executives, key employees and non-employee directors, and motivate our current executives and key employees over a long-term horizon. On March 6, 2024, the closing price of SpartanNash Common Stock as quoted by Nasdaq was $19.97.

The affirmative vote of the majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of this Proposal 3.

Key Component of Compensation

Equity compensation is a key component of our total compensation package. Attracting, retaining and motivating specialized talent is critical to achieving our strategic and operating goals and is essential to increase shareholder value. We believe that grants of equity allow us to remain competitive in the marketplace, enabling us to link executive compensation to performance, and attract, retain and motivate high-caliber talent dedicated to our long-term growth and success. The approval of the 2024 Stock Plan is necessary to allow SpartanNash to continue to utilize equity awards as part of our compensation plans. If the 2024 Stock Plan is not approved, the Company will be unable to continue to utilize equity compensation as part of its overall compensation program because the shares available under the Current Plan will be exhausted in the near future based on current and forecasted usage.

As part of the ongoing review of executive compensation practices, the Compensation Committee made changes to the 2023 Long Term Incentive awards to further align executive performance with shareholder interests by transitioning from performance cash incentives to stock-settled performance share units. If the Company is unable to grant awards under the 2024 Stock Plan and there are insufficient shares under the Current Plan, we will not have the ability to issue equity awards consistent with our current compensation program. As a result, we may be forced to revert to cash or cash-based compensation to help achieve our compensation objectives. If the Company is forced to increase cash compensation it could reduce available cash needed to pursue and execute our business strategy.

The following discussion and summary of the material terms of the 2024 Stock Plan is qualified in its entirety by reference to the full text of the 2024 Stock Plan which is set forth in Appendix A to this proxy statement.

16

Proposal 3: Approval of the SpartanNash Company 2024 Stock Incentive Plan

Key Features of the 2024 Stock Plan

The following features of the 2024 Stock Plan are intended to protect the interests of our shareholders:

•
Limit on Shares Available for Awards. The maximum number of shares of the Company’s common stock that may be issued pursuant to awards granted under the 2024 Stock Plan will be 2,144,000, less one share for every one share subject to an award granted under the Current Plan between March 15, 2024 and the Effective Date. Shares subject to awards granted under the 2024 Stock Plan or the SpartanNash Company Stock Incentive Plan of 2015 (together, with the Current Plan, the “Prior Plans”) that are not purchased or are forfeited or otherwise not delivered to the participant due to termination, cancellation or cash settlement of the award shall again be available for granting awards under the 2024 Stock Plan. Shares subject to awards granted under a Prior Plan or the 2024 Stock Plan, other than a stock option or stock appreciation right, that are delivered to or withheld by the Company to pay the withholding taxes related to such award will again be available for granting awards under the 2024 Stock Plan. All shares awarded, regardless of the type of award, will count against the 2024 Stock Plan’s reserve on 1:1 basis for each share subject to the award.
•
Non-Employee Director Compensation Limit. For any non-employee director, the sum of the grant date fair value of equity-based awards and the amount of cash-based compensation earned by such director for service as a non-employee director during any calendar year may not exceed $750,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
•
No Evergreen Provision. The 2024 Stock Plan does not contain an “evergreen” provision.
•
No "Liberal Share Recycling” for Stock Option and Stock Appreciation Rights. The 2024 Stock Plan provides that the following shares will not be added back ("recycled”) to the 2024 Stock Plan: (i) shares surrendered to pay the exercise price of an option; (ii) shares which would have been issued upon any exercise of an option but for the fact that the exercise price was paid by a "net exercise”; (iii) shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to an option or stock appreciation right (“SAR”); (iii) shares covered by a stock-settled SAR not issued in connection with settlement upon exercise; and (iv) shares repurchased by the Company using option proceeds.
•
No Granting of Discounted Stock Options or SARs. Stock options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or SAR previously granted by an entity that is acquired by or merged with the Company).
•
No Repricing of Stock Options or SARs. Other than in connection with certain equitable adjustments, the 2024 Stock Plan prohibits the repricing of stock options and SARs (including a prohibition on the repurchase of “underwater” stock options or SARs for cash or other securities) without shareholder approval.
•
No Liberal Definition of “Change in Control.” The 2024 Stock Plan provides that a “change in control” will not have occurred for purposes of the plan until the effective time or consummation of the transaction or event giving rise to a change in control. The announcement of a tender offer or a shareholder vote approving a merger is not sufficient to constitute a “change in control” under the 2024 Stock Plan.
•
No Automatic Acceleration in the event of Change in Control. The 2024 Stock Plan does not provide for automatic “single-trigger” acceleration of vesting or exercisability in the event of a change in control. Instead, it provides that the Compensation Committee may determine the appropriate treatment of awards depending on the circumstances, such as whether an acquiring entity assumes the awards or provides substitute awards. The Company’s recent practice has been to provide for acceleration if the participant is terminated within a period of time after a change of control or if an acquiring entity does not assume outstanding awards.
•
Restrictions on Dividends and Dividend Equivalents Paid for Unvested Awards. The 2024 Stock Plan prohibits the payment of dividends or dividend equivalents on awards until those awards are earned and vested. In addition, the 2024 Stock Plan prohibits the granting of dividend equivalents with respect to stock options, SARs or an award the value of which is based solely on an increase in the value of the Company’s shares after the grant of the award.

17

Proposal 3: Approval of the SpartanNash Company 2024 Stock Incentive Plan

•
Awards Subject to Forfeiture or Clawback. Awards under the 2024 Stock Plan will be subject to any Company recovery or clawback policy, as well as any other forfeiture and penalty conditions determined by the Compensation Committee.
•
Minimum Vesting Period. A maximum of 5% of the aggregate number of shares available for issuance under the 2024 Stock Plan may be issued without a vesting period of at least one year following the date of grant. In the case of awards issued to non-employee directors at the time of the annual meeting, the minimum vesting period is from the date of grant until the next annual meeting that is at least 50 weeks after the preceding year’s annual meeting date. In addition, shares that are issued in substitute for awards that are assumed, converted, or substituted pursuant to a merger or similar transaction and shares that are delivered in lieu of fully vested cash awards need not comply with the minimum vesting period.
•
No Hedging or Pledging of Equity. We maintain a policy that prohibits executive officers (including our Named Executive Officers) and members of the Board from pledging SpartanNash common stock or engaging in activities considered hedging of our common stock.
•
No Backdating. Awards will be granted in accordance with the Company’s Policy Regarding Stock Option Grants and Other Share Based Awards, which prohibits backdating of options and other awards. The policy also provides that the Company will not time its release of material nonpublic information for the purpose of affecting the value of compensation.
•
Independent Committee Administration. The 2024 Stock Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors. Currently, the Compensation Committee administers the Current Plan.

Determination of Number of Shares for the 2024 Stock Plan

In setting the number of shares authorized under the 2024 Stock Plan for which shareholder approval is being sought, the Compensation Committee and the Board of Directors considered, among other factors, the historical amounts of equity awards granted by the Company and the potential future grants over the next several years. Below is information regarding the Company’s burn rates for all grants of equity under all shareholder-approved equity plans for the past three fiscal years and the Company’s total potential dilution.

Burn Rate

Burn rate, a measure of the level at which a company uses shares available for grant under its equity compensation plans, is an important factor for investors concerned about shareholder dilution. Burn rate is defined as, in a given fiscal year, the number of shares subject to equity awards granted (or, in the case of performance stock unit awards, earned) divided by the weighted average number of shares outstanding. In setting and recommending to our shareholders the number of shares to be authorized under the 2024 Stock Plan, the Board considered the Company’s burn rate for each of the past three fiscal years (only full value awards were awarded during this period, with performance share units excluded as the Company began granting such awards in 2023 and such awards remained outstanding). The calculation of our burn rate for each year is shown in the table below:

	Fiscal Year Ended December 30, 2023	Fiscal Year Ended December 31, 2022	Fiscal Year Ended January 1, 2022
Restricted Share Awards Granted[1]	447,910	391,334	562,653
Weighted Average Shares of Common Stock Outstanding (Basic)	34,210,673	35,279,319	35,638,935
Burn Rate	1.31%	1.11%	1.58%

(1)
Excluded from this row are 299,840 unvested performance share units (at target) granted in fiscal year 2023, which will vest or be forfeited based on company performance metrics tied to pre-determined financial metrics over a three-year period ending January 2, 2027.

Based on the burn rates in fiscal years 2023, 2022 and 2021, our three-year average burn rate was 1.33%, which we believe is below the mean for our industry.

18

Proposal 3: Approval of the SpartanNash Company 2024 Stock Incentive Plan

Dilution Assuming Approval of the 2024 Stock Plan

The potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) such total number of shares plus the total number of shares outstanding. Total potential dilution, prior to and after shareholder approval of the 2024 Stock Plan share replenishment, is shown in the table below:

Total Potiential Dilution
Unvested Restricted Stock Awards Outstanding	925,979
Unvested Performance Share Unit Awards Outstanding(1)	483,673
Total Shares Subject to Outstanding Awards under the Prior Plans	1,409,652
Remaining Share Reserve under Current Plan	10,629
Shares of Common Stock Outstanding (Basic) as of March 27, 2024	34,465,355
Total Current Dilution	4.1%
Incremental Shares Proposed for the 2024 Stock Plan	2,144,000
Total Proposed Dilution	10.3%

(1)
Assuming target performance. The maximum number of shares that may be issued under such awards is 967,346.

Description of 2024 Stock Plan

Administration. The Compensation Committee will administer the 2024 Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2024 Stock Plan. Subject to the provisions of the 2024 Stock Plan, the Compensation Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Compensation Committee will have authority to interpret the 2024 Stock Plan and establish rules and regulations for the administration of the 2024 Stock Plan.

The Compensation Committee may delegate its powers under the 2024 Stock Plan to the Chief Executive Officer and/or one or more executive officers, subject to the requirements of applicable law and exchange requirements. However, such delegated officers will not be permitted to grant awards to any members of the Board or executive officers who are subject to Section 16 of the Exchange Act.

Eligibility. Any employee, officer, consultant or independent contractor providing services to SpartanNash Company or an affiliate, or any person to whom an offer of employment or engagement has been made, and who is selected by the Compensation Committee to participate, is eligible to receive an award under the 2024 Stock Plan. Any member of the Board is also eligible to receive an award under the 2024 Stock Plan. The number of persons eligible to participate as of March 27, 2024 (the record date for the meeting), had the 2024 Stock Plan been in effect, is estimated to be approximately 17,000 individuals; including nine non-employee directors and eight executive officers; however, historically the Compensation Committee has not granted awards to more than approximately 200 Associates and nine non-employee directors in any single fiscal year.

19

Proposal 3: Approval of the SpartanNash Company 2024 Stock Incentive Plan

Shares Available for Awards. The maximum number of shares of the Company’s common stock that may be issued pursuant to awards granted under the 2024 Stock Plan will be 2,144,000 less one share for every one share subject to an award granted under the Current Plan between March 15, 2024 and the Effective Date. Shares subject to awards granted under a Prior Plan or the 2024 Stock Plan that are not purchased or are forfeited or otherwise not delivered to the participant due to termination, cancellation or cash settlement of the award shall again be available for granting awards under the 2024 Stock Plan. Shares subject to awards granted under a Prior Plan or the 2024 Stock Plan, other than a stock option or SAR, that are delivered to or withheld by the Company to pay the withholding taxes related to such award will again be available for granting awards under the 2024 Stock Plan. The following shares subject to awards granted under a Prior Plan or the 2024 Stock Plan will not again become available for granting awards under the 2024 Stock Plan: (i) shares surrendered to pay the exercise price of an option; (ii) shares which would have been issued upon any exercise of an option but for the fact that the exercise price was paid by a “net exercise”; (iii) shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to an option or SAR; (iv) shares covered by a stock-settled SAR not issued in connection with settlement upon exercise; and (v) shares repurchased by the Company using option proceeds. All shares subject to awards, regardless the type of award, will count against the 2024 Stock Plan’s reserve on a 1:1 basis for each share subject to the award.

The Compensation Committee will adjust the number of shares and share limits described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction if such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2024 Stock Plan. Any adjustment determination made by the Compensation Committee shall be final, binding and conclusive.

Non-Employee Director Compensation Limit. For any non-employee director, the sum of the grant date fair value of equity-based awards and the amount of cash-based compensation earned by such director for service as a non-employee director during any calendar year may not exceed $750,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Type of Awards and Terms and Conditions. The 2024 Stock Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable:

•
stock options, including both incentive stock options (“ISOs”) and non-qualified stock options (together with ISOs, “options”);
•
SARs;
•
restricted stock and restricted stock units (“RSUs”) (including performance shares and performance share units (“PSUs”);
•
dividends and dividend equivalent rights; and
•
other stock-based awards.

The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting, exercise and/or settlement of awards subject to completion of a minimum period of service, achievement of one or more performance goals or both as deemed appropriate by the Compensation Committee; provided, that a maximum of five percent of the aggregate number of shares available for issuance under the 2024 Stock Plan may be issued with the terms providing for a right of exercise or a lapse on any vesting condition earlier than a date that is at least one year following the date of grant, provided that an award agreement by its terms may permit acceleration or waiver of the minimum restrictions upon a Change in Control or termination of a participant’s employment, including upon the participant’s death, disability, retirement or involuntary termination. In addition, the Compensation Committee retains the right to amend or modify an award agreement to provide for accelerated vesting or exercisability including, without limitation, upon a termination of employment.

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Proposal 3: Approval of the SpartanNash Company 2024 Stock Incentive Plan

In the case of awards issued to non-employee directors at the time of the annual meeting, the minimum vesting period is measured from grant until the next annual meeting date that is at least 50 weeks after the immediately preceding year’s annual meeting date the grant date. In addition, shares that are issued in substitute for awards that are assumed, converted, or substituted pursuant to a merger or similar transaction and shares that are delivered in lieu of fully vested cash awards need not comply with the minimum vesting period.

Options and SARs. The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. We would receive no consideration for options or SARs granted under the 2024 Stock Plan, other than the services rendered by the holder in his or her capacity as an employee, officer, director, consultant or independent contractor of the Company.

•
Exercise Price. The exercise price per share of an option or SAR will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such award is granted in substitution for an option or SAR previously granted by a merged or acquired entity. Except in connection with certain corporate events, without the approval of shareholders, we will not amend or replace previously granted options or SARs in a transaction that constitutes a "repricing” as defined in the 2024 Stock Plan.
•
Vesting. The Compensation Committee has the discretion to determine when and under what circumstances an option or SAR will vest, subject to minimum vesting provisions described above.
•
Exercise. The Compensation Committee has the discretion to determine the method or methods by which an option or SAR may be exercised, which methods may include a net exercise. The Compensation Committee is not authorized under the 2024 Stock Plan to accept a promissory note as consideration.
•
Expiration. Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant. Furthermore, notwithstanding the foregoing, in the case of an ISO granted to a 10% shareholder, the option may not be exercised more than five years from the date of grant.
•
Special Limitations on ISOs. In the case of a grant of an option intended to qualify as an ISO, no such option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of our stock or our subsidiaries unless the exercise price per share of our common stock subject to such ISO is at least 110% of the fair market value per share of our common stock on the date of grant, and such ISO award is not exercisable more than five years after its date of grant. In addition, options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either: (i) the aggregate fair market value of shares of common stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months after termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).

Restricted Stock and RSUs. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of an RSU will have the right, subject to restrictions imposed by the Compensation Committee, to receive shares of our common stock at some future date determined by the Compensation Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and RSUs will occur at such times and in such installments as are determined by the Compensation Committee, subject to the minimum vesting provisions described above. A restricted stock or RSU award that is conditioned in whole or in part upon the achievement of one or more financial or other company-related performance goals (including goals specific to the participant's individual performance, other than performance of service alone) is generally referred to as a performance share or performance share unit (PSU) award.

21

Proposal 3: Approval of the SpartanNash Company 2024 Stock Incentive Plan

Dividends and Dividend Equivalents. The holder of a dividend equivalent (or a dividend with respect to restricted stock) will be entitled to receive payments (in cash or shares of our common stock) equivalent to the amount of cash dividends paid by the Company to shareholders with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend or dividend equivalent with respect to a share underlying any other award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.

Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2024 Stock Plan. No such stock-based awards will contain a purchase right or an option-like exercise feature.

Termination and Amendment

The 2024 Stock Plan has a term of ten years expiring on May 22, 2034, unless terminated earlier by the Board. The Board may from time to time amend, suspend or terminate the 2024 Stock Plan. No amendment or modification of the 2024 Stock Plan may be made that would materially and adversely affect any outstanding award without the consent of the participant or the current holder of the award (except in the case of amendments to comply with law, regulation or stock exchange policy or amendments in connection with a corporate transaction as described below). Amendments to the 2024 Stock Plan must be approved by the shareholders, if required under the listing requirements of the Nasdaq Global Select Market or any other securities exchange applicable to the Company, or if the amendment would (i) increase the number of shares authorized under the 2024 Stock Plan (other than in connection with certain equitable adjustments), (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv) increase the maximum term of options or SARs, or (v) increase the annual per-person share limits under the 2024 Stock Plan.

Effect of Corporate Transaction

Awards under the 2024 Stock Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction or event involving the Company. The Compensation Committee or the Board may provide for any of the following to be effective upon the occurrence of the event (or effective immediately prior to the consummation of such event, as long as the event is consummated):

•
termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon exercise of the award or the realization of the participant’s rights under the award. Awards may be terminated without payment if the Compensation Committee or Board determines that no amount is realizable under the award as of the time of the transaction;
•
replacement of any award with other rights or property selected by the Compensation Committee or the Board of Directors, in its sole discretion;
•
the assumption of any award by the successor or survivor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity with appropriate adjustments as to the number and kind of shares and prices; or
•
that any award shall become exercisable or payable or fully vested, notwithstanding anything to the contrary in the applicable award agreement

22

Proposal 3: Approval of the SpartanNash Company 2024 Stock Incentive Plan

In general terms, a "change in control” under the 2024 Stock Plan occurs (i) upon an acquisition by a person, entity or affiliated group, with certain exceptions, of 20% or more of the Company’s then outstanding common stock or voting securities; (ii) upon a majority of the incumbent Board members ceasing for any reason to constitute a majority of the Board; (iii) consummation of an organization, merger, or consolidation into another entity unless (x) the holders of the Company’s voting shares immediately prior to the corporate transaction have at least 50% of the combined voting shares in the merged entity or its parent, (y) no person owns 20% or more of outstanding voting shares, and (z) the majority of the Company’s Board remains incumbent; or (iv) the consummation of a plan or liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the Company’ s assets, with certain exceptions.

The Company’s recent practice has been to provide for acceleration if the participant is terminated within a period of time after a change of control or if an acquiring entity does not assume outstanding awards.

Limited Transferability of Awards

Generally, no award or other right or interest of a participant under the 2024 Stock Plan (other than fully vested and unrestricted shares issued pursuant to an award) will be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Compensation Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Compensation Committee may establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Federal Income Tax Consequences

This discussion regarding federal tax consequences is intended as general information. Alternative minimum tax and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of the Company’s common stock acquired on the date of exercise over the exercise price, and we (or the affiliate employer) generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us (or the affiliate employer).

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or SAR, except that the Company (or the affiliate employer) may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO, if the disposition occurs before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

23

Proposal 3: Approval of the SpartanNash Company 2024 Stock Incentive Plan

Restricted Stock. Recipients of grants of restricted stock generally will be required to recognize taxable ordinary income at the time it is no longer subject to a substantial risk of forfeiture in an amount equal to the fair market value of the restricted stock at such time. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions) at such time. With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). If the award permits dividends to accrue while the restricted stock is subject to a substantial risk of forfeiture, such dividends will be paid if and when the underlying stock vests and will also be taxed as ordinary income. We (or the affiliate employer) generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

RSUs and Other Stock-Based Awards. Recipients of grants of RSUs (including performance share units) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award and, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. If the award permits dividend equivalent amounts to accrue while the RSU is outstanding, such dividend equivalent amounts will be paid if and when the underlying RSU vests and will also be taxed as ordinary income at the time of receipt. Cash or shares to be received pursuant to any other stock-based award generally become payable when applicable forfeiture restrictions lapse and the compensation is received; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We (or the affiliate employer) generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time income is recognized. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we (or the affiliate employer) generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2024 Stock Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain current and former executive officers.

Section 409A of the Internal Revenue Code. The Compensation Committee intends to administer and interpret the 2024 Stock Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

New Plan Benefits

In general, benefits that will be awarded or paid under the 2024 Stock Incentive Plan, if stockholder approval of this Proposal Three is obtained, cannot currently be determined as such future awards are within the Compensation Committee’s discretion. Although future benefits cannot be determined, on March 5, 2024, the Compensation Committee approved, subject to shareholder approval of the 2024 Stock Incentive Plan at the Annual Meeting, the granting of performance stock units to certain of our executive officers. The number of units subject to the performance stock unit award was determined based on our stock price as of March 4, 2024, and the grants will be issued to the participants following the approval of the 2024 Stock Incentive Plan. In the event our shareholders do not approve the 2024 Stock Incentive Plan, the performance stock unit awards set forth below will not be granted.

24

Proposal 3: Approval of the SpartanNash Company 2024 Stock Incentive Plan

The following table shows information regarding the performance stock unit awards determined on March 4, 2024, and which will be granted under the new 2024 Stock Incentive Plan, subject to shareholder stockholder approval of the 2024 Stock Incentive Plan. These grants are expressly made subject to stockholder approval of the new 2024 Stock Incentive Plan at the Annual Meeting.

Name and Position	Number of Units
Tony Sarsam, President and Chief Executive Officer	147,253
Jason Monaco, Executive Vice President and Chief Financial Officer	32,672
Masiar Tayebi, Executive Vice President and Chief Strategy and Information Officer	15,102
Bennett Morgan, Executive Vice President and Chief Merchandising Officer	15,102
All current executive officers as a group	210,129
All current directors who are not executive officers as a group	—
All employees, including all current officers who are not executive officers, as a group	—

Equity Compensation Plan Information

The following table provides information about shares subject to our equity compensation plans in effect as of December 30, 2023, the end of our fiscal year 2023:

As of December 30, 2023(3)	Number of securities to be issued upon exercise of outstanding warrants and rights (a)	Weighted- average exercise price of outstanding warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	580,620	n/a(2)	470,810
Equity compensation plans not approved by security holders	—	n/a	—
Total	580,620	n/a	470,810

(1)
Reflects the maximum number of shares that may be issued under outstanding PSUs; however, the actual number of shares which may be issued will be determined based on the satisfaction of certain conditions, and therefore may be significantly lower.
(2)
Excludes PSUs, as there is no exercise price associated with these awards.
(3)
See Dilution Assuming Approval of the 2024 Stock Plan (as of March 15, 2024) set forth in Proposal 3 above for updated information.

The Board unanimously recommends that you vote FOR approval of the SpartanNash Company 2024 Stock Incentive Plan.

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SpartanNash’s Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent certified public accounting firm to audit the financial statements and internal controls of SpartanNash and its subsidiaries for fiscal 2024, and to perform such other appropriate accounting services as may be approved by the Audit Committee.

The Audit Committee evaluates the independence of the auditors at least annually. Deloitte has provided written affirmation that they are independent under all applicable standards, and the Audit Committee believes that Deloitte has effective internal monitoring of their independence. The Company and Deloitte have complied with SEC requirements on audit partner rotation. The lead audit partner was most recently rotated following the fiscal year ended December 31, 2022.

Independence is not the sole factor in the selection of the Company’s independent auditor. The Audit Committee also considers price, quality of service and knowledge of SpartanNash and its industry when selecting its auditor.

More information concerning the relationship of the Company with its independent auditors appears below under the headings “Audit Committee,” “Independent Auditors” and “Audit Committee Report.”

The Audit Committee and the Board believe that the continued retention of Deloitte as the Company’s independent auditor is in the best interests of the Company and its shareholders.

At the Annual Meeting, our shareholders are being asked to ratify the appointment of Deloitte as the Company’s independent auditors for fiscal 2024. Although shareholder ratification is not required by the Company’s organizational documents or applicable law, we value shareholders’ views on the Company’s independent certified public accounting firm and as a matter of good corporate practice we ask you to ratify the selection of Deloitte. In the event that the shareholders fail to ratify the selection, it will be considered a recommendation to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

The Audit Committee and Board unanimously recommend that you vote FOR ratification of the selection of Deloitte & Touche LLP as our independent certified public accounting firm for fiscal 2024.

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John Chevedden, reported to the Company as the owner of 250 shares of the Company’s common stock, has notified the Company of his intention to present the following proposal at the Annual Meeting. The address of, and number of shares held by, the proponent will be furnished upon oral or written request made to the Company. We are not responsible for the accuracy or content of the proposal or supporting statement, which are presented as received from the proponent in accordance with SEC rules.

Proposal 5 – Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).

The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why SpartanNash had not initiated this proposal topic on its own.

Please vote yes:

Simple Majority Vote – Proposal 5

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION OF THE PROPOSAL

The Board is committed to sound and effective corporate governance practices that promote long-term shareholder value, strong independent leadership, and management accountability. After careful consideration, and for the following reasons, the Board believes that Proposal 5 is not in the best interests of the Company’s shareholders. Accordingly, the Board unanimously recommends voting “AGAINST” Proposal 5.

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Proposal 5: Shareholder Proposal regarding a Simple Majority Vote, if properly presented at the Annual Meeting

The Company's governance documents already require a majority vote standard in all except for one reasonable and limited circumstance. The only supermajority requirement in the bylaws and restated articles of incorporation is found in Article X of the bylaws, requiring supermajority shareholder approval for amendments to the bylaws. Other than this provision, matters brought to a vote of our shareholders require a majority of the votes cast by the holders of shares entitled to vote. This narrowly tailored exception is designed to protect shareholder interests, and to avoid unnecessary disruption and reduction in shareholder value.

The Board believes that this extraordinary action is an event of sufficient importance to require a higher voting standard and to seek broad affirmative support from shareholders, rather than a simple majority vote. The higher voting standard, which is narrowly tailored, helps the Board’s commitment to advance the following goals:

•
preserve and maximize value for shareholders by ensuring that certain important decisions are taken only when there is a consensus of shareholders that broadly represents the will of the shareholder franchise;
•
reduce the possibility of disadvantage for minority shareholders on certain extraordinary matters;
•
strengthen the Company’s negotiating position in an anti-takeover scenario; and
•
protect shareholder interest and limit disruption for shareholders by promoting stability in the Company’s governance documents which represent a binding contract between the Company and all of its shareholders.

The Board is already highly accountable to shareholders. Our Board is firmly committed to integrity in corporate governance and has implemented a comprehensive array of corporate governance practices and policies that enable shareholders to hold the Board accountable and, where necessary, permit for quick action to support shareholder interests. The Company’s governance documents and policies implement the goal of accountability without the governance risk to shareholders introduced by this proposal. Elements of the Company’s comprehensive corporate governance practices and policies include:

•
all of the Company’s directors except our CEO are independent;
•
any director who receives more “withheld” votes than “for” votes in an uncontested election must offer his or her resignation;
•
the Company has fully adopted proxy access for its shareholders;
•
our restated articles of incorporation and the remaining provisions of the bylaws have no supermajority voting thresholds; and
•
the Company regularly seeks to engage with its shareholders to better understand their perspectives.

Required Vote

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this proposal.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote AGAINST Proposal 5

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The Accountability Board, reported to the Company as the owner of at least $25,000 of the Company’s common stock, has notified the Company of its intention to present the following proposal at the Annual Meeting. The address of, and number of shares held by, the proponent will be furnished upon oral or written request made to the Company. We are not responsible for the accuracy or content of the proposal or supporting statement, which are presented as received from the proponent in accordance with SEC rules.

RESOLVED: Shareholders ask SpartanNash to disclose how much of its pork is produced using gestation crates (based on data it’s already collected) and publish measurable targets for transitioning away from them.

SUPPORTING STATEMENT:

Dear fellow shareholders,

Gestation crates lock pregnant pigs into cages so restrictive that, for months on end, they can’t even turn around. Although this raises both ethical and material concerns, SpartanNash lacks any commitment on the issue. Moreover, despite having apparently already measured gestation crates’ prevalence in its supply chain, it’s keeping those findings secret.

We think this should change.

For context, gestation crates are so controversial, eleven states—including Michigan, SpartanNash’s home state—ban or restrict them (see, for example, CageFreeLaws.com). And other retailers are addressing these solitary confinement cages by moving to group-housed pork:

•
Kroger’s on track for “100% of fresh pork from sows in group housing” by 2025.
•
Costco announced group housing “beginning in calendar 2023 for all fresh pork and Kirkland Signature cooler items.”
•
Amazon “committed to sourcing gestation crate-free pork by 2025 in our grocery Private Brands fresh pork products in North America.”
•
Ahold Delhaize “committed to eliminate the use of gestation stalls by 2025” for U.S. brands.
•
Target already ensures group housing for “the vast majority” of fresh pork.
•
And Sprouts (with nearly 400 stores in 23 states) says that by 2025, all whole and processed meat department pork will be group housed.

Further, SpartanNash’s lack of commitment isn't just incongruous with other retailers, but also with its own animal welfare statements.

SpartanNash’s Animal Welfare Policy says, “We encourage our suppliers to incorporate the Five Freedoms of animal welfare in their supply chain.” But three of those are freedom from discomfort, freedom to express normal behaviors by providing sufficient space, and freedom from fear/distress—all of which are severely hindered by gestation crates.

Finally, consider SpartanNash’s reporting on the topic.

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Proposal 6: Shareholder Proposal Regarding Animal Welfare, if properly presented at the Annual Meeting

Responding to SASB’s metric about the percent of gestation crates in the supply chain, SpartanNash’s 2021 ESG Report said the data was “being reviewed and assessed for disclosure in the future. ”Then, its 2022 ESG Report said, “We do not disclose this information publicly.”

That secrecy raises additional concerns.

Consider, for example, new data from FMI—a trade group Vice-Chaired by SpartanNash CEO Tony Sarsam. As a 2023 FMI study found, transparency is “extremely important” to the vast majority of shoppers, with 74% of respondents saying that means providing “values-based information such as animal welfare.”

Similarly, a 2023 Merck study found that for 66% of consumers, both animal welfare itself and “transparency in animal proteins” are “extremely or very important.”

Accordingly, we think SpartanNash should disclose the prevalence of gestation crates in the supply chain and targets for moving away from them. And since doing so would align SpartanNash with industry peers that have published such targets, the development of related regulations, and SpartanNash’s own animal welfare statements, we believe shareholder support is clearly warranted.

Thank you.

Contact: SPTN@TABholdings.org

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION OF THE PROPOSAL

The Board has carefully considered Proposal 6 and, for the reasons described below, believes that the implementation of this proposal is unnecessary and not in the best interests of the Company or its shareholders. The Company already makes disclosures detailing our commitment to animal welfare, and this proposal fails to meaningfully enhance the Company’s existing animal welfare policies and practices.

Continued Commitment to Animal Welfare

SpartanNash is a retailer and a distributor of food products that does not own or operate any farms or animal processing facilities. While the Company works with suppliers to provide a range of products that cater to the individual needs and demands of our customers and shoppers, such as pork products, overall sales of pork products by the Company currently represent only about 0.1% of the entire domestic pork market.

Our mission is to deliver the ingredients for a better life, and we strive to ensure that families have convenient access to a wide variety of fresh, high-quality, and affordable nutrition options. As part of our commitment to corporate social responsibility, we are also committed to the issue of humane treatment of animals and recognize that best practices around animal welfare are part of an ongoing evolution based on various factors, including new information, technologies and agricultural advancements.

We care deeply about the humane treatment of animals, which is why we maintain an Animal Welfare Policy, available on our website at https://www.spartannash.com/corp-responsibility/environment/animal-welfare/. As part of our policy, in addition to expecting that suppliers and vendors comply with all applicable laws and regulations regarding the treatment of animals, we expect our suppliers and vendors to incorporate the Five Freedoms of animal welfare into their supply chain. Our Animal Welfare Policy also discusses our Company’s commitments related to animal welfare, including supporting an Animal Welfare Committee and engaging and working cooperatively with suppliers to embrace and promote animal welfare practices. Moreover, with respect to pork specifically, all of the Company’s U.S. pork suppliers have reported to us that they abide by the standards of the National Pork Board’s Pork Quality Assurance ("PQA") Plus Program. Finally, the Company is a member of the Animal Agricultural Alliance which provides members with resources for establishing science-based, global animal welfare standards and best practices.

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Proposal 6: Shareholder Proposal Regarding Animal Welfare, if properly presented at the Annual Meeting

We recognize that the regulatory environment in the markets where we operate is continually changing. We remain committed to complying with all laws and regulations in the markets where we operate our business and will continue to monitor any changes that impose additional requirements on distributors and retailers.

Restricted Ability to Issue Measurable Targets

The Board understands that the proponent desires for the industry to move away from the utilization of gestation crates, and we are not disputing the merit of this position. However, this proposal would require SpartanNash to issue measurable targets for transitioning away from gestation crates and reflects a misunderstanding of our Company’s dependent role within the industry’s complex supply chain. Our Company has no control over the speed with which our supply chain could finance or implement the capital investments required to support this goal, and we do not believe it is responsible to make commitments that are entirely dependent upon third parties. We believe that more meaningful change may be achieved through collaboration amongst all stakeholders, including farmers, ranchers, suppliers, animal welfare organizations (such as the proponent) and regulatory bodies. As a downstream distributor and retailer, SpartanNash exists at the intersection of these various stakeholder interests and will continue our commitment to animal welfare by partnering with suppliers to meet the needs of our retail customers and shoppers in a measured and responsible manner.

In summary, we believe that the Company is best positioned to determine the animal welfare initiatives to which the Company should devote its attention and resources as well as the extent to which the Company should engage with suppliers on such initiatives. The Company already has disclosures in place detailing our commitment to animal welfare, and the proposal fails to enhance the Company’s animal welfare policies and practices in a meaningful way. Accordingly, the Board believes that this proposal is not in the best interests of the Company or its shareholders.

Required Vote

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this proposal.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote AGAINST Proposal 6.

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At SpartanNash, we are committed to sound and effective corporate governance practices that promote long-term shareholder value and foster strong independent leadership and management accountability. The Board has adopted a Corporate Governance Policy that contains general principles regarding the responsibilities and function of our Board and Board Committees, including with respect to Board leadership structure, Board size and membership criteria, access to senior management and outside advisors, Board, Committee, and director evaluations, and director compensation. The Policy is designed to communicate our fundamental governance principles and to provide management, Associates, and shareholders with insight to the Board’s ethical standards, expectations for conducting business, and decision-making processes.

More information regarding the Company’s corporate governance, including a copy of our Corporate Governance Policy, is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com. The information contained on or connected to the Company’s website is not incorporated by reference into and should not be considered part of this proxy statement.

DIRECTOR INDEPENDENCE

Our Corporate Governance Policy requires that at least two-thirds of the directors be independent. The Board has determined that all directors, other than our Chief Executive Officer, Mr. Sarsam, are independent under applicable rules of Nasdaq. In addition, Matthew M. Mannelly, who served as a director for part of 2023 was deemed independent.

BOARD LEADERSHIP STRUCTURE

The Nominating and Corporate Governance Committee and the Board periodically evaluate the leadership structure of the Board in light of a variety of factors that the Board considers important, including the Company’s current Board composition, the experience and skills of our management team, continuity of leadership, and other factors.

Concurrent with the appointment of Mr. Sarsam as Chief Executive Officer, the Board separated the roles of Chairman of the Board and Chief Executive Officer. Mr. Hacker, who previously served as our Lead Independent Director, currently serves as the Board’s independent Chairman. The Board may consider having the Chairman and Chief Executive Officer roles filled by a single individual in the future and will determine whether to engage stakeholders in the decision-making process at that time. Currently, the Board believes that its leadership structure, in which the roles of Chairman of the Board and CEO are separated, best serves the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s shareholders, including its oversight of management, and the Company’s overall corporate governance. The Board also believes that the current structure allows our CEO to focus on managing the Company, while leveraging our independent Chairman’s experience to drive accountability at the Board level.

Under the Corporate Governance Policy, if the chair of the Board is also the current or former Chief Executive Officer of SpartanNash, the Board will elect a Lead Independent Director from among the directors who are independent under Nasdaq Listing Rule 5605(a)(2).

BOARD EVALUATION AND DIRECTOR PEER REVIEW PROCESS

The Board recognizes that a robust evaluation process is an essential component of strong corporate governance practices and promotes Board effectiveness. The Nominating and Corporate Governance Committee oversees the annual evaluation process, led by the Chair of the Nominating and Corporate Governance Committee.

32

Corporate Governance

The Nominating and Corporate Governance Committee reviews the format of the Board and Committee evaluation and director peer review process as necessary to help ensure that the solicited feedback remains relevant and appropriate. Currently, the Board engages in self-evaluation annually, using two processes in alternate years. In one year, the Board evaluates and assesses Committee performance and overall Board performance. The results are discussed by the full Board and each Committee, as applicable, and changes to the Board’s and its Committees’ practices are implemented as appropriate. In the alternate year, the Board conducts a Board and Committee evaluation that also includes a peer review process of individual directors. As part of this process, the Nominating and Corporate Governance Committee selects an independent advisor who speaks with each director individually to obtain insights regarding the contributions of other directors, and to discuss issues in greater depth and obtain more targeted feedback with respect to Board, Committee and individual director effectiveness. The independent advisor provides a report to the Nominating and Corporate Governance Committee and the Board summarizing the findings. The Board believes that these processes help promote a culture of objective and robust discussion and deliberation.

THE BOARD’S ROLE IN RISK OVERSIGHT

We recognize the importance of effective risk management to the success of our business and shareholder value and we have long-standing and highly developed structures in place to manage risk. Management of risk is the direct responsibility of the Company’s senior leadership team. The Board is responsible for overseeing the Company’s risk management and risk mitigation. In its oversight of the Company’s risk-management process, the Board seeks to ensure that the Company is informed and deliberate in its risk-taking. Management of risk is the direct responsibility of the Company's senior leadership team. The Company's Compliance Officer ("CO") reports to the Chief Legal Officer ("CLO") and is responsible for overseeing the Company's compliance framework and programs, including monitoring risks that arise with relation to those programs. The CO is responsible for developing and maintaining compliance policies and procedures, monitoring and assessing compliance risks for the Company, and regularly reporting on compliance matters to the management team and to the CLO for further reporting and/or escalation to the Board, as appropriate. The Company’s primary mechanisms for risk management consist of the Company’s enterprise risk management program (“ERM”), its internal audit program, strategic review sessions held between the Board and management, and the Company’s external audit by an independent auditing firm.

The Board regularly analyzes the Company’s strategic plan and objectives with management. As part of this process, the Board and management identify and assess strategic risks attendant to initiatives such as acquisitions and divestitures, major investments, financings, and capital commitments.

The Board implements its risk oversight function both as a whole and through Committees, which meet regularly and report back to the full Board. In particular:

•
The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting, internal controls, cybersecurity and legal compliance. The Audit Committee oversees the Company’s internal audit and ethics programs, including the Company’s Code of Conduct. On a regular basis, the Audit Committee members meet independently with the Company’s head of internal audit and representatives of the independent auditing firm; and the Company’s Chief Financial Officer, Corporate Controller, and Chief Legal Officer.
•
The Compensation Committee evaluates the risks and rewards associated with the Company’s executive compensation philosophy, policies and programs ensuring that the compensation structure establishes appropriate incentives for executives and Associates. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without impairing the overall incentive nature of the compensation. The Compensation Committee also reviews senior leadership succession planning and human capital management.

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Corporate Governance

•
The Nominating and Corporate Governance Committee regularly reviews the Company’s governance policies, structure and practices to promote the long-term interests of shareholders. The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities regarding the size and composition of the Board, including the identification of qualified candidates for nomination for election to the Board, assesses the independence of directors, evaluates director performance, and oversees the Company's ESG efforts, initiatives, disclosures, and progress against goals and targets.

Cybersecurity Risk Oversight

The Board has appointed the Audit Committee to assist the Board in fulfilling its responsibilities with respect to the oversight of cybersecurity, data security, privacy programs, and the Company’s response to security breaches. Two Audit Committee members completed the National Association of Corporate Directors/Carnegie Mellon CERT cyber-risk oversight program along with required examinations and earned the CERT designation. The Chief Information Security Officer ("CISO") provides quarterly updates to the Audit Committee, which include a current evaluation of the Company’s maturity within the National Institute of Standards and Technology ("NIST") framework, including assessments against key performance indicators, updates on internal phishing campaigns, tabletop exercises conducted at various levels of the organization, and management training. The Audit Committee also reviews reports and recommendations from third parties periodically engaged by the Company to assess the cybersecurity control environment. In addition, the Company’s internal audit function periodically audits elements of the security program and reports its observations to the CISO, Chief Information Officer, CLO and the Audit Committee.

ESG Risk Oversight

The Board has primary responsibility for oversight of ESG matters, including initiatives and programs related to sustainability, corporate culture, and human capital management, with the standing Committees supporting the Board by addressing these specific ESG matters related to their respective areas of oversight. The Nominating and Corporate Governance Committee oversees the Company's ESG efforts, progress, and practices with respect to matters affecting the Company’s culture and corporate responsibilities, including environmental protection and sustainability. The Audit Committee is charged with oversight of the Company's controls and procedures related to ESG risks and disclosures, including the process for validating data disclosed in the Company's ESG reporting. The Compensation Committee oversees human capital management pay practices.

DIRECTOR ATTENDANCE

Each director is expected to make every effort to attend every Board meeting and every meeting of each Committee on which he or she serves as a member.

In 2023, each director attended at least 90% of the meetings of the Board and the Committees on which he or she served.

Independent directors meet in executive sessions, without the presence of management, at each regularly scheduled Board meeting.

Directors are also expected to attend the Annual Meeting unless compelling personal circumstances prevent attendance. All of the Company’s directors then in office attended our 2023 annual meeting of shareholders.

HEDGING AND PLEDGING PROHIBITED

The Board has adopted a policy that prohibits an executive officer or director of the Company from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds).

34

Corporate Governance

In addition, the Company’s executive officers and directors are not permitted to pledge, or otherwise encumber shares of the Company’s common stock or other equity securities as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account. A copy of the Company’s Policy on Hedging and Pledging Company Stock is available in the “Investor Relations — Corporate Governance” section of our corporate website, www.spartannash.com.

MAJORITY WITHHELD VOTING POLICY

Under the Company’s Corporate Governance Policy, any director who receives a greater number of votes “withheld” than votes “for” such election in an uncontested election at an annual meeting of shareholders (a “Majority Withheld Vote”) is required to offer his or her resignation from the Board to the Nominating and Corporate Governance Committee upon certification of the shareholder vote. The resignation will be effective if and when accepted by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which consists entirely of independent directors, will promptly consider the acceptance of the director’s offer of resignation (excluding the affected director from consideration of and voting on acceptance of the resignation).

CHANGE IN EMPLOYMENT STATUS

A director who experiences a material change in his or her employment status is expected to promptly offer his or her resignation as a director to the Nominating and Corporate Governance Committee. The Committee will promptly consider and vote upon acceptance or rejection of the director’s offer to resign (excluding the affected director from consideration of and voting on acceptance of the resignation).

OTHER BOARD MEMBERSHIPS

Executive officers of the Company must notify the Nominating and Corporate Governance Committee before serving as a member of the board of directors of any other business organization. The Nominating and Corporate Governance Committee reviews the Chief Executive Officer’s membership on external boards of directors at least annually. The Chief Executive Officer may not serve on the board of directors of more than one business organization not affiliated with the Company without the prior review and approval of the Nominating and Corporate Governance Committee. The Committee may limit the directorships for any other executive officer if it believes that they will interfere with the executive officer’s responsibilities to the Company. Non-management directors may not serve on more than three other public company boards without the prior review and approval of the Nominating and Corporate Governance Committee.

CODE OF CONDUCT

The Audit Committee has approved a Code of Conduct (the “Code”) that articulates the Company’s standards regarding business ethics and expectations. The Code applies to all Associates, officers, and members of the Board. The Code establishes guidelines to help the Company conduct our business with honesty and integrity and in compliance with applicable laws. The Code requires all Associates of the Company to report promptly any violations of the Code. Associates may report violations through reporting systems on a confidential and anonymous basis. The Code is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com. We intend to satisfy applicable disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct by making disclosures concerning such matters available on the “Investor Relations — Corporate Governance” section of our website.

35

Corporate Governance

MANAGEMENT SUCCESSION PLANNING

Under our Corporate Governance Policy, the Board maintains and periodically reviews a succession plan for the Company’s Chief Executive Officer and such other executive officers as it deems appropriate to manage the continuity of leadership in the execution of the Company’s business strategies. The succession plans are based upon recommendations of the Compensation Committee and formally approved by the Board.

BOARD AND MANAGEMENT COMMUNICATION

SpartanNash is committed to open and effective communication between the Board and management. Directors are encouraged to consult with any SpartanNash manager or Associate and may visit Company facilities without the approval or presence of corporate management. The Board is required to dedicate a substantial portion of at least one meeting per year to discussions with management regarding the Company’s strategic plan.

DIRECTOR EDUCATION

The Board believes in continuous improvement of Board effectiveness and functioning as well as individual skills and knowledge. All new directors are required to participate in our director orientation program to familiarize them with the Company’s business, strategic plans, significant financial, accounting and risk management issues, ethics and compliance programs, corporate governance practices, sustainability strategy, principal officers, and internal and independent auditors. The Company encourages all its directors to attend continuing education programs so that they may stay abreast of developments in corporate governance and best practices and further develop their expertise.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders who wish to send communications to the Board, any Committee or any director or group of directors may do so by sending them in care of our Corporate Secretary, Ileana McAlary, at SpartanNash Company, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700. The Corporate Secretary has the discretion to screen communications that are unrelated to the business or governance of SpartanNash, or otherwise inappropriate. The Corporate Secretary will, however, compile all shareholder communications that are not forwarded, and such communications will be available to any director. A copy of our Shareholder Communication Policy can be found in the “Investor Relations – Corporate Governance” section of our website, www.spartannash.com.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

As a food solutions company, SpartanNash is focused on delivering the ingredients for a better life to our customers, Associates and the communities we serve. We continue to make progress on our sustainability journey. Below are the Environmental, Social and Governance updates from 2023.

Environmental

Ton Miles Per Gallon ("TMPG")

SpartanNash continued to manage our mile efficiencies by:

•
Implementing our new transportation management system into more distribution centers
•
Removing waste by re-flowing our routes and days of operations into our largest warehouse and other campuses
•
Additional consolidation of routes and orders, which ensures the trailer space is optimized

Although case volume was lower in 2023, we continued to optimize our supply chain transit and loading. All of these measures taken in 2023, along with the lower case volume, contributed to the 14.5% year-over-year improvement in our TMPG.

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Corporate Governance

Packaging and Product Materials

In 2023, the Company established sustainable packaging insights for Our Family® portfolio of products. Our private-label suppliers were asked to identify their packaging materials and provide the percentage of recycled content. This process enabled the Company to confirm that over 50% of Our Family paper packaging contains recycled material. With a baseline established, the Company is exploring ways to improve the sustainability of Our Family packaging going forward.

Food Safety

SpartanNash implemented a new food traceability program to strengthen safety and transparency throughout our global supply chain. Hundreds of SpartanNash suppliers who harvest or handle products on the U.S. Food and Drug Administrations Food Traceability List are now required to exchange traceability data with SpartanNash and the thousands of retailers served by the Company. The ReposiTrak Traceability Network® also enables us to obtain information about suppliers’ packaging and product materials, diversity, sustainability, and other responsible sourcing materials.

Plastic Bag Recycling

The Company expanded its partnership with Trex® to offer plastic bag recycling opportunities for Retail store guests. Plastic recycling for 2023 totaled over 900,000 pounds of plastic, which is recycled by Trex into deck boards and equates to the weight of approximately 50 semi-trucks.

Scope 1 and 2 Emissions

We reported Scope 1 and 2 emissions within our 2022 ESG Report and plan to publish our 2023 Scope 1 and 2 emissions on the Company’s website in the second half of 2024.

Social

Diversity, Equity, Inclusion and Belonging ("DEIB")

As part of our People First culture, we cultivate a diverse and inclusive environment in which Associates can do their best work and feel they belong. We attract, develop and retain talent from all backgrounds, experiences and abilities. Our leaders are trained on dignity and respect, anti-harassment and anti-discrimination, and we expect them to support our DEIB efforts.

Leveraging Associate survey data from 2023, SpartanNash was named by Newsweek and market data research firm, Plant-A Insights Group, as one of America's Greatest Workplaces for Diversity 2024. In 2023, we introduced our People Philosophy to our senior leadership team, which incorporates the core competencies we use as a guide for hiring and developing talent. One of the competencies we introduced is Values Differences, which means recognizing the value that different perspectives and cultures bring to the organization. Frontline Associates will receive communication and training on this and other competencies in 2024. In addition, our four SpartanNash Associate Resource Groups, referred to as ARGs, grew in membership and engagement in 2023. We launched an online community called SpartanNash Connections to help members network and collaborate.

Internship Diversity

During our 2023 Summer Internship Program, the Company welcomed 105 interns from nearly 40 colleges, including historically black colleges and universities ("HBCUs"). The interns worked on meaningful projects and gained valuable skills that supported the business. Along the way, they participated in volunteer efforts, fun events, professional development opportunities, and an end-of-year celebration. The top 15 Intern Capstones Projects were presented to the entire internship class and the Company’s Executive Leadership Team.

Associate Recognition

Associate recognition continues to play a meaningful role in our People First culture.

In 2023, we launched a new awards program for salaried Associates called the All In Awards and provided 117 winners with Company stock and the opportunity to attend our annual leadership meeting. In addition, we celebrated our third annual Circle of Excellence awards program for frontline hourly Associates and our third annual Summit Awards for senior leaders. In terms of peer-to-peer recognition, feedback provided through our Human Resources Information System increased by 74% year-over-year.

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Corporate Governance

In January 2023, we announced updates to our service awards, designed to better recognize and celebrate Associates at every milestone of their career. We provide a corporate service award for milestone anniversaries in the form of a monetary gift delivered via direct deposit, coupled with local recognition by leaders and within teams.

Throughout the year, approximately 70 Associates were profiled across internal and external messaging channels.

We will continue to expand recognition opportunities for Associates across the organization.

Leadership Development and Training

In 2023, 427 frontline leaders completed action-packed leadership development trainings covering a variety of topics, including change management, communication skills, team developing, and other skills related to their roles throughout our supply chain and Retail stores.

Throughout the year, 181 Associates participated in early career, aspiring leaders, mid-management level, and director-level and above development programs. Along with developing essential leadership skills, graduates of these programs tend to have a higher retention rate than the Company’s average retention.

Also in 2023, an additional 725 of our corporate Associates participated in team development sessions, designed to improve communication, trust, high performance and improved collaboration between our Associates.

Total Rewards

The Company’s entry-level pay has increased by more than 30% for Retail Associates since September 2020. In the past couple of years, the Company also expanded its bonus and tuition reimbursement programs, along with introducing paid parental leave for all Associates after the birth or adoption of a child. Additional voluntary benefits were added in 2023, including pet insurance, identity theft protection and prepaid legal benefits.

To recognize our longest-tenured Associates, we enhanced our service awards program for Associates based on years of service, with awards ranging from $100 to $1,000.

Enrollment in the Employee Stock Purchase Plan increased 60% since the Company began offering an additional discount as of the end of 2022. Associates who have been employed for at least 90 days have the option to use after-tax payroll deductions to purchase shares of SpartanNash common stock at a 15% discount on market, versus the previous discount of 5%.

Retention

Investments in our People First culture are paying off. During 2023, the Company continued to attract and retain top talent, reducing our total turnover rate by more than 9%*. The Company also sequentially improved our 90-day retention rate by 400 basis points in the back half of 2023.

*Improvement rate year-over-year as of year-end 2023.

Positive Labor Relations

As a People First company, we believe in open, honest, and constructive dialogue with each Associate, while actively listening to respective concerns. Due to our desire to maintain a culture of open and direct communication, we do not believe Associates need a third party to represent them. We believe third parties challenge our flexibility to communicate and discuss topics or concerns directly with our Associates. To help Associates cultivate skills in building effective teams, we recently introduced positive associate relations training sessions, which covered the current legal landscape, effective leadership, and communication techniques.

Approximately 7% of our workforce is unionized and we currently have labor agreements in place with each union.

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Corporate Governance

Data Privacy and Cybersecurity

Management’s Role: The Information Security function is led by the CISO, under the direction of the CIO. Our CISO, who was appointed in August 2021, has over 20 years of experience within information security and is both a Certified Information Security Manager and a Certified Information Systems Auditor. Key responsibilities of the Information Security function include developing cybersecurity strategies; managing cybersecurity governance; performing cybersecurity risk assessments; ensuring compliance with security standards and regulatory requirements; managing identity and access; monitoring cybersecurity threats; validating cybersecurity alerts; preparing for and responding to cybersecurity incidents; business continuity and disaster recovery plans; and creating security awareness through periodic trainings of both Company leadership and Associates. Our CIO, CISO and CLO, who also serves as the Chief Compliance Officer, have oversight responsibilities of our Cybersecurity program.

Board Oversight: Our Board has appointed the Audit Committee to assist the Board in fulfilling its responsibilities with respect to the oversight of cybersecurity, data security, privacy programs, and our response to security breaches. Two Audit Committee members completed the National Association of Corporate Directors/Carnegie Mellon CERT cyber-risk oversight program along with required examinations and earned the CERT designation. The CISO provides quarterly updates to the Audit Committee, which include a current evaluation of the Company’s maturity within the National Institute of Standards and Technology or NIST framework, including assessments against key performance indicators, updates on internal phishing campaigns, tabletop exercises conducted at various levels of the organization, and management training. The Audit Committee also reviews reports and recommendations from third parties periodically engaged by the Company to assess the cybersecurity control environment. In addition, our internal audit function periodically audits elements of the security program and reports its observations to the CISO and the Audit Committee.

Risk Management and Strategy: As a component of our overall risk management process, which is aligned with a broader Enterprise Risk Management framework, the Company has implemented a multi-layered approach to minimize cybersecurity risk and safeguard our data. We conduct cybersecurity risk assessments on a regular basis and respond to identified risk exposures by employing a combination of risk mitigation strategies, including the adoption of cybersecurity controls and maintaining a cybersecurity insurance policy that provides coverage for security breaches. We engage third-party consultants periodically to evaluate elements of the cybersecurity policy, processes, procedures and controls. The CISO and other members of the Executive Leadership Team respond to applicable recommendations arising from the third-party consultants. In addition, we engage a Qualified Security Assessor as part of the compliance requirements for Payment Card Industry ("PCI"). We also engage with a third-party risk management provider to ensure our vendors comply with internal security and privacy requirements and that key vendors are continually monitored for security risks.

Our cybersecurity governance practices are based on the Company’s common control framework which incorporates elements from the NIST Cybersecurity Framework, the Center for Internet Security’s benchmark standards, and specific regulatory and industry requirements including Health Insurance Portability and Accountability Act and PCI.

The CISO provides at least quarterly updates on the cybersecurity program, including the results of the cybersecurity risk assessments and the related responses, to the Company’s Security Governance Council composed of members of the Executive Leadership Team and to the Board's Audit Committee. We continually monitor cybersecurity threats and have a dedicated cybersecurity team in place to identify if any of the threats may lead to a cybersecurity incident. In the event of such an incident, we will take decisive measures to thoroughly analyze, contain, and eliminate the threat. Following an incident, a comprehensive review is performed to determine whether the incident meets qualitative or quantitative materiality thresholds, and whether the incident warrants public disclosure.

Safety

We have become a safety leader in our space, which is one of our biggest accomplishments. More than 98% of Associates worked injury-free in 2023.

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Corporate Governance

Since 2020, we have reached the top quartile for the Occupational Safety and Health Administration ("OSHA") safety performance. During this same period, one of our biggest accomplishments has been reducing our lost-time incidents by 76%, which includes a 20% improvement year-over-year in 2023. This improvement puts us on track to meet our 2025 safety ESG goal two years ahead of schedule. Additionally, as a byproduct of the Company’s genuine effort to protect its people, we have reduced workers' compensation losses by 36% since 2021.

We launched several safety initiatives that have contributed to these improved metrics, including:

•
Expanded Associate onboarding and training programs – emphasizing safety and supply chain efficiencies – with a training matrix by job classification that identifies and tracks completion status of core safety curriculum.
•
Executive leadership meetings after any incident to understand what happened and learn from the experience.
•
Governance audits are completed by the corporate Environmental, Health and Safety team to ensure internal and external compliance requirements are fulfilled.
•
Cross-functional teams have been chartered to address specific safety opportunities, such as pallet stability and trailer loading.

Animal Welfare

In 2023, the Company, through its Animal Welfare Committee, continued to review its Animal Welfare Policy for compliance with applicable laws and best practices. The Company is a member of the Animal Agriculture Alliance which provides access to science-based, global animal welfare standards and best practices. In 2023, we began the process of expanding our Animal Welfare Committee to include select external industry expertise. Moreover, in partnership with suppliers, we have reviewed and expanded our third-party certification program for various species to include the standards of the National Pork Board’s Pork Quality Assurance ("PQA") Plus certification program for fresh pork products, in addition to our current seafood sourcing commitments.

Corporate Giving

Through food and funding, we donated 6.2 million meals in 2023*, which means we are on track to meet our goal of donating 20 million meals from 2023 through 2025.

In 2023, the Company donated nearly $650,000 in products and funding to support disaster relief efforts and developed an Associate Hardship Fund, which provides financial aid to Associates in times of critical need. The newly established fund supported 24 Associates throughout the year through monetary gifts and fundraisers.

Also in 2023, the SpartanNash Foundation raised and granted almost $1.1 million through four companywide fundraisers, which benefited:

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Special Olympics
•
Junior Achievement
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Patriotic partners
•
Food pantries

*According to Feeding America, 12 pounds of food equates to 10 meals, or each meal is roughly 1.2 pounds of food.

Volunteering

Helping Hands Day is a program we host each year at our three service centers in Grand Rapids, Mich., Norfolk, Va., and Minneapolis, Minn. During this day of service, groups of Associates come together to complete volunteer projects, living our Core Behaviors - We Serve and We Have Fun. In 2023, 26 nonprofit organizations were supported through the program, and Associates volunteered 4,785 hours during the event.

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Corporate Governance

Governance

Board Refreshment

The Company continues to demonstrate its ongoing commitment to Board refreshment. This effort has been demonstrated through the addition of three new independent directors in 2022 and two new independent directors in 2023. These recent additions bring relevant business and leadership experience, as well as financial acumen and diverse backgrounds and perspectives.

Out of the eight director nominees, six have been appointed in the last four years and seven are independent.

Ethical Standards

The SpartanNash Code of Conduct, which is available on the Company's website, guides the ethical behavior and decisions of our Associates and ensures the Company’s policies drive honorable and compliant decision making across the organization. All Associates are required to review and acknowledge the Code on an annual basis. The Code provides guidance for Associates on how they live values within Our Winning Recipe every day to create a safe workplace, an environment in which Associates act responsibly and with integrity, deal fairly and equitably with customers and vendor partners, as well as how they interact with the public and government entities. Among other responsible business practices, the Code requires that all Associates observe anti-trust and trade policies and regulations.

In addition to the Company’s Code of Conduct, all of our suppliers are expected to acknowledge and comply with SpartanNash’s Vendor Code of Conduct, which extends the ethical values and compliance requirements to our key partners and includes:

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Acting with Ethics and Integrity
•
Avoiding Conflicts of Interest
•
Acting in Compliance with Laws and Contracts
•
Protecting Privacy and Data
•
Sourcing Minerals Responsibly
•
Supporting Human Rights, Diversity & Inclusion
•
Being a Steward of the Environment

In coordination with a third party, we perform annual assessments of vendors for data security compliance to ensure that both the Company and our business partners maintain secure environments that defend and protect against cybersecurity threats.

SpartanNash sponsors an Anti-Money Laundering Program (“AML”), led by a designated AML compliance officer. The program establishes policies and procedures for leading practices and requires training for Associates engaged in money services transactions.

Shareholder Outreach

Throughout 2022 and 2023, the Company significantly advanced its efforts with respect to investor transparency and outreach. The increase in active investor engagement has enabled the Company to further share the progress on Our Winning Recipe, strategic direction, and the individual elements of the transformational initiatives that are underway.

The Company is committed to having continuous shareholder outreach to further develop its relationships with current and prospective investors. To coordinate a meeting, please reach out to SpartanNash's Investor Relations via email at IR@spartannash.com.

For Additional Information

Stakeholders are encouraged to read the 2022 ESG Report, which is available on the Company's website.

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Our Board consists of a diverse group of highly experienced and accomplished leaders in their respective fields. All of our directors have senior leadership experience at various public and private enterprises. In these positions, they have gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. They also have in-depth public company experience serving as executive officers, or on boards of directors and board committees, and have a robust understanding of corporate governance practices and trends.

The Board and the Nominating and Corporate Governance Committee believe the skills, qualities, attributes, and experiences of our directors provide SpartanNash with business acumen and a diverse range of perspectives to effectively address SpartanNash’s evolving needs and represent the best interests of SpartanNash’s shareholders.

NOMINEE QUALIFICATIONS AND THE NOMINATIONS PROCESS

There are no standing qualifications for nomination for election or appointment to the Board. In the event that a vacancy exists, or we decide to increase the size of the Board, the Nominating and Corporate Governance Committee recommends criteria tailored to the needs of the Board at that time to guide the search and evaluation of candidates and identifies, interviews and evaluates, and makes recommendations to the Board regarding appropriate candidates. The Board has identified certain qualifications, attributes and skills that should be represented on the Board as a whole, which are discussed in the “Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole” section below.

The Nominating and Corporate Governance Committee may engage and pay fees to third party search firms to assist in identifying possible candidates for director and providing information to assist the Committee in the evaluation of possible candidates.

The Nominating and Corporate Governance Committee evaluates candidates recommended by a shareholder using the same criteria as for other candidates recommended by its members, other members of the Board, or other persons. Shareholders who wish to recommend a director candidate should submit the candidate’s name and background information in writing to our Corporate Secretary, Ileana McAlary, at SpartanNash Company, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700.

QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE TO BE REPRESENTED ON THE BOARD AS A WHOLE

The Company’s core businesses include distributing grocery products to a diverse group of independent and chain retailers, its corporate owned retail stores, military commissaries and exchanges, and an increasing number of larger e-commerce, dollar store and similar national account customers. Our corporate owned retail stores support our core distribution business. Food distribution is a highly competitive and dynamic business. Accordingly, the Board believes that at least some of our directors should have experience or specific knowledge in distribution, logistics, consumer goods and food industries at the executive level.

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Board of Directors

In addition, the Board believes that its membership should include directors who have:

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a high degree of financial expertise;
•
experience with human capital management and executive compensation;
•
strategic planning skills;
•
relevant business experience as a chief executive officer, chief financial officer, or equivalent operating experience; and
•
diverse perspectives, education, experience, skills, gender, race, and ethnicity.

BOARD REFRESHMENT

Our Board has an ongoing commitment to Board refreshment and to having highly qualified, independent voices in the boardroom. The Board believes the fresh perspectives brought by new directors are important to a forward-thinking and strategic Board when appropriately balanced with the deeper understanding of our business provided by longer-serving directors. In 2023, following the departure of former independent director Matthew Mannelly, the Board appointed Ms. Kerrie D. MacPherson and Mr. Fred Bentley, Jr. to the Board, increasing the size of the Board to ten directors. Each, Ms. MacPherson and Mr. Bentley bring to the Board strong and relevant business and leadership experience, strong financial expertise, extensive experience in the area of mergers and acquisitions, human capital management expertise, and organizational and operational backgrounds which have enhanced the overall effectiveness and composition of the Board. The Board continually evaluates and makes recommendations for appointments to committee and chair assignments.

DIRECTOR SKILLS MATRIX

The following matrix highlights the mix of key skills and experiences of the nominees that, among other factors, led the Board and the Nominating and Corporate Governance Committee to recommend these nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that skill or experience. Nominees have developed competencies in these skills through education, direct experience, and oversight responsibilities. Additional biographical information on each nominee is set out below under the "Director Nominees" section of this proxy statement.

Name	Business Operations and Leadership	Food or Consumer Product Industry	Sales and Marketing	Supply Chain / Logistics	Strategic Transaction / M&A	Financial Expertise	IT / Cybersecurity	Risk Management	Public Company Experience	ESG / D&I
M. Shân Atkins
Fred Bentley, Jr.
Douglas A. Hacker
Kerrie D. MacPherson
Julien R. Mininberg
Jaymin B. Patel
Pamela S. Puryear, Ph.D.
Tony B. Sarsam

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Board of Directors

BOARD DIVERSITY

The Board believes that the Company and its shareholders are best served by having a Board that has a diversity of perspectives, education, experience, skills, gender, race, and ethnicity, and the Nominating and Corporate Governance Committee endeavors to seek out such candidates when searching for new directors. The following matrix highlights the diversity of our director nominees.

Board Diversity Matrix for Director Nominees (as of April 1, 2024)

Total Number of Director Nominees: 8

	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
African American or Black	1	—
Alaskan Native or Native American	—	—
Asian	—	1
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	2	4
Two or More Races or Ethnicities	—	—
LGBTQ+	—	—

BOARD TENURE

Because the merger of Nash Finch and Spartan Stores in 2013 fundamentally transformed each constituent company and created a new, larger, and more complex organization, the Board believes it is appropriate to measure director tenure by reference to service to the combined company, which is SpartanNash. The table below presents the approximate tenure as of April 1, 2024 of each director nominee and the average for all director nominees, measured with respect to the combined company, SpartanNash.

Director Nominees	Years of Service to SpartanNash Company
M. Shân Atkins	10.4
Fred Bentley, Jr.	0.4
Douglas A. Hacker	10.4
Kerrie D. MacPherson	0.6
Julien R. Mininberg	2.2
Jaymin B. Patel	2.2
Pamela S. Puryear, Ph.D.	2.2
Tony B. Sarsam	3.5
Average	4.0

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Board of Directors

DIRECTOR NOMINEES

The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, public company directorships held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should continue to serve as a director for the Company. Except as otherwise indicated, each of these persons has had the same principal position and employment for over five years.

M. Shân Atkins, NACD.DC and ICD.D.

INDEPENDENT DIRECTOR

AUDIT COMMITTEE CHAIR

M. Shân Atkins, NACD.DC and ICD.D. is a business executive with extensive experience in retail strategy and operations, consumer goods, food distribution, accounting and finance, and private investment. She has been a director of SpartanNash since 2013. She presently chairs the Audit Committee of SpartanNash and serves on the Company's Compensation Committee.

In addition to her service on the Board of SpartanNash, Ms. Atkins has served on nine other North American public and private company boards. She has been a director of Darden Restaurants, Inc. (NYSE), an owner and operator of full-service restaurants, since 2014, where she serves as Chair of the Audit Committee, and is a member of the Nominating and Corporate Governance Committee.

Her prior experience includes serving as a director of SpartanNash Stores, Inc. (NASDAQ), from 2003 until the merger with Nash Finch Company in 2013, where she served a term as chair of the Audit Committee; Aurora Cannabis (NASDAQ), a leading Canadian integrated cannabis producer, from 2019 to 2023, where she chaired the Audit Committee and served on the Human Resources and Compensation Committee; SunOpta, Inc. (NASDAQ), a manufacturer of natural and organic beverages and snacks, from 2014 to 2019, where she chaired both the Audit and Compensation Committees; LSC Communications (NYSE), a provider of print and digital services, where she served as a director from 2016 to 2021; The Pep Boys — Manny, Moe and Jack (NYSE), an auto parts and service retailer, from 2004 to 2015, where she served terms as both Audit Committee chair and Compensation Committee chair; Shoppers Drug Mart, Canada’s leading drugstore retailer, from 2005 to 2012, where she served a term as chair of the Audit Committee; and Tim Hortons, Inc. (NYSE), Canada’s leading quick serve restaurant chain, where she served as a director from 2007 until its sale to Burger King/3G in 2014. Ms. Atkins also served on the board of True Value Hardware, a leading hardware wholesaler where she served as Chair of the Audit Committee, from 2010 to 2018.

Ms. Atkins is a former partner in the global consumer and retail practice at Bain & Company, the major international consulting firm. At Bain, she spent 13 years serving clients in a variety of consumer goods categories (food, health and beauty, household products, apparel and footwear) and retailers of various types including supermarkets, chain drug stores, mass merchants and specialty retailers. In her executive career she spent five years with Sears Roebuck & Company in a variety of senior roles, including general management responsibility for a $2.3 billion hardlines business which she led to record results, and running foreign sourcing for both Sears Roebuck (USA) and Sears Canada through a network of overseas sourcing offices and staff.

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Board of Directors

Ms. Atkins started her career as a public accountant with Price Waterhouse Canada. She maintains current registration as both a certified public accountant (USA) and chartered accountant/chartered public account (Canada) and has served as an SEC-designated financial expert on all of her audit committees, including in her current role as chair of the Company's Audit Committee. She holds the highest certification as a professional independent director in both the USA (NACD.DC) and Canada (ICD.D) and is a regular speaker at corporate governance programs across North America. In 2021, Ms. Atkins received a Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute.

Ms. Atkins’ qualifications as a director include her expertise in finance and accounting and in cybersecurity, her extensive experience as a director of other publicly traded corporations, and her experience in developing and executing strategic plans for major retail organizations. As chair of the Audit Committee, Ms. Atkins leads the Committee in its oversight of the Company's controls and procedures relating to ESG risks and disclosures, including oversight of data disclosed in the Company's ESG reporting.

Fred Bentley, Jr.

INDEPENDENT DIRECTOR

Fred Bentley, Jr. is a business executive with extensive experience in the manufacturing, supply chain, and food industry. He joined the SpartanNash Board in November 2023 and serves on the Company's Audit and Compensation Committees.

Since 2016, Mr. Bentley has been President and CEO of DexKo Global Inc., a manufacturer of highly engineered trailer running gear, chassis assemblies and related components. He oversees the Dexter and AL-KO global operations, and he has led DexKo to a leading market position with a successful growth strategy.

Prior to joining DexKo, Mr. Bentley was CEO of Maxion Wheels, a $2.4 billion global automotive equipment supplier and the world’s largest wheel company. He served as Chief Operating Officer and President of International Operations of Hayes Lemmerz, leading the company’s sale process (to Maxion) and the divestitures of non-core businesses while significantly globalizing the core business. Mr. Bentley also has significant operational experience from his time at Honeywell/Allied Signal and experience in complex operations, finance and strategy from his seven years at Frito-Lay.

Mr. Bentley currently serves on several boards including the board of directors for Aludyne, Inc. since 2013 and Grey Inc. since 2021, where he serves as a member of the Compensation Committee. Additionally, Mr. Bentley previously served on the board of directors for Versa Lift, Inc. from 2016 to 2019; SeaStar Solutions, GT Technologies and DURA Automotive (now Dura-Shiloh).

Mr. Bentley earned his undergraduate degree in industrial engineering from the University of Cincinnati and attended the Harvard Business School Advanced Management Program.

Mr. Bentley’s qualifications as a director include proven operational and leadership experience as a former Chief Operating Officer and as current President and Chief Executive Officer of global companies, as well as his vast supply chain expertise in a variety of markets and geographies and highly developed distribution networks. Mr. Bentley also has a strong record of successfully leading multiple acquisitions and divestitures.

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Board of Directors

Douglas A. Hacker

INDEPENDENT DIRECTOR

BOARD CHAIR

Douglas A. Hacker is a business executive with extensive experience in consumer goods, finance and planning roles. He has been a director of SpartanNash since 2013 and was a director of Nash Finch from 2005 until the merger with Spartan Stores. He presently chairs the SpartanNash Board of Directors.

In addition to his service on the Board of SpartanNash, Mr. Hacker has been a member of the board of directors for Aircastle Limited, a commercial aircraft leasing company, since 2006 where he chairs the Audit Committee. He was previously the Co-Chair and now serves as a member of the board of trustees of a series of open-end investment companies that are part of the Columbia Threadneedle Investments family of mutual funds, since 1996. Columbia Threadneedle Investments is a leading global asset management group specializing in global equities, fixed income and alternatives. Before that, Mr. Hacker served as a director of Travelport Worldwide Limited (NYSE) from 2016 to 2019, and as a director of SeaCube Container Leasing Ltd. from 2010 to 2014.

Earlier in his career, Mr. Hacker served in a variety of finance and planning roles at American Airlines from 1981 to 1993. He also held various executive roles at UAL Corporation (NASDAQ), United Airline’s holding company, including Senior Vice President, Finance and Chief Financial Officer from 1993 to 1999, as Executive Vice President and Chief Financial Officer from 1999 to 2001, as President of Loyalty Services from 2001 to 2002; and as Executive Vice President, Strategy from 2002 to 2006. Mr. Hacker earned his A. B. magna cum laude from Princeton University and an M.B.A. from Harvard Business School.

Mr. Hacker’s qualifications as a director include his extensive experience in financial and operating management, including his prior service as Executive Vice President, Strategy, and his service as Chief Financial Officer of a major airline, in addition to his depth of knowledge of executive compensation.

Kerrie D. MacPherson

INDEPENDENT DIRECTOR

Kerrie D. MacPherson is a business executive with extensive experience as an auditor and international business consultant. She joined the SpartanNash Board of Directors in August 2023, and serves on the Company's Audit and Nominating and Corporate Governance Committees.

In addition to the SpartanNash Board, since 2019 Ms. MacPherson has served as an independent director for Community Bank System, Inc. (NYSE: CBU) where she is Chair of the Audit Committee; a member of the Risk and Compliance Committee; a member of the Trust and Financial Services Committee; as well as a Board Liaison to the Employee Culture and Diversity Council. She also serves on the Board of Directors of the privately held Synechron Holdings Inc., where she is Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee, since 2022.

In 2018, Ms. MacPherson retired from Ernst & Young as a Senior Advisory Partner. She maintains current registration as a Chartered Professional Accountant (Canada) and serves as an SEC-designated financial expert on all of her audit committees.

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Board of Directors

In addition to corporate board service, Ms. MacPherson serves on the Dean’s Advisory Board and the Global Advancement Board at University of Toronto’s ROTMAN school. She also served on the Board of New York’s City Harvest from 2006 to 2023, and she was Executive Sponsor for EY Entrepreneurial Winning Women, a leadership program to assist female entrepreneurs in growing their businesses. In 2020, Directors and Boards Magazine named Ms. MacPherson a “Director to Watch.”

Ms. MacPherson earned her undergraduate degree in commerce and her Master of Business Administration from the University of Toronto. She is a Fellow of the Chartered Professional Accountants of Ontario, the organization’s highest distinction.

Ms. MacPherson’s qualifications to serve as director include her extensive experience in financial services and auditing, her experience serving on various boards, and her CERT Certificate in Cybersecurity Oversight from NACD. She has been a longstanding champion of Diversity & Inclusion, having sponsored and co-instructed a leading program for high-potential female leaders called Power.Presence.Purpose.

Julien R. Mininberg

INDEPENDENT DIRECTOR

Julien R. Mininberg is a business executive with extensive experience in consumer goods. He joined the SpartanNash Board of Directors in February 2022. Mr. Mininberg brings a 32-year track record of building market-leading multinational brands and businesses, transforming organizations and culture, operating expertise, and seasoned leadership skills. Mr. Mininberg serves on the Company's Compensation and Nominating and Corporate Governance Committees.

Mr. Mininberg served as Chief Executive Officer of Helen of Troy Limited (NASDAQ), a $2 billion global consumer products company, from 2014 until retiring in March 2024. In 2017 and 2021, he was recognized by Institutional Investor magazine as the top mid-cap CEO in the Food, Beverage, Personal Care and Household Goods industry and elected to their All-America Executive Team. Institutional Investor also named Helen of Troy as one of America's Most Honored Companies in 2021. He previously led Kaz Inc., a private equity backed company, through a major turnaround from 2006 to 2010, serving as its President and later as its CEO. Before joining Kaz, he spent 15 years at The Procter & Gamble Company, where he served in a variety of general management and marketing leadership positions with roughly equal amounts of time in roles in the United States and Latin America.

Mr. Mininberg served as a director of Helen of Troy Limited from 2014 until his retirement in 2024. Mr. Mininberg was named as a Senior Advisor to the private equity firm L Catterton in 2024. He currently serves on the Board of Advisors for Yale School of Management and is past President of the school's Alumni Association. In 2021, he was recognized with Yale Alumni Association’s Leadership Award. Mr. Mininberg also served as Vice Chairman of the American Chamber of Commerce's Board of Directors in Guatemala from 2003 to 2005.

Mr. Mininberg’s qualifications as a director include his 32-year track record of building market-leading multinational brands and organizations, proven operational and financial expertise, and seasoned leadership skills.

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Board of Directors

Jaymin B. Patel

INDEPENDENT DIRECTOR

Jaymin B. Patel joined the SpartanNash Board of Directors in February 2022. Mr. Patel is a proven leader with more than 30 years of high-performance global operating experience in technology led gaming, consumer goods, large-scale distribution/supply chain, and manufacturing related businesses. He serves as the Chair of the Company's Nominating and Corporate Governance Committee and as a member of the Audit Committee.

Mr. Patel served as the President and CFO of Clarim Acquisition Corporation, a special purpose acquisition corporation, from 2020 to 2022, and has served as Executive Chairman of Perennial Climate, Inc. (formerly known as Cloud Agronomics Inc.), a leading platform for soil carbon measurement using remote sensing technologies to underpin carbon credit offset markets, since 2019. From 2015 to 2018, Mr. Patel was Chief Executive Officer and director of Brightstar Corporation, a global wireless device services company backed by Softbank (during that time). For more than two decades, he served in various executive and financial leadership roles at GTECH (now IGT), including as President and Chief Executive Officer of GTECH Corporation, from 2007 to 2015, and as Senior Vice President and Chief Financial Officer of the publicly traded GTECH Holdings Corporation (NYSE) from 2000 to 2006.

Mr. Patel currently serves as an independent director on the board of directors of Brown & Brown, Inc. (NYSE), a leading insurance brokerage firm, and Bally’s Corporation (NYSE), a world leader entertainment company. He also serves on the Board of Rip Van, an innovative low sugar food snacking business, and on other private company boards. Mr. Patel is the Chairman of the Foundation Board of the Community College of Rhode Island. He previously served on the Willis Tower Watson board from 2013 through 2022, where he served on the Compensation Committee; and Clarim Acquisition Corp (NYSE) from 2021 to 2022.

Mr. Patel’s qualifications as a director include his long record of leadership with consistently driven high performance within the technology sector, as well as strong supply chain experience, sophisticated business and financial acumen. Mr. Patel has been designated an Audit Committee financial expert supported by his former experience as President and Chief Financial Officer of Clarim Acquisition Corp., as well as experience overseeing a principal financial or accounting officer, controller, auditors and public accountants.

Pamela S. Puryear, Ph.D.

INDEPENDENT DIRECTOR

Pamela S. Puryear, Ph.D. is a business executive with 35 years of global experience in financial services, consulting, healthcare and retail. She joined the SpartanNash Board of Directors in February 2022, where she serves as the Chair of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee.

From 2009 to 2021, Dr. Puryear held several executive leadership roles, including Executive Vice President, Global Chief Human Resources Officer at Walgreens Boots Alliance; Senior Vice President, Chief Human Resources Officer at Zimmer Biomet; Senior Vice President, Chief Talent Officer at Pfizer Inc., and Vice President, Organizational Development and Chief Talent Officer at Hospira Inc.

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Board of Directors

Prior to 2009, Dr. Puryear led an independent organizational development consulting practice for 12 years working globally and across industry sectors, including consumer products, financial services, healthcare, professional services and insurance. Dr. Puryear spent her first 10 years post-MBA in financial services in the real estate investment advisor industry.

Dr. Puryear currently serves as an independent director of Standard Motor Products Inc. (NYSE) since 2021, where she serves as the Chair of the Compensation and Management Development Committee and is a member of the Audit, Nominating and Corporate Governance, and Strategic Planning Committees. Dr. Puryear also served as an independent director of Rockley Photonics Holdings (NYSE) from 2021 to 2023, where she chaired the Compensation Committee and was a member of the Nominating and Corporate Governance Committee; and NextGen Healthcare Inc. (NASDAQ) from 2021 to December 2023, where she was a member of the Audit Committee.

Dr. Puryear holds a Ph.D. degree in organizational psychology; an MBA degree from the Harvard Business School; and a BA degree in psychology with a concentration in organizational behavior from Yale University. She is a recognized business and human capital thought leader, currently serving as a member of the Advisory Board, Human Capital Center at The Conference Board, a research think tank that delivers business insights to 1,000 public and private organizations in 60 countries. Dr. Puryear was also inducted into the Executive Leadership Council (ELC), the preeminent member organization for Black Executives in 2019, and was named one of the 2021 “Elite 100,” recognizing black female executives changing the face of corporate America. Additionally, in 2023 Dr. Puryear was recognized as a member of the 2023 Most Influential Women Corporate Board Directors by Women Inc. Magazine.

Dr. Puryear’s qualifications to serve as a director include her proven track record of driving value creation through her expertise in human capital management, organizational transformation, innovation and operational excellence.

Tony B. Sarsam

PRESIDENT AND CHIEF EXECUTIVE OFFICER

As President and Chief Executive Officer of SpartanNash, Tony Sarsam leads 17,000 Associates serving food retailers in all 50 states as well as the U.S. military both domestically and abroad. Mr. Sarsam joined SpartanNash and the Board in September 2020 and has since focused on building a strong People First culture as the company renews its commitment to growth, operational excellence, customer service and innovation.

With more than three decades of experience in the food industry, Mr. Sarsam has come to understand every side of the consumer-packaged goods business – from the plant floor to the C-suite. Before joining SpartanNash, Mr. Sarsam served as Chief Executive Officer of Borden Dairy Company, a dairy processor and distributor, from 2018 to 2020, and Ready Pac Foods, a manufacturer and distributor of convenience fresh foods, from 2013 to 2018. At Borden, he led the company through a major corporate restructuring and subsequent sale that preserved employment for all frontline Associates during a time of significant industry consolidation. His leadership at Ready Pac helped the company grow by more than 60% and establish a dominant 80% share of the complete meal salad category. Mr. Sarsam’s success at Ready Pac attracted great interest and culminated in the sale of the business to Bonduelle in 2017.

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Board of Directors

Prior to leading Ready Pac, Mr. Sarsam was President of the Nestlé USA Direct Store Delivery Company, where he created and led the world’s largest frozen direct store delivery network, serving Nestlé frozen pizza and ice cream businesses. He has also served as Executive Vice President of Sales and Operations at Dreyer’s, which was acquired by Nestlé. Mr. Sarsam began his career at PepsiCo, where he started as an Associate Engineer and progressed through a series of leadership roles, including Plant Manager, Director of Finance, Region Vice President for Sales and Distribution, and Group Vice President of Go to Market Strategy.

Mr. Sarsam is an independent director for Mission Produce, Inc. (NASDAQ). He currently serves on the board of four non-profit organizations, including the Food Marketing Institute, The Right Place, West Michigan Policy Forum, and Arizona State University Foundation.

Mr. Sarsam’s qualifications to serve as a director include his extensive industry experience and deep insight into the Company’s business as our Chief Executive Officer.

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Board of Directors

BOARD COMMITTEES

SpartanNash’s Board has three standing committees:

•
the Audit Committee;
•
the Compensation Committee; and
•
the Nominating and Corporate Governance Committee.

Meetings Held in 2023
Full Board of Directors	9
Audit Committee	7
Compensation Committee	5
Nominating and Corporate Governance Committee	8

Audit Committee

The Board has established the Audit Committee to assist the Board in fulfilling its fiduciary responsibilities with respect to accounting, auditing, financial reporting, internal controls and legal compliance. The Audit Committee oversees management and the independent auditors in the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee serves as a focal point for communication among the Board, the independent auditors, the internal auditors and management with regard to accounting, reporting, and internal controls.

Currently, Ms. Atkins serves as Chair of the Audit Committee and Messrs. Bentley, Patel and Proctor, and Ms. MacPherson serve as members. The Audit Committee has the powers, authority and responsibilities specified in its Charter or delegated to the Committee by the Board. A copy of the Audit Committee Charter is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

The Board has determined that each member of the Audit Committee is independent, as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act, and that Ms. Atkins, Ms. MacPherson, and Mr. Patel are audit committee financial experts, as that term is defined by the SEC. The designation of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board or otherwise affect the duties, obligations or liability of any other member of the Audit Committee or Board.

Compensation Committee

The Board has established the Compensation Committee to assist the Board in fulfilling its responsibilities relating to compensation of the Company’s executive officers and the Company’s compensation and benefit programs and policies.

Currently, Dr. Puryear serves as Chair of the Compensation Committee and Messrs. Bentley, Mininberg and Voss, and Ms. Atkins serve as members. The Compensation Committee has the powers, authority and responsibilities specified in its Charter or delegated to the Committee by the Board. A copy of the Compensation Committee Charter is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

The Board has determined that each member of the Compensation Committee is independent, as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10C-1 under the Exchange Act.

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Board of Directors

Processes and Procedures. The Compensation Committee reviews executive compensation on a continuous basis each year, with the most comprehensive reviews typically taking place following year-end. The Committee reviews executive performance, current compensation levels, and compensation benchmarking data and analysis (please see the “Compensation Discussion and Analysis” section of this proxy statement for information about benchmarking analysis). The Committee reviews this information in the context of the Company’s performance and financial results. At the conclusion of this review, the Committee grants share-based awards if appropriate, establishes goals and objectives for the then-current year, and may adjust executive salaries. The Committee’s decision-making process is explained in more detail in the “Compensation Discussion and Analysis” section of this proxy statement.

Consultants and Advisors. The Compensation Committee is authorized to engage consultants, advisors and legal counsel at the expense of the Company. The Compensation Committee Charter requires that any consultant engaged for the purpose of determining the compensation of executive officers must be engaged directly by and report to the Committee. The Committee has authority to approve contracts with and payment of fees and other compensation of consultants, advisors and legal counsel.

Prior to engaging or receiving advice from any compensation consultant or advisor, the Committee reviews the independence of the proposed consultant or advisor, taking into account the following factors:

•
The advisor’s provision of other services to the Company;
•
The amount of fees received from the Company by the advisor, as a percentage of the advisor’s total revenue;
•
The advisor’s policies and procedures that are designed to prevent conflicts of interest;
•
Any business or personal relationship between the advisor and a member of the Committee or any executive officer of the Company; and
•
The advisor’s ownership of any Company stock.

Participation by Management. The Company’s compensation philosophy and the administration of its various compensation plans are determined by the independent directors of the Compensation Committee. Company policy and Nasdaq rules prohibit participation by the Chief Executive Officer in the process of determining his or her own compensation. The Company’s executive officers and Human Resources Associates serve as resources to the Compensation Committee and provide advice, information, analysis and documentation to the Committee upon request. The Committee may delegate to the Chief Executive Officer authority to recommend the amount or form of compensation paid to other executive officers and Associates subordinate to the Chief Executive Officer, subject to such limitations as the Committee may require.

Interlocks and Insider Relationships. None of the members of the Compensation Committee during fiscal 2023 was an officer or Associate of SpartanNash or formerly an officer of SpartanNash. None of SpartanNash’s executive officers served as a member of a compensation committee (or board committee performing a similar function) for another entity or served as a director of another entity with an executive officer that serves on the SpartanNash Board. In addition, none of the members of the Compensation Committee have engaged in transactions with related persons since the beginning of fiscal 2023.

Share-based Award Policy. The Board has adopted a Policy Regarding Stock Option Grants and other Share based Awards which provides:

•
Share-based awards will not be back-dated;
•
The exercise price for all share-based awards will be based on the market value of SpartanNash common stock on the effective date of award;
•
The Company will not time its release of material non-public information for the purpose of affecting the value of executive compensation, or time the grant of compensation awards to take advantage of material non-public information.

A copy of the Policy Regarding Stock Option Grants and other Share-based Awards is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

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Board of Directors

Nominating and Corporate Governance Committee

The Board has established the Nominating and Corporate Governance Committee to assist the Board in fulfilling its responsibilities by providing independent director oversight of nominations for election to the Board and leadership in the Company’s corporate governance. The Nominating and Corporate Governance Committee leads regular Board and Committee evaluation and director peer review processes and makes recommendations to the Board regarding Board refreshment.

Currently, Mr. Patel serves as Chair of the Nominating and Corporate Governance Committee and Messrs. Mininberg, Proctor and Voss, and Ms. MacPherson and Dr. Puryear serve as members. The Nominating and Corporate Governance Committee has the powers, authority and responsibilities specified in its Charter or delegated to the Committee by the Board. A copy of the Nominating and Corporate Governance Committee Charter is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as that term is defined in Nasdaq Listing Rule 5605(a)(2).

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INDEPENDENT AUDITORS’ FEES

The aggregate fees billed by Deloitte & Touche LLP to SpartanNash and its subsidiaries for 2023 and 2022 are as follows:

	2023	2022
Audit Fees(1)	$1,405,000	$1,306,000
Audit-Related Fees(2)	88,000	—
Tax Fees(3)	57,750	151,103
All Other Fees	—	—

(1)
Audit services consist of the annual audit, reviews of quarterly reports on Form 10-Q and consultations.
(2)
Audit-related fees consist principally of services related to comfort letter procedures.
(3)
Permissible tax services include tax compliance, tax planning and tax advice that do not impair the independence of the auditors and that are consistent with the SEC’s rules on auditor independence. Tax compliance and preparation fees account for $0 and $14,000 of the total tax fees for 2023 and 2022, respectively.

Deloitte did not provide any services to SpartanNash or its subsidiaries related to financial information systems design and implementation during the past two years.

AUDIT COMMITTEE APPROVAL POLICIES

The Audit Committee Charter sets forth the policy and procedures for the approval by the Audit Committee of all services provided by Deloitte. The Charter requires that the Audit Committee pre-approve all services provided by the independent auditors, including audit-related services and non-audit services. The Charter allows the Audit Committee to delegate to one or more members of the Committee the authority to approve the independent auditors’ services. The decisions of any Committee member to whom authority is delegated to pre-approve services are reported to the full Committee. The Charter also provides that the Audit Committee has authority and responsibility to approve and authorize payment of the independent auditors’ fees. Finally, the Charter sets forth certain services that the independent auditors are prohibited from providing to SpartanNash or its subsidiaries. All of the services described above were approved by the Audit Committee. None of the audit-related fees or tax fees were approved by the Audit Committee pursuant to the de minimis exception set forth Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

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The Board has appointed the Audit Committee to assist the Board in fulfilling its fiduciary responsibilities with respect to accounting, auditing, financial reporting, internal controls, and legal compliance. The Committee oversees management and the independent public accounting firm in the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Committee serves as a focal point for communication among the Board, the independent public accounting firm, the internal auditors and management with regard to accounting, reporting, and internal controls.

The Committee acts under a Charter which has been adopted by the Board and is available on the Company’s website at www.spartannash.com. The Audit Committee reviews the adequacy of the Charter at least annually. The Board annually reviews the standards for independence for audit committee members under the Nasdaq Listing Rules and has determined that each member of the Audit Committee is independent. The Board has also determined that two members of the Audit Committee are audit committee financial experts under Securities and Exchange Commission rules.

Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the Company’s accounting and financial reporting, the Company’s disclosure controls and internal control over financial reporting, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public accounting firm is responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles, and providing an attestation report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed, and discussed with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent public accounting firm, the Company’s audited financial statements for the fiscal year ended December 30, 2023, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and Deloitte’s attestation report on the Company’s internal control over financial reporting. The Audit Committee has discussed with Deloitte the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. This included consideration of the compatibility of non-audit services with Deloitte’s independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in SpartanNash’s annual report on Form 10-K for the year ended December 30, 2023.

Respectfully submitted,

M. Shân Atkins, Chair

Fred Bentley, Jr.

Kerrie D. MacPherson

Jaymin B. Patel

Hawthorne L. Proctor

The information contained in the “Audit Committee Report” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

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The following table sets forth the number of shares of SpartanNash common stock reported to be beneficially owned by (i) each person or group which is known to the Company to be a beneficial owner of 5% or more of SpartanNash’s outstanding shares of common stock, (ii) each of our directors and nominees for director and each executive officer named in the Summary Compensation Table below (each, an “NEO”) and (iii) all directors, nominees for director and executive officers of SpartanNash as a group. Information reported with respect to SpartanNash directors, director nominees and officers is based on ownership as of March 27, 2024, the record date for the Annual Meeting; information with respect to other beneficial owners is based entirely on the most recent information filed by the beneficial owner with the SEC as of March 27, 2024, and the Company assumes no responsibility for such reports. Ownership of less than 1% of the outstanding shares of common stock is indicated by asterisk.

Name of Beneficial Owner	Sole Voting Power	Sole Dispositive Power	Shared Voting Power	Shared Dispositive Power	Total Beneficial Ownership	Percent of Class(1)
5% Owners
BlackRock, Inc.(2)	6,274,295	6,414,624	—	—	6,414,624	18.6%
The Vanguard Group(3)	—	3,020,117	51,722	82,709	3,102,826	9.0%
Dimensional Fund Advisors LP(4)	2,767,035	2,809,909	—	—	2,809,909	8.2%

Directors and Executive Officers
M. Shân Atkins	53,759	53,759	—	—	53,759	*
Fred Bentley, Jr.	1,842	—	—	—	1,842	*
Douglas A. Hacker	62,627	62,627	—	—	62,627	*
Kerrie D. MacPherson	3,739	—	—	—	3,739	*
Julien R. Mininberg	10,600	10,600	—	—	10,600	*
Jason Monaco	46,241	23,892	—	—	46,241	*
Bennett Morgan	10,622	3,582	—	—	10,622	*
Jaymin B. Patel	10,600	10,600	—	—	10,600	*
Hawthorne L. Proctor	25,488	25,488	—	—	25,488	*
Pamela S. Puryear, Ph.D.	10,600	10,600	—	—	10,600	*
Tony B. Sarsam	150,101	95,071	—	—	150,101	*
David Sisk	4,920	4,920	—	—	4,920	*
Masiar Tayebi	17,946	10,592	—	—	17,946	*
William R. Voss	15,248	15,248	—	—	15,248	*
All directors and current executive officers as a group (17 persons)	485,694	366,837	—	—	485,694	1.4%

(1)
The percentages set forth in this column were calculated on the basis of 34,465,355 shares of common stock outstanding as of March 27, 2024. For SpartanNash directors and officers, the number of shares stated is based on information provided by each person listed and includes shares the listed person has a right to acquire within 60 days of March 27, 2024. These numbers include shares solely owned by the listed person, shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of relationship.
(2)
Based on a Schedule 13G/A filed January 19, 2024 by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001.
(3)
Based on a Schedule 13G/A filed February 13, 2024 by The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA, 19355.
(4)
Based on a Schedule 13G/A filed February 9, 2024 by Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746.

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SpartanNash’s executive officers are appointed annually by, and serve at the pleasure of, the Board or the Chief Executive Officer. Biographical information for our Chief Executive Officer Mr. Sarsam is included above in the “Board of Directors” section of this proxy statement. The following sets forth biographical information concerning SpartanNash’s other executive officers:

Ileana McAlary (age 49) has served as Executive Vice President, Chief Legal Officer and Corporate Secretary since March 2023, and previously served as Senior Vice President, Chief Legal Officer and Corporate Secretary since November 2021. Ms. McAlary oversees the Company's Legal, Compliance, Government Affairs, and Aviation departments, and serves as the Company's Chief Compliance Officer. She was previously the Vice President Associate General Counsel at Wolverine World Wide, Inc. from September 2016 to November 2021, where she also served as Compliance Officer and oversaw the company's regulatory compliance, corporate governance, indirect procurement, cybersecurity and global security functions. Prior to Wolverine World Wide, she held roles as Senior Counsel at Meijer, Inc. from 2013 to 2016, where she supported the Midwest grocer's retail, distribution and pharmacy operations; as Corporate Counsel III at Amway Corporation from 2006 to 2013 where she supported the company's Latin America and European legal operations; and as an attorney at the Miller Johnson law firm from 2003 to 2006. In October 2022, Ms. McAlary was appointed to the Davenport University Board of Trustees. She was recognized as one of Inforum's 2023 Inner Circle Honorees and is a 2024 West Michigan Brilliance Award Woman of the Year Award finalist.

Amy McClellan (age 44) has served as Executive Vice President, Chief Customer Officer since December 2023. She previously served as the Company's Senior Vice President, Chief Marketing Officer overseeing retail and distribution marketing, including insights and analytics, digital marketing and eCommerce operations, creative services, and OwnBrands strategies since 2022. Ms. McClellan joined SpartanNash in 2019 when the Company acquired Martin’s Super Markets. During her 20 years with Martin’s, Amy worked in a variety of store operations roles and advanced to leadership positions in marketing, merchandising and operations. She played a critical role in the SpartanNash acquisition of Martin’s, leading to her appointment as Division Vice President, Retail for SpartanNash. In March 2021, Amy was promoted to Vice President, Fresh Merchandising, overseeing the fresh product categories across 140+ company-operated stores and 2,100 independent customer locations. Ms. McClellan serves on the SpartanNash Foundation Board of Trustees and formerly served on the Ohio-based Buehler’s Fresh Foods Board of Directors from October 2021 to December 2023. She is a two-time Top Women in Grocery honoree (2018, 2020) and was recognized in 2019 as a NextGen 40 under 40 award winner by Progressive Grocer.

Jason Monaco (age 47) has served as Executive Vice President Chief Financial Officer since March 2021. Previously, Mr. Monaco served as the Chief Financial Officer of Cornerstone Chemical Company, a global producer of intermediate chemicals, and served as Chief Financial Officer of Borden Dairy Company, a dairy processor and distributor, from December 2018 until August 2020, where he led the company through a restructuring, reorganization and successful sale. Mr. Monaco also served as Vice President, Finance of Celanese Corporation, a technology and specialty materials company from 2016 through 2018. He was Vice President, Finance & Treasurer of Arrow Electronics from 2014 to 2016. He began his career with Kimberly-Clark in 1998 and advanced through the organization holding finance positions of increasing responsibility, including Vice President, FP&A and Regional CFO of its Latin American and South Asian businesses.

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SpartanNash’s Executive Officers

Bennett Morgan (age 44) has served as Executive Vice President Chief Merchandising Officer since September 2023, and previously served as Senior Vice President Chief Merchandising Officer since January 2022. Prior to joining SpartanNash, he served as Fresh Category Leader for Amazon, from May 2020 to January 2022, where he oversaw produce and protein products, and previously managed center store products as well. Prior to Amazon, Mr. Morgan served as Vice President, Merchandising Operations for Walmart China and Japan, from 2018 through 2020, where he managed all non-buying portions of the merchandising organization, and he served as Vice President, Cost Analytics at Walmart Asia from March 2017 to May 2018. Mr. Morgan also spent several years at H-E-B where he led initiatives in store operations, supply chain, manufacturing and merchandising and he spent time at the Boston Consulting Group and Citibank.

David Petko (age 51) has served as Executive Vice President and Chief Supply Chain Officer since March 2022, and previously served as Senior Vice President and Chief Supply Chain Officer since April 2021. Mr. Petko previously served as Senior Vice President of Supply Chain for C&S Wholesale Grocers, Inc., a wholesale distributor of food and grocery store items, from April 2009 to April 2021. During his 11-year tenure with C&W Wholesale Grocers, he also served as Regional Vice President of Operations from 2014 to 2019; Senior Director ES3/D2S from 2013 to 2014; Director of Operations from 2012 to 2013; and General Manager of two facilities from 2009 to 2012.

Thomas Swanson (age 63) has served as Executive Vice President and General Manager, Corporate Retail since March 2021. He previously served as Senior Vice President and General Manager, Corporate Retail from 2018 to 2020, Vice President of SpartanNash’s Retail-West operations from 2013 to 2018, and Vice President, Retail Merchandising from 2012 to 2013. Mr. Swanson also held executive retail supermarket positions for over 30 years with Bashas’ Markets and Nash Finch.

Masiar Tayebi (age 45) has served as Executive Vice President, Chief Strategy and Information Officer since October 2022, and previously served as Executive Vice President and Chief Strategy Officer since April 2021. He previously served as Global Head of Corporate Strategy and Business Development at Whirlpool Corporation, a home appliance manufacturer, from May 2014 to April 2021, responsible for acquisitions including Yummly, a leading digital food platform offering online grocery delivery. After acquiring Yummly in 2017, Mr. Tayebi served as Chief Operating Officer at Yummly, executing Whirlpool’s innovation growth strategy. Prior to leadership roles at Whirlpool, Mr. Tayebi was an Executive Director at UBS focusing on strategy, M&A, technology and transformational change. He also worked with various Fortune 500 clients on strategic initiatives during his time in management consulting.

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COMPENSATION DISCUSSION AND ANALYSIS

The Board has appointed the Compensation Committee to assist the Board in fulfilling its responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee determines and implements the Company’s executive compensation philosophy, structure, policies and programs.

Our executive compensation programs are designed to attract and retain leadership talent consistent with our performance goals. The following discussion provides information regarding the achievements that the executive compensation programs are designed to reward, the elements of the executive compensation programs, the reasons why we employ each element and how we determine amounts paid. Key achievements of the Company during 2023 included:

•
Generated $9.7 billion in revenues, an 0.9% increase, compared to $9.6 billion in 2022
•
Returned $48.3 million to shareholders(1) in the form of dividends and share repurchases
•
Grew net earnings to $52.2 million, expanding net margin by 18 basis points compared to the prior year
•
Delivered growth in profitability with $257.4 million in adjusted EBITDA(2), expanding adjusted EBITDA margin by 13(2) basis points compared to the prior year
•
Secured $55 million in gross benefits from the Supply Chain Transformation and Merchandising Transformation initiatives, realizing $80 million in total benefits since the launch of our long-term strategic plan in 2021
•
Gained 27 basis points of Retail market share(3)

(1) Comprised of $18.6 million in share repurchases and $29.7 million in dividends.

(2) A reconciliation of net earnings to adjusted EBITDA, a non-GAAP financial measure, and a calculation of adjusted EBITDA margin is provided in Appendix A.

(3) Retail market share is total Retail segment sales divided by the total addressable Retail market. The total addressable Retail market is determined based on first-party research around the footprints of each Retail store, validated with NielsenIQ market data and the U.S. Bureau of Labor food expenditures.

Our named executive officers (“NEOs” or “named executive officers”) for 2023 were:

Name	Title
Tony B. Sarsam	President and Chief Executive Officer ("CEO")
Jason Monaco	Executive Vice President and Chief Financial Officer ("EVP and CFO")
David Sisk	Executive Vice President and Chief Customer Officer (1)
Masiar Tayebi	Executive Vice President and Chief Strategy and Information Officer
Bennett Morgan	Executive Vice President and Chief Merchandising Officer(2)

(1)
Mr. Sisk served as Executive Vice President and Chief Customer Officer through December 30, 2023.
(2)
Mr. Morgan has served as our Executive Vice President and Chief Merchandising Officer since September 6, 2023 and previously served as our Senior Vice President and Chief Merchandising Officer since January 24, 2022.

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Executive Compensation

Objectives of SpartanNash’s Compensation Programs

The primary objectives of the Company’s executive compensation programs are to:

•
attract, retain, motivate, and reward talented executives who are critical to the current and long-term success of the Company;
•
provide an overall level of compensation opportunity that is competitive within the markets in which SpartanNash competes and within a broader group of companies of comparable size, financial performance, and complexity;
•
provide compensation levels that target the median levels of competitive market practices for each pay component (base salary, annual incentives, and long-term incentives);
•
support SpartanNash’s long-range business strategy;
•
reward and retain the Company’s executives and compensate for individual performance; and
•
align the interests of the executives with those of the shareholders by linking compensation to the Company’s performance.

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Executive Compensation

Pay Practices

The Compensation Committee also reviews the Company’s executive compensation programs to incorporate commonly viewed best practices and avoid poor pay practices. Below is a summary of certain practices we have implemented to support our compensation philosophies, and certain practices we reject because we believe they do not serve our shareholders’ long-term interests.

The practices we follow:	At-risk compensation. A majority of the compensation paid to our named executive officers is “at-risk” and requires specific and disclosed financial performance, continued employment, or both;

Pay for performance. Payouts under our annual and long-term cash incentive awards for named executive officers are based on attainment of pre-established goals — both short-term and long-term metrics and targets;

Double-trigger severance arrangements. Our severance agreements provide for double-trigger payments upon a change in control;

Double-trigger equity vesting. Our equity incentive award agreements provide for double-trigger vesting of equity awards upon a change in control (effective with 2023, all executive long-term incentives are entirely equity-based and subject to double-trigger);

Executive stock ownership and retention requirements. Each executive is required to hold at least 50% of the net shares (after taxes) acquired through the Company’s stock incentive plans and other forms of stock-based compensation until the executive has achieved the required level of ownership; and

Clawback policy. Incentive compensation paid to executives is subject to recovery in the event of certain financial restatements, materially inaccurate financial statements or inaccurate metrics (not resulting in a material restatement), or executive misconduct.

The practices we do NOT follow:	Provide guaranteed salary increases;
Provide guaranteed bonuses;
Allow hedging or pledging of Company stock by officers, directors, or Associates;
Provide excessive perquisites;
Provide excise tax gross-ups in change in control agreements; or
Allow repricing of options without shareholder approval.

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Executive Compensation

Shareholder Say-On-Pay Votes

The Company provides its shareholders with the opportunity to cast an advisory vote on executive compensation (" say-on-pay") annually. At the Company’s Annual Meeting held in May 2023, over 91% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this result affirms shareholders’ support of the Company’s approach to executive compensation, and did not change its approach in 2023 in response to the May 2023 say-on-pay vote. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

How the Compensation Committee Determines Compensation Levels

The Compensation Committee’s overall decision-making process is summarized as follows:

•
the Committee reviews recent trends and developments in executive compensation as provided by its independent compensation consultant, including salaries, short-term and long-term incentive plan targets and payouts, equity awards, and perquisites and benefits;
•
the Company’s executive officers, Human Resources, and Finance Associates serve as resources to the Compensation Committee and provide advice, information, analysis and documentation to the Compensation Committee upon request;
•
the Committee reviews and analyzes data, including surveys and publicly available information compiled by the independent compensation consultant, to determine the benchmark level of total compensation paid for comparable positions at comparable companies;
•
the Committee compares the compensation of the Company’s executives to compensation at comparable companies in the context of the Company’s financial performance, economic conditions, and other factors; and
•
the Committee sets compensation opportunities for our executives to target generally the median levels for comparable companies, but adjusts for a number of considerations, including experience in the role, individual performance, Company performance, past compensation, and other factors

Competitive Market Analysis

In general, the Compensation Committee seeks to provide target compensation opportunities that are competitive with the market levels for each major category of compensation and in total for executives in similar positions at companies of comparable size, financial performance, industry and complexity. As part of this overall analysis, the Committee reviews survey data provided by its compensation consultant and engages in a competitive market analysis with respect to selected companies (referred to as “Peer Group Companies”).

The Compensation Committee reviews the constituents of the Peer Group Companies from time to time to evaluate whether the group is viewed as comparable to the Company. Changing business models, mergers, growth, and other factors may necessitate adjustments. During 2023 and after considering the input of its independent compensation consultant, the Compensation Committee approved a revised group of Peer Group Companies. This new Peer Group Companies was based on the group used to evaluate 2022 compensation decisions but with updates to better reflect companies viewed as a competitive match in the same competitive market and/or industry as SpartanNash. As a result of this review, Core-Mark Holding Company, Inc., Ingles Markets, Inc. and Performance Food Group Company were removed and Sprouts Farmers Market, Inc., Steelcase, Inc., UFP Industries, Inc. and Wolverine World Wide, Inc. were added to the Peer Group Companies. The below Peer Group Companies were used to evaluate 2023 executive compensation decisions.

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The Andersons, Inc.	Steelcase, Inc.
B&G Foods, Inc.	TreeHouse Foods, Inc.
BJ’s Wholesale Club Holdings, Inc.	UFP Industries, Inc.
The Hain Celestial Group, Inc.	United Natural Foods, Inc.
MRC Global Inc.	Univar Solutions Inc.
Owens & Minor, Inc.	US Foods Holding Corp.
Patterson Companies, Inc.	Veritiv Corporation
Schneider National, Inc.	Weis Markets, Inc.
Sprouts Farmers Market, Inc.	WESCO International, Inc.
Wolverine World Wide, Inc.

At the time the Peer Group Companies were approved, the Company’s revenues and one-year TSR ranked above the median of the Peer Group Companies while its market capitalization ranked below the median.

In addition to determining the median level of an element of a compensation category among the Peer Group Companies, the Committee analyzes competitive compensation practices in the general industry for those positions that may be occupied by officers and executives recruited from outside of the wholesale and retail grocery business and performs regression analysis to adjust to SpartanNash’s revenue size in these cases.

Market levels serve only as a reference point in evaluating executive compensation. In determining executive compensation, the Committee also considers:

•
individual performance;
•
time each executive has served in the position;
•
the experience of each executive;
•
future potential of the executive;
•
internal equity;
•
retention concerns; and
•
Company performance.

Evaluating Individual Performance

Each year, the Compensation Committee reviews and evaluates individual executive performance as part of its decision-making process. The Chairperson of the Compensation Committee coordinates the review of the individual performance of the Chief Executive Officer by the Board. The Chairman of the Board and the Chair of the Compensation Committee communicate the Board’s review to the Chief Executive Officer.

For the named executive officers other than the Chief Executive Officer, the Chief Executive Officer reviews with the Compensation Committee an evaluation of each executive officer’s performance.

As discussed above, individual performance is only one factor among several that the Compensation Committee considers in its decision-making process, and there is no prescribed formula or mechanism for translating individual performance into specific amounts of compensation. The Compensation Committee’s decision-making process necessarily involves the Committee’s informed judgment with respect to individual performance in the context of many considerations and criteria, none of which are individually controlling, including experience, potential of the executive, retention concerns, current compensation of the executive, internal pay equity, Company performance, and general industry and economic conditions.

Use of Independent Compensation Consultant

FW Cook is a compensation consulting firm that has provided such services to the Compensation Committee since 2019. The Compensation Committee considered each of the factors required by Nasdaq in determining that FW Cook is an independent advisor and the Compensation Committee concluded that the work performed by FW Cook for the Compensation Committee did not raise any conflicts of interest.

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The Compensation Committee instructs its independent consultant to provide advice and guidance on executive compensation proposals, including changes to compensation levels, the design of incentive plans and other forms of compensation, changes to the Peer Group Companies and to provide information about market practices and trends. Typically, the independent consultant attends all regularly scheduled quarterly meetings of the Compensation Committee, reviews existing executive compensation programs for consistency with our executive compensation philosophy and current market practices, and produces comparative information derived from our Peer Group Companies and published survey data. With respect to 2023, the activities of FW Cook included:

•
performing a market review of executive officer compensation components;
•
reviewing our annual and long-term incentive plan design structure;
•
reviewing current issues and trends in executive compensation;
•
reviewing the pay-for-performance alignment of our executive compensation programs; and
•
reviewing competitive executive compensation governance practices, such as severance and stock ownership guidelines.
•
reviewing Peer Group Companies used for competitive market analysis.

Mix of Compensation Elements

When determining the mix of awards, the Compensation Committee considers factors such as the short-term and long-term compensation expense to the Company, the economic value delivered to the executives, the overall level of share ownership by the executives, share availability under the Company’s stock incentive plan, annual share usage and dilution, and practices at the Peer Group Companies. The award mix (at target level) for 2023 for our CEO, Mr. Sarsam, and the average award mix (at target level) of our other continuing NEOs is presented below.

In addition to the elements of compensation discussed above, our executives participate in certain defined contribution and deferred compensation plans. These plans are discussed below under the captions “Qualified Defined Contribution Retirement Plan” and “Non-Qualified Deferred Compensation.”

Pay for Performance

Our executive compensation elements and programs are designed to reflect our “pay-for-performance” philosophy. The Compensation Committee and the Board have implemented and intend to maintain compensation plans that link a substantial portion of executive compensation to the achievement of key performance measures and financial results that align with our long-term vision and growth objectives.

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Analysis of Compensation Elements for 2023

Overview

Our executive compensation program has three main elements. The following table provides an overview of each element and how each is designed in support of our executive compensation philosophy.

Pay Element	Description	Objective
Base salary	Fixed cash compensation based on role, pay equity and performance.	Provide competitive base annual compensation to attract and retain top talent.
Annual Incentive Plan (AIP)	Variable, performance-based cash incentive based on a percentage of base salary.	Motivate our executives to achieve short-term (annual) business objectives within the context of our long-term strategic plan.
Long-term incentive awards (LTIP)	Mix of variable, performance-based and time-based equity awards that are earned and vest over a multi-year period.	Align interest of executives with interests of stockholders, drive long-term performance, attract and retain key executives.

The following is a discussion of key executive compensation programs and decisions for 2023.

1.
Annual Base Salary

Base salary provides our executives with a fixed base annual income and helps us attract and retain high-performing executives. The Compensation Committee sets executive salaries each year in light of individual performance reviews, internal pay equity considerations, the scope and complexity of the executive’s role and an assessment of compensation practices at the Peer Group Companies and market survey data provided by our independent compensation consultant. The table below summarizes base salary decisions for our NEOs in 2023:

Name	2023 Base Salary		2022 Base Salary (at end of year)	Percentage Increase
Mr. Sarsam	$1,000,000	(1)	$900,000	11%
Mr. Monaco	600,000	(1)	515,000	17%
Mr. Sisk	410,000		400,000	2%
Mr. Tayebi	460,000	(2)	412,000	12%
Mr. Morgan	460,000	(3)	420,000	10%

(1)
Mr. Sarsam's and Mr. Monaco's salary were increased as part of a multi-year strategy to align their pay with the competitive market.
(2)
Mr. Tayebi's salary increase reflects his additional responsibility for the IT function.
(3)
Mr. Morgan's base salary increase reflects his promotion to EVP, Chief Merchandising Officer in September 2023.
2.
Annual Cash Incentive Awards

The fiscal 2023 annual cash incentive compensation design remained unchanged from the prior year. Each named executive officer was granted an opportunity to earn an annual incentive award under the Company’s 2023 Annual Incentive Plan ("AIP"). Each of the NEO’s payout was determined entirely on performance against pre-determined consolidated Company performance goals to foster better communication and collaboration across all business units and align incentives to drive overall corporate performance.

The payout of the 2023 annual incentive award is dependent on the Company’s achievement of specified levels of Adjusted EBITDA, a metric chosen for its alignment with the Company’s long-term strategic plan and to incentivize profitable growth. Under the 2023 AIP, Adjusted EBITDA is defined as follows:

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA” or “Adj. EBITDA”) is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including share-based payments (equity awards measured in accordance with ASC 718, Stock Compensation, which include both stock-based compensation to employees and stock warrants issued to non-employees) and the LIFO provision.

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For purposes of the AIP, the Compensation Committee may approve adjustments to Adjusted EBITDA for (a) asset write downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary non-recurring items as described in ASC 225-20 Presentation-Income Statement – Extraordinary and Unusual Items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable fiscal year(s), (f) acquisitions, divestitures or accounting changes, (g) foreign exchange gains and losses, and (h) other special charges or extraordinary items. Pursuant to the approved terms of the 2023 AIP, the Committee increased Adjusted EBITDA for legal and consulting fees related to the Company's exploration of potential acquisition targets during the year. Except for the adjustment related to fees, the AIP payout would have been 81.0%.

The formula for determining NEO payouts under the 2023 AIP is as follows:

•
Each participating NEO has a target opportunity, which equals a set percentage of his or her base pay earned within the fiscal year;
•
Each participating NEO’s target opportunity is tied to corporate financial metrics; and
•
Performance against the pre-established threshold to maximum goals is calculated to determine what percentage of the opportunity is earned.

The 2023 AIP payout percentage earned was determined as follows:

	Adjusted EBITDA (in thousands)	Percentage of Targeted Adjusted EBITDA Achieved for 2023	Percentage of Target Annual Incentive Award Paid(1)
Below Threshold	<$235,000	<88.7%	0.0%
Threshold	$235,000	88.7%	25.0%
Target	265,000	100.0%	100.0%
Maximum	291,500	110.0%	200.0%
Actual(2)	258,184	97.4%	83.0%

(1)
The threshold, target, and maximum annual incentive award for each named executive officer is reported in the 2023 Grants of Plan-Based Awards Table in this proxy statement. The percentage of target annual incentive award paid is interpolated for actual achievement between the threshold and maximum performance levels identified above.
(2)
Company’s actual performance is presented after adjustments as approved by the Compensation Committee under the terms of the 2023 AIP.

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For the NEOs, the target AIP, as a percentage of base salary, did not change as compared to the target opportunity established in 2022, other than Mr. Sisk and Mr. Morgan, as described below. The following table shows the target opportunity, payout percentage based on the results reported as compared to the table above and the amount earned under the 2023 AIP for each named executive officer:

Name	Target AIP Payout (% of Base Salary)	2023 Payout Percentage Earned	2023 Payout
Mr. Sarsam	125%	83%	$1,019,543
Mr. Monaco	75%	83%	364,342
Mr. Sisk[1]	60%	83%	194,300
Mr. Tayebi	60%	83%	224,943
Mr. Morgan[2]	60%	83%	195,465

(1)
For Mr. Sisk, his bonus target was increased from 50% to 60% in April of 2023 with his promotion to EVP, Chief Customer Officer, with his target opportunity prorated for time in both roles during the fiscal year.
(2)
For Mr. Morgan, his bonus target was increased from 50% to 60% in September of 2023 with his promotion to EVP, Chief Merchandising Officer, with his target opportunity prorated for time in both roles during the fiscal year.
3.
Long-Term Incentive Awards

Beginning with fiscal year 2023, each executive officer is provided a long-term incentive award opportunity, delivered 100% in equity, that consists of a mix of PSUs and time-based restricted stock awards. Our long-term incentive mix delivers a significant component of each executive officer's total compensation that aligns with the interests of stockholders; and seeks to provide stability and a continuing stake in the company's success. The amounts of LTI awards are determined annually by the Compensation Committee after reviewing the competitive market analysis conducted by the compensation consultant and recommendations are made by the CEO for adjustments to his direct reports. The Compensation Committee and Board set the compensation level of the CEO annually after the competitive market analysis is performed by the Committee’s consultant and the annual performance review of the CEO is conducted.

Description of Long-Term Incentive Plan Design Changes. As part of the ongoing review of executive compensation practices, the Compensation Committee made changes to the 2023 long-term incentive awards to further align executive performance with shareholder interests. These changes included a return to a three-year performance period, shifting a greater share of the LTIP mix to performance-based awards, and moving from performance cash incentives to PSUs.

Prior to 2021, the Company's LTIP program utilized a three-year performance period for the long-term performance cash incentive awards. For 2021 and 2022, the Committee elected to utilize a two-year performance period in recognition of the challenges associated with multi-year goal setting due to the uncertainty created by the pandemic. For the 2023 performance awards, the Committee reinstituted a three-year performance period, as impacts associated with the pandemic had lessened.

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The table below outlines the long-term incentive awards grant value over the last three years to our CEO, Tony Sarsam, informed by the competitive market analysis conducted by our independent consultant.

Grant Year	Restricted Stock Awards	Performance Cash Incentives	PSUs	Total Long-Term Incentives
2023	$1,377,309	$—	$2,796,295	$4,173,604	(1)
2022	1,816,634	1,800,000	—	3,616,634
2021	1,687,591	1,600,000	—	3,287,591

(1)
Mr. Sarsam's long-term incentive award was increased as part of a multi-year strategy to align with the competitive market.

Disclosure Implications for the Summary Compensation Table. As a result of these program design changes, SEC disclosure obligations require inclusion of the earned payout value of long-term cash incentive awards in the year in which they are earned and the grant date fair value of share-based awards (e.g., PSUs and restricted stock) in the year of grant regardless of whether the share-based awards will ultimately be earned. Additionally, as disclosed in our 2023 proxy statement for fiscal year 2022, as a result of the change in performance periods, two years of long-term performance cash grants were earned in fiscal year 2022, and there will be no performance cash incentives earned in fiscal year 2024.

For 2023, both the grant date fair value of PSUs granted in March 2023 ($2,796,295) and the earned payout value of the 2022 performance cash awards granted in March 2022 ($1,800,000 at target, paying out at 200%) are reported in the same 2023 compensation row.

An illustration of the timing of Mr. Sarsam’s long-term incentive grants is shown below for additional clarity. Note that this will no longer be a disclosure issue in 2024 and future years.

		Compensation Year for Summary Compensation Table
Tony Sarsam	Payout Earned	2021(1)	2022		2023		2024
2020 Performance Cash earned	120%		$1,455,287	(2)
2021 Performance Cash earned	200%		3,200,000	(3)
2022 Performance Cash earned	200%				3,600,000	(4)
2021 Restricted stock granted		1,687,591
2022 Restricted stock granted			1,816,634
2023 Restricted stock granted					1,377,309
2024 Restricted stock granted							$ TBD
2023 PSUs granted					2,796,295
2024 PSUs granted							$ TBD

(1)
Mr. Sarsam was not eligible for a 2019 long-term incentive cash award.
(2)
2022 amounts for the 2020 long-term incentive cash award vested on 12/31/2022 and paid out at 120% of target in March 2023.
(3)
2022 amounts for the 2021 long-term incentive cash award vested on 12/31/2022 and paid out at 200% of target in March 2024.
(4)
2023 amounts for the 2022 long-term incentive cash award vested on 12/30/2023 and will be paid out at 200% of target in March 2025.

Performance Share Unit Awards. When reviewing the 2023 LTIP, the Committee considered whether the performance metrics were aligned with the current state of the business, especially considering that the wholesale distribution and retail sectors have experienced significant disruption over the past few years. Evaluating the metrics, the Company determined to include a three-year cumulative Adjusted EPS metric and an average annual return on invested capital metric. These metrics were chosen because they align with the Company’s long-term strategic plan and incentivize both profitability and efficient utilization of invested capital.

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Under the 2023 LTIP, each PSU award depends on company performance in these two metrics, and vest over the three-year performance period ending January 3, 2026. The shares earned, if any, will cliff vest as of the end of the performance period, based on continued employment through such date (with exception for death, disability, or retirement).

Under the 2023 LTIP, these metrics are defined as follows:

•
Adjusted EPS — a measure of earnings from continuing operations per diluted share consistent with the Company's non-GAAP operating financial measure reported externally. Pursuant to the approved terms of the 2023 LTIP, the Committee may adjust for extraordinary items not reflective of the Company’s ongoing operating activities.
•
Plan-Based Return on Invested Capital (“ROIC”) — a measure of the profitability and value-creating potential after taking into account the amount of capital invested. Pursuant to the approved terms of the 2023 LTIP, the Committee may adjust for extraordinary items not reflective of the Company’s ongoing operating activities.

Performance Measurement	Percentage Weighting
Cumulative Adjusted EPS	70%
Average Annual ROIC	30%

The number of units a participant can earn, as a percentage of the target number of units granted, is based on the threshold, target and maximum levels of performance established by the Committee. There is the potential for an upside opportunity if the target performance is exceeded, with a maximum payout equal to 200% of the target opportunity. The performance goals were designed at the time to be challenging but achievable with the coordinated, cross-functional focus and effort of the executives. The amount of each component earned for the three-year performance period will be determined according to the following schedule (the percentage earned is interpolated for actual achievement between the threshold and maximum performance levels identified in each table):

	Measurement
	Percentage of Adjusted EPS and ROIC Achieved	Percent of Target Units Earned
Below Threshold	<90.0%	0%
Threshold	90.0%	25%
Target	100.0%	100%
Maximum	≥110%	200%

The table below shows the March 2023 PSU grants at target amounts:

Name	Units (#)	Target Grant Value ($)
Mr. Sarsam	102,654	$2,796,295
Mr. Monaco	25,225	687,129
Mr. Sisk	6,727	183,243
Mr. Tayebi	11,211	305,388
Mr. Morgan	11,196(1)	302,385

(1)
Mr. Morgan received a grant of 10,763 units on March 1, 2023 as part of his annual grant and he received an additional grant of 433 units on September 15, 2023, in connection with his promotion to Executive Vice President and Chief Merchandising Officer.

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Restricted Stock Awards. In March 2023, grants of restricted stock were awarded to the named executive officers, which vest in equal annual installments over three years beginning on the first anniversary of the date of grant, subject to the NEO’s continued service (or upon termination due to death or disability). The table below represents the March 2023 grant.

Name	Shares of Restricted Stock Granted (#)	Restricted Stock Grant Value ($)
Mr. Sarsam	50,562	$1,377,309
Mr. Monaco	16,818	458,122
Mr. Sisk	4,485	122,171
Mr. Tayebi	7,476	203,646
Mr. Morgan	7,272(1)	197,514

(1)
Mr. Morgan received a grant of 7,176 shares of restricted stock on March 1, 2023 as part of his annual grant and he received an additional grant of 96 shares on September 15, 2023, in connection with his promotion to Executive Vice President and Chief Merchandising Officer.

PRIOR LONG-TERM CASH AWARDS

Upon completion of the two-year performance period, the 2021 and 2022 performance cash awards include an additional 12 month vesting period before a payout will be made (i.e., three-year total vesting period) subject to the NEO's continued service or upon their eligible retirement, death or termination due to disability. Performance goals were designed at the time to be challenging but achievable with the coordinated, cross-functional focus and effort of the executives. Based on the success of our transformational initiatives and execution of other elements of the strategy, the Company produced strong financial results and the performance goals were exceeded.

The following table shows the status of all outstanding performance incentive cash awards as of December 30, 2023:.

Award Date	Performance Measure	Percentage of Long-Term Cash Incentive Award	Performance Period	Target	Actual Performance (Adj. EBITDA in thousands)	Actual Performance as % of Target(1)	Payout Earned(2)	Payout Due
March 1, 2022	ROIC	30%	FYE 12/30/23	5.35%	6.21%	116.2%	200%	After fiscal 2024
	Adj. EBITDA	70%	FYE 12/30/23	$449,700	$497,528	110.6%	200%(3)
March 2, 2021	ROIC	30%	FYE 12/31/22	5.09%	6.53%	128.2%	200%	After fiscal 2023
	Adj. EBITDA	70%	FYE 12/31/22	$416,340	$465,493	111.8%	200%(3)

(1)
Company’s actual performance is approved by the Board under the terms of the Executive Cash Incentive Plan of 2015.
(2)
For the 2021 and 2022 performance cash grants, the Committee approved two-year performance periods in recognition of ongoing challenges with multi-year goal-setting due to the uncertainty created by the COVID-19 pandemic, while retaining a three-year service requirement. As a result, two years of LTIP performance cash grants were earned in fiscal year 2022 and are reflected in the Summary Compensation Table accordingly, and there will be no LTIP performance cash grants earned in fiscal year 2024. The 2022 grants remain subject to an additional 12 month time-vesting condition.
(3)
Pursuant to the approved terms of the 2021 and 2022 LTIP, the Committee may adjust for extraordinary items not reflective of the Company's ongoing operating activities. Accordingly, for the 2021 LTIP, the Committee increased Adjusted EBITDA for consulting fees related to the merchandising transformation initiative. Except for the adjustment, the 2021 LTIP Adjusted EBITDA Payout would have been 192.6%. For the 2022 LTIP, the Committee increased Adjusted EBITDA and ROIC for legal and consulting fees related to the Company's exploration of potential acquisition targets in fiscal 2023, which did not otherwise meet the criteria for adjustments to non-GAAP measures. The adjustment had no impact on the payout of the 2022 LTIP plan because the pre-adjusted results resulted in a payout at 200% of target.

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Stock Ownership Guidelines

The Board has established stock ownership guidelines for corporate officers. These guidelines are designed to help ensure that officers share downside risk and upside potential with other shareholders. Our executive officers are expected to achieve and maintain a level of stock ownership having a value that is approximately equal to or greater than a percentage of the executive’s annual base salary. Executive officers have restrictions on the amount they can sell if ownership requirements are not met. The percentages are as follows:

Position	Percentage of Base Salary
Chief Executive Officer	500%
Executive Vice Presidents	300%
Senior Vice Presidents	200%
Vice Presidents	100%

Until the specified level of ownership is achieved, in any calendar year an executive is permitted to sell no more than 50% of the shares that vest (net of taxes) under the Company’s stock incentive plans in that calendar year. As of December 30, 2023, all the Company’s named executive officers had achieved the target ownership level or were making satisfactory progress toward the target levels and in compliance with the Company’s stock ownership policy and none have sold stock in 2023.

Clawback Policy

The Company maintains a clawback policy providing that under certain circumstances, the Company may recover incentive compensation paid to any current or former Associate holding a position of Vice President or a more senior position. The compensation is recoverable if: (a) there is a restatement of all or a portion of the Company’s financial statements due to material non-compliance with financial reporting requirements, (b) the incentive compensation was based on materially inaccurate financial statements or performance metrics, or (c) the Associate engaged in ethical misconduct, serious wrongdoing, or violation of applicable legal or regulatory requirements that causes substantial harm to the company. The Company may recover any incentive compensation paid within the three years prior to the applicable event or conduct. During 2023, the Company modified its clawback policy to comply with SEC and Nasdaq listing rules.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase and sale of our securities by our directors, officers and Associates to promote compliance with federal securities laws and to preserve the integrity and reputation of the Company and that of all persons associated with the Company. A copy of our insider trading policy is filed as Exhibit 19 to our annual report on Form 10-K for our fiscal year ended December 30, 2023.

Personal Benefits and Perquisites

Perquisites play a minor role in the Company’s executive compensation programs. The Company has retained a firm to provide tax and financial planning services for its named executive officers, and executives are provided with an annual physical examination. Mr. Sisk was provided with a travel allowance for commuting to and from the corporate office, in lieu of the Company’s customary relocation benefit offered to executives. Occasionally, an executive’s spouse or other guests may accompany the executive on corporate aircraft when the aircraft is already scheduled for business purposes, including Company events where spouses or other guests are invited, and the aircraft can accommodate additional passengers. In those cases, there is no additional aggregate incremental cost to the Company and, as a result, no amount is reflected in the “2023 Summary Compensation Table” for such travel.

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Risk Considerations

The Compensation Committee does not believe our executive compensation programs encourages excessive or inappropriate risk taking for the following reasons:

•
we structure our pay to consist of both fixed compensation and variable compensation;
•
we cap our cash incentive opportunities;
•
equity awards generally vest over three years, creating incentives for long-term growth;
•
the Company may recover incentive-based compensation under the Company’s clawback policy; and
•
we have stock ownership requirements to incentivize long-term sustainable growth.

Severance and Change in Control Payments

SpartanNash believes that severance payments upon certain terminations of employment benefit the Company and the shareholders by allowing executives to remain focused during uncertain times while also obtaining restrictive covenants for the benefit of the Company. SpartanNash also believes that benefits payable upon a “double-trigger” of both a Qualifying Termination of employment and a change in control benefit the Company and the shareholders by motivating and encouraging each executive to be receptive to potential strategic transactions that are in the best interest of shareholders, even if the executive faces potential job loss, and by motivating the executives in the period leading up to a potential change in control. To accomplish these goals, SpartanNash has entered into an employment agreement with executive officers, including each named executive officer. In addition, all equity awards are issued with a “double trigger” vesting provision.

The severance benefits set forth in our employment agreements include that, upon the occurrence of a Qualifying Termination before or after a Change in Control Protection Period, the relevant executive officer will be entitled to receive (i) a lump sum payment equal to a multiple of his or her base salary and target AIP for the year of termination (two times in the case of Mr. Sarsam and one and one half times in the case of the other NEOs), (ii) a pro-rata annual portion of the executive officer’s AIP for the year of termination based upon achievement of applicable performance goals, (iii) reimbursement of any COBRA premiums (less the amount paid by the executive officer during employment) for the same coverage period equal to the executive officer’s severance multiple and (iv) any accrued compensation or benefits.

In the event of a Qualifying Termination during a Change in Control Protection Period, (i) the lump sum base salary and target bonus payment will be equal to an increased multiple (two and one half times in the case of Mr. Sarsam and two times in the case of the other NEOs), (ii) the COBRA reimbursement period will increase by the same coverage period as such executive officer’s severance multiple and (iii) the executive officer will be entitled to receive continued life insurance coverage for the shorter of twenty-four months post-termination or until the executive officer receives a substantially equal benefit from a new employer, plus the other payments and benefits identified in sections (ii) and (iv) in the immediately preceding paragraph.

Under the terms of our equity-based compensation plans and our executive employment agreements, the named executive officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment and upon a change in control of the Company. The specific terms of these arrangements and an estimate of the compensation that would have been payable had they been triggered as of year-end are described in detail in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.” The terms and conditions of these arrangements are the result of arms-length negotiations between the Company and the Company’s executive officers and reflect input from the Committee’s independent compensation consultant and a review of market data.

The termination of employment provisions of the executive employment agreement are intended, in part, to address retention concerns by providing these individuals with a certain amount of compensation that would offset the potential disincentive to support an effort that would result in a change in control of the Company that could threaten the executive’s job.

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Separation of Mr. Sisk

On December 30, 2023, the Company and Mr. David Sisk, the Company's Executive Vice President and Chief Customer Officer, entered into a separation agreement to terminate employment without cause. Pursuant to the separation agreement, Mr. Sisk served through December 30 and received the following severance benefits which were consistent with the benefits payable under his employment agreement for a termination without cause: (i) a $984,000 lump sum payment; (ii) a 2023 AIP payout determined based on actual performance ($194,300); and (iii) reimbursement for retiree medical coverage in lieu of COBRA health benefits ($20,286). Mr. Sisk's severance also included tax and financial planning services ($28,000) and payment for up to $10,000 in household moving expenses. In 2024, he will receive $375,000 in compensation for consulting and transition services related to the military customer channel. Mr. Sisk's agreement also contains customary provisions associated with an executive’s separation, including an 18 month restrictive covenant, waiver and release of claims against the Company, confidentiality and cooperation obligations.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in SpartanNash’s annual report on Form 10-K for the year ended December 30, 2023 and this proxy statement.

Respectfully submitted,

Pamela S. Puryear, Ph.D., Chair

M. Shân Atkins

Julien R. Mininberg

Fred Bentley, Jr.

William R. Voss

The information contained in the “Compensation Committee Report” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

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Executive Compensation

2023 SUMMARY COMPENSATION TABLE

The following table shows certain information concerning the compensation earned by each person who served in the capacity of the Chief Executive Officer and the Chief Financial Officer, and each of the Company’s three most highly compensated executive officers other than the Chief Executive Officer or Chief Financial Officer who were serving as executive officers as of the end of 2023 (the officers identified in the table below are referenced in this Proxy Statement as the “named executive officers”).

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Tony Sarsam	2023	$980,769	$—	$4,173,604	$4,619,543	$203,574	$9,977,490
President and CEO
	2022	900,000	—	1,816,634	6,905,287	122,061	9,743,982

	2021	859,615	—	1,687,591	1,788,924	334,342	4,670,472

Jason Monaco	2023	583,654	—	1,145,251	1,189,342	75,325	2,993,572
EVP and CFO
	2022	511,250	—	416,372	1,415,625	65,430	2,408,677

	2021	384,615	55,000	778,095	489,991	312,364	2,020,065

David Sisk	2023	408,077	—	305,414	194,300	1,199,902	2,107,693
EVP and
Chief Customer
Officer

Masiar Tayebi	2023	450,769	—	509,034	624,943	57,989	1,642,735
EVP and Chief Strategy
and Information Officer	2022	409,000	—	201,924	833,384	46,622	1,490,930

Bennett Morgan	2023	441,923	—	499,899	558,350	60,903	1,561,075
EVP and
Chief Merchandising	2022	390,923	200,000	186,758	399,231	405,330	1,582,242
Officer

(1)
These amounts reflect salary earned during the fiscal year, including adjustments to annual base salary rates made during the fiscal year.
(2)
These amounts represent the aggregate grant date fair value of stock awards (which for 2023 includes both restricted stock and PSUs) determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The grant date fair value of restricted stock awards is based on the number of shares granted and the closing stock price on the date of grant. The grant date fair value of PSUs is reported based on the probable outcome of the performance conditions (target) and the closing stock price on the date of grant. The target values of the 2023 PSUs at the grant date based on the probable outcome of the performance conditions is $2,796,295 for Mr. Sarsam, $687,129 for Mr. Monaco, $183,243 for Mr. Sisk, $305,388 for Mr. Tayebi, and $302,385 for Mr. Morgan. Actual PSU award payouts may range from zero percent to 200 percent of the target awards as shown below in the 2023 Grants of Plan-Based Awards table. The value of the PSUs granted in 2023 assuming maximum performance is $5,592,590 for Mr. Sarsam, $1,374,258 for Mr. Monaco, $366,487 for Mr. Sisk, $610,775 for Mr. Tayebi, and $604,771 for Mr. Morgan.

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Executive Compensation

(3)
The following table provides details regarding the non-equity incentive compensation earned by each named executive officer in 2023:

		2022 LTI Grant
Name	Annual Cash Incentive Award Earned	ROIC Portion of Long-Term Incentive Award Earned	Adj. EBITDA Portion of Long-Term Incentive Award Earned	Total 2022 LTI	Total

Mr. Sarsam	$1,019,543	$1,080,000	$2,520,000	$3,600,000	$4,619,543
Mr. Monaco	364,342	247,500	577,500	825,000	1,189,342
Mr. Sisk	194,300	—	—	—	194,300
Mr. Tayebi	224,943	120,000	280,000	400,000	624,943
Mr. Morgan	195,465	108,865	254,019	362,885	558,350

(4)
“All Other Compensation” includes the value of Company matching contributions to each executive’s qualified and non-qualified retirement plans, termination payments, perquisites, and Company paid life insurance premiums (a benefit that is generally available to the Company’s salaried Associates). The following table provides details regarding all other compensation paid to named executive officers for 2023:

Name	Qualified Savings Plan Match	Nonqualified Savings Plan Match	Financial Planning & Health Screening	Vacation Payout, Severance(a)	Travel(b)	Travel Tax Gross Up	Other Perquisites and Personal Benefits	Total

Mr. Sarsam	$3,346	$180,024	$19,100	$—	$—	$—	$1,104	$203,574
Mr. Monaco	8,647	45,391	20,293	—	—	—	994	75,325
Mr. Sisk	11,799	—	20,395	1,081,709	65,034	20,286	679	1,199,902
Mr. Tayebi	11,462	25,185	20,580	—	—	—	762	57,989
Mr. Morgan	11,774	21,872	20,114	—	—	—	7,143	60,903

(a)
Consists of severance of $1,042,286 and accrued vacation of $39,423 for Mr. Sisk.
(b)
In accordance with the terms of his hiring, Mr. Sisk was provided with a travel allowance for commuting to and from the corporate office, in lieu of the Company’s customary relocation benefit offered to executives. These benefits were valued on the basis of the amount incurred and reimbursed to the NEO, including travel costs, temporary housing and the use of an automobile.

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2023 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of an award made to the named executive officers in 2023.

			Estimated Possible or Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible or Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of	Grant Date Fair Value
Name	Award Type(1)	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of Stock	of Stock Awards(4)

Tony	AIP	3/1/23	$307,091	$1,228,365	$2,456,730
Sarsam	RSA	3/1/23							50,562	$1,377,309
	PSU	3/1/23				25,664	102,654	205,308		2,796,295
Jason	AIP	3/1/23	109,742	438,966	877,932
Monaco	RSA	3/1/23							16,818	458,122
	PSU	3/1/23				6,306	25,225	50,450		687,129
David	AIP	3/1/23	58,524	234,096	468,192
Sisk	RSA	3/1/23							4,485	122,171
	PSU	3/1/23				1,682	6,727	13,454		183,243
Masiar	AIP	3/1/23	67,754	271,015	542,030
Tayebi	RSA	3/1/23							7,476	203,646
	PSU	3/1/23				2,803	11,211	22,422		305,388
Bennett	AIP	3/1/23	58,875	235,500	471,000
Morgan	RSA	3/1/23							7,176	195,474
	RSA	9/15/23							96	2,040
	PSU	3/1/23				2,691	10,763	21,526		293,184
	PSU	9/15/23				108	433	866		9,201

(1)
“AIP” denotes an annual cash incentive award under the 2015 Executive Cash Incentive Plan. "RSA" and "PSU" denote an award of restricted stock and PSUs, respectively, made pursuant to the 2020 Stock Incentive Plan.
(2)
The amounts reported in these columns represent the possible threshold, target, and maximum awards that could have been earned by each named executive officer for the annual cash incentive award (AIP) under the 2015 Executive Cash Incentive Plan. For details regarding how these amounts are determined, see the “Compensation Discussion and Analysis” section of this proxy statement.
(3)
Represents the possible payouts for PSUs granted under the 2020 Stock Incentive Plan, the terms of which are discussed in the "Compensation Discussion and Analysis" section.
(4)
Amounts reported represent the aggregate grant date fair value determined in accordance with ASC 718, based on the number of shares or units granted and the Company’s closing stock price on the date of grant.

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Discussion of Summary Compensation and Plan-Based Awards Tables

1.
Employment Agreements

Each current executive officer has an employment agreement with the Company providing for employment for an indefinite period of time until termination of employment. Employment terminates automatically in the event of death, and the Company may terminate the executive’s employment for cause or for disability if he or she is no longer able to perform the essential functions of the position.

2. Non-Equity Incentive Plan Awards

For 2023, each named executive officer was granted the opportunity to earn cash incentive compensation on an annual basis.

The Executive Plan is a non-equity incentive compensation plan that is designed to motivate executive officers and other participants who are positioned to make substantial contributions toward the achievement of goals established under the plan. The plan’s objectives include:

•
motivating participants to achieve SpartanNash’s annual financial and business objectives;
•
providing a competitive incentive compensation opportunity; and
•
creating linkage between participant contributions and SpartanNash’s business and financial objectives.

3. Equity Awards

All shares of restricted stock and PSUs were awarded to NEOs pursuant to the 2020 Stock Incentive Plan. Awards under SpartanNash’s equity compensation plans are designed to:

•
align executive and shareholder interests;
•
reward executives and other key Associates for building shareholder value; and
•
encourage retention and long-term investment in SpartanNash.

The shares of restricted stock granted in 2023 vest in three equal yearly increments, based on continued employment through the vest date. If the employment of an executive officer is terminated for any reason other than death, disability, or retirement, then all unvested shares of restricted stock are forfeited unless the Compensation Committee exercises its discretion to waive any remaining restrictions. In the event of retirement, the outstanding shares will continue to vest, provided that the executive continues to comply with the noncompetition covenants applicable to the award. For information regarding accelerated vesting of restricted stock upon termination or a change-in-control of the Company, please see the section entitled “Potential Payments Upon Termination or Change-in-Control.”

Performance share unit awards are contingent on company performance relating to cumulative Adjusted EPS and average annual return on invested capital metrics over a three-year performance period. There is the potential for an upside opportunity if the target performance is exceeded, with a maximum payout equal to 200% of the target award. The shares earned, if any, will cliff vest as of the end of the performance period, based on continued employment through such date. If the employment of an executive officer is terminated for any reason other than death, disability, or retirement before the end of the performance period, then any unearned portion of the PSU award will be forfeited. In the event of retirement, the named executive officer will earn a pro-rata portion of the award based on the number of weeks of employment during the performance period. For information regarding accelerated vesting of PSUs upon termination or a change-in-control of the Company, please see the section entitled “Potential Payments Upon Termination or Change-in-Control.”

4. Dividends

For awards made under the 2020 Stock Incentive Plan, cash dividends will not be paid on unvested equity awards, but participants earn dividend equivalents that vest at the same time as the underlying shares and to the extent that units are earned.

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2023 OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table provides information concerning stock awards that have not vested for each named executive officer outstanding as of December 30, 2023.

	Restricted Stock		Performance Share Unit Awards
Name	Number of Shares or Units that have not Vested(2)	Market Value of Shares or Units that have not Vested(1)	Number of Unearned Shares, Units or other Rights That Have Not Vested(3)	Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested(1)

Tony B. Sarsam	127,691	$2,930,508	102,654	$2,355,909
Jason Monaco	43,624	1,001,171	25,225	578,914
David Sisk(4)	10,642	244,234	6,727	154,385
Masiar Tayebi	15,725	360,889	11,211	257,292
Bennett Morgan	11,656	267,505	11,196	256,948

(1)
The market value reflected in this column is based on a closing market price of $22.95 on December 29, 2023 (the last trading day of fiscal year 2023) as reported by Nasdaq.
(2)
Represents the number of restricted shares that will vest assuming continued employment through the vest date. The following table sets forth the vesting dates for unvested restricted stock awards to each named executive officer as of December 31, 2023:

Vesting Schedule for Shares of Restricted Stock

Vesting Date	Tony B. Sarsam	Jason Monaco	David Sisk	Masiar Tayebi	Bennett Morgan

3/1/24	72,661	15,025	—	7,055	4,616
3/22/24	—	6,250	—	—	—
5/25/24	—	—	—	1,316	—
3/1/25	38,176	10,493	—	4,862	4,616
3/22/25	—	6,250	—	—	—
3/1/26	16,854	5,606	—	2,492	2,424

(3)
Represents the number of PSUs granted in 2023 that could vest at the end of the performance period ending January 3, 2026. In accordance with SEC rules, the amount listed represents the number of units that may be earned under the award at the target level of performance (i.e., 100% of the target amount). Total shares earned under the PSUs will range from 0% to 200% of the target amount.
(4)
Mr. Sisk's outstanding equity awards were forfeited in conjunction with his termination.

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Executive Compensation

2023 OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning vesting of restricted stock during the last completed fiscal year for each of the named executive officers on an aggregated basis. No stock options were exercised in 2023 or outstanding at fiscal year-end for any of the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

Tony B. Sarsam	55,807	$1,520,183
Jason Monaco	15,669	408,324
David Sisk	4,380	119,311
Masiar Tayebi	5,879	155,222
Bennett Morgan	2,192	59,710

(1)
The dollar values reported in this column are calculated using the closing price of the stock on the date of vesting, or if the vesting date is not a day on which Nasdaq is open for trading, then the closing price on the most recent preceding trading day.

QUALIFIED DEFINED CONTRIBUTION RETIREMENT PLAN

The Company maintains the Savings Plus Plan, a qualified 401(k) defined contribution retirement plan that is generally open to all of the Company’s non-union Associates. Our named executive officers are eligible to participate in the Savings Plus Plan, subject to wage and contribution limits imposed by the Internal Revenue Code.

The Savings Plus Plan allows for 100% matching contributions by the Company on the first 3% of salary and 50% matching contributions on the next 2% of salary.

NON-QUALIFIED DEFERRED COMPENSATION

SpartanNash maintains a non-qualified deferred compensation plan, the Supplemental Executive Savings Plan (“SESP”), for SpartanNash’s officers and certain other Associates.

The purpose of the SESP is to provide officers with the benefits that they are otherwise denied under the Company’s qualified savings plan, the Savings Plus Plan, due to the annual dollar limit on compensation and other limitations of the Internal Revenue Code, which are referred to collectively as the “statutory limits.” Participants in the SESP may defer up to 50% of base salary and up to 100% of any bonuses under the plan. This opportunity is in addition to a participant’s savings opportunity under the Savings Plus Plan (subject to the statutory limits). Participants in the SESP are entitled to a Company-matching contribution that mirrors the matching formula provided by the Company under the Savings Plus Plan.

The SESP provides participants with various investment alternatives, consisting primarily of mutual funds. The investments are only hypothetical investments, also referred to as phantom investments. The investment results for a participant are determined as if the contributions had actually been invested in the selected investment fund during the relevant time period.

Participants make a distribution election at time of annual enrollment into the SESP. Distributions include a lump sum payment or annual installment distribution of up to 10 years. Participants may also elect to commence distributions at time of separation of employment or to defer distributions to a specific year in the future.

The following table provides certain information regarding participation of the named executive officers in our non-qualified deferred compensation plans.

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Executive Compensation

2023 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In Last FY(1)	Registrant Contributions In Last FY(2)	Aggregate Earnings In Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance At Last FYE(3)

Tony B. Sarsam	$196,154	$166,252	$17,528	$—	$486,940
Jason Monaco	52,529	41,919	15,534	—	160,879
David Sisk	21,069	—	7,806	—	66,205
Masiar Tayebi	22,539	23,258	6,464	—	71,641
Bennett Morgan	22,096	20,199	2,885	—	45,180

(1)
All of the amounts in this column are also reported as either “Salary” or “Non-Equity Incentive Plan Awards” in the 2023 Summary Compensation Table of this proxy statement.
(2)
All of the amounts in this column are also reported as “All Other Compensation” in the 2023 Summary Compensation Table of this proxy statement. The amounts shown here are reported net of FICA taxes.
(3)
The aggregate balance at last year-end shown in this column includes Company contributions in prior years which were reported as “All Other Compensation” on the Summary Compensation Table for the applicable year. Company contributions in prior years that have previously been reported for each named executive officer are as follows: $63,935 for Mr. Sarsam; $26,469 for Mr. Monaco; and $11,561 for Mr. Tayebi.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Executive Employment Agreement

Each of SpartanNash’s executive officers has an employment agreement with SpartanNash providing that if the officer’s employment is terminated by SpartanNash other than due to death, disability or cause (as defined in the employment agreement), or if the employment is terminated by the officer for good reason (as defined in the employment agreement), the officer will receive the payments and benefits described and quantified in the table below.

Officers who are eligible for severance pay must meet certain conditions to receive the payments, including execution of a release of certain employment-related claims and compliance with the post-employment confidentiality and non-competition provisions of the employment agreement. If the officer’s employment with SpartanNash terminates for reasons other than a nonqualifying termination during the two-year period following a change in control of SpartanNash, then the officer will receive the payments and benefits described and quantified in the table below. The agreements with current executive officers include a “best net” provision, providing that severance benefits will be reduced to avoid any excise taxes, or paid in full subject to the executive paying the applicable excise taxes, whichever results in the higher payment to the executive on an after-tax basis. We do not provide an excise tax gross-up for any change in control situation.

The term “change in control” is defined in the executive severance agreements generally as (1) the acquisition by any person or group of 20% or more of the outstanding common stock or voting power of SpartanNash, (2) the majority of the Board being comprised of persons other than the current members of the Board or their successors whose nominations were approved by at least two-thirds of the Board, or (3) the effective time of certain mergers, reorganizations, consolidations, plans of dissolution or sales of substantially all of SpartanNash’s assets.

The Company believes that the Executive Employment Agreements help retain our executives and keep them focused on implementing our strategic plan during a time of increased competition, consolidation, and uncertainty in our industry. The agreements benefit the Company by enabling executives to remain focused on the business of the Company in uncertain times without the distraction of potential job loss.

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The following table summarizes the potential payments and benefits payable to each named executive officer upon termination for the reasons set forth below. None of the NEOs were eligible to receive retirement or early retirement benefits as of December 30, 2023, therefore we do not present any information about payments that would be made upon retirement. For executives other than Mr. Sisk, the disclosure assumes that the triggering event took place on December 30, 2023 (and that no change in control took place before the triggering event).

Mr. Sisk's employment terminated on December 30, 2023. Pursuant to his separation agreement, Mr. Sisk served through December 30 and received a severance package consistent with the benefits payable under his employment agreement, including: (i) a $984,000 lump sum payment, (ii) a 2023 Annual Incentive Plan payout representing $194,300, and (iii) reimbursement for retiree health benefit coverage in lieu of COBRA health benefits of $20,286. Mr. Sisk's severance also included 18 months of tax and financial planning assistance (estimated value of $28,000) and payment for household moving expenses not to exceed $10,000. In 2024, he will receive a consulting bonus of $375,000 for consulting and transition assistance services.

Potential Payments Upon Termination Not in Connection With a Change in Control

	Tony B. Sarsam	Jason Monaco	Masiar Tayebi	Bennett Morgan
Termination Other than for Death, Disability or Cause(1)(2)
Lump Sum Payment(3)	$4,500,000	$1,575,000	$1,104,000	$1,104,000
Pro-Rata Annual Cash Incentive Award(4)	1,019,543	364,342	224,943	195,465
Health Coverage Reimbursement (COBRA)(5)	55,300	41,099	38,849	39,309
Other Compensation(6)	115,385	69,231	46,204	53,077
TOTAL	$5,690,228	$2,049,672	$1,413,996	$1,391,851
Death or Disability
Restricted Stock Vesting(7)	$2,930,508	$1,001,171	$360,889	$267,505
Performance Share Units Vesting(9)	780,301	191,742	85,218	85,104
Annual Cash Incentive Award(8)	1,019,543	364,342	224,943	195,465
Long-Term Cash Incentive Award(10)	6,800,000	1,473,317	742,307	362,885
TOTAL	$11,530,352	$3,030,572	$1,413,357	$910,959

(1)
Under the Employment Agreements, the Company will provide severance payments and benefits only if the named executive officer is terminated by the Company at will (i.e., not for death, disability, or “cause” as defined in the agreements), or if the executive terminates the employment for “good reason,” as defined in the Employment Agreements.
(2)
Any named executive officer who is terminated for cause (as defined in the Employment Agreements) will receive only salary and benefits accrued as of the date of termination.
(3)
The Company will pay the executive an amount equal to two times the following for Mr. Sarsam, or one and a half the sum of the following for all other named executive officers: the sum calculated by adding (i) the executive’s annual Base Salary in effect immediately prior to the date of termination plus (ii) the executive’s target AIP for the year of termination.
(4)
The Company shall pay the executive a prorated AIP for the year in which the executive’s termination of employment occurs. The prorated AIP shall be determined by multiplying the full year AIP that would otherwise have been payable to the executive, based upon the achievement of the applicable performance goals, as determined by the Board, by a fraction, the numerator of which is the number of days during which the executive was employed by the Company in the fiscal year in which the termination date occurs and the denominator of which is 365 (“Prorated Bonus”). Any earned amount of the annual cash incentive award was earned as of the end of 2023 (the date of the assumed triggering event) and is also included in the Non-Equity Incentive Compensation reported in the 2023 Summary Compensation Table.
(5)
The amounts would be paid as reimbursement by the Company to the executive for the COBRA continuation coverage premium necessary to continue the named executive officer’s then-current health, dental, vision, and prescription drug coverage (for the executive and any dependents) for a period of two years following termination for Mr. Sarsam or one and a half years following termination for all other named executive officers.
(6)
The Company shall pay any other amounts earned, accrued and owing but not yet paid and any benefits accrued and due under any applicable benefit plans and programs of the Company. The amounts included in the table above represent one week of accrued salary as well as accrued yet unused vacation as of December 31, 2023.
(7)
Under the terms of the Company’s stock incentive plans, if a Plan participant becomes disabled or dies, then the participant will receive a pro-rata portion of any unvested restricted stock, but the plans also permit the Compensation Committee, in its sole discretion, to waive any restrictions remaining on any remaining shares of restricted stock before or after the death, retirement, or disability of the participant. Pursuant to its discretionary authority, the Compensation Committee has included in the terms and conditions of each grant of restricted stock to the named executive officers a provision for the automatic vesting of restricted stock upon the death or disability of the named executive officer.
(8)
In the event of death, or disability before the completion of the performance period, the named executive officer will earn a pro-rata portion of the award based on the number of weeks of employment during the performance period. Any earned amount of the annual cash incentive award was earned as of the end of 2023 (the date of the assumed triggering event) and is also included in the Non-Equity Incentive Compensation reported in the 2023 Summary Compensation Table.

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(9)
If a named executive officer dies or becomes disabled with 12 months or more remaining in the performance period, the target award will be paid on a pro-rata basis based on the length of employment during the performance period. If an officer dies or becomes disabled with 12 months or less remaining in the performance period, the payout, if any, will be paid based on actual performance results on a pro-rata basis based on the length of employment during the performance period. If an officer dies or becomes disabled after the performance period, any earned portion of the award will be paid. The value of the PSUs, based on target level of performance, are determined multiplying the number of units by $22.95, the closing stock price of our common stock on December 29, 2023.
(10)
Represents the actual performance for complete performance periods.

The following table summarizes the potential payments and benefits payable to each of SpartanNash’s named executive officers upon termination after a change in control of the Company, assuming that the change in control and termination took place on December 30, 2023.

Potential Payments Upon Termination in Connection With a Change in Control

	Tony B. Sarsam	Jason Monaco	Masiar Tayebi	Bennett Morgan

Lump Sum Payment(1)	$5,625,000	$2,100,000	$1,472,000	$1,472,000
Pro-Rata Annual Cash Incentive Award(2)	1,019,543	364,342	224,943	195,465
Long-Term Cash Incentive Award(3)	6,800,000	1,473,317	742,307	362,885
Acceleration of Restricted Stock(4)	2,930,508	1,001,171	360,889	267,505
Acceleration of Performance Share Units(5)	780,301	191,742	85,218	85,104
Other Compensation(6)	115,385	69,231	46,204	53,077
Continued Benefits(7)	166,239	124,464	115,087	120,264
TOTAL	$17,436,976	$5,324,267	$3,046,648	$2,556,300

(1)
The Company will pay the Executive an amount equal to two and half times the following for Mr. Sarsam, or two times the sum of the following for all other named executive officers: the sum calculated by adding (i) the Executive’s annual Base Salary in effect immediately prior to the date of termination plus (ii) the Executive’s target AIP for the year of termination.
(2)
The Company shall pay the Executive a prorated AIP for the year in which the Executive’s termination of employment occurs. The prorated AIP shall be determined by multiplying the full year AIP that would otherwise have been payable to the Executive, based upon the achievement of the applicable performance goals, as determined by the Board, by a fraction, the numerator of which is the number of days during which the Executive was employed by the Company in the fiscal year in which the termination date occurs and the denominator of which is 365 (“Prorated Bonus”). Any earned amount of the annual cash incentive award was earned as of the end of 2023 (the date of the assumed triggering event) and is also included in the Non-Equity Incentive Compensation reported in the 2023 Summary Compensation Table.
(3)
Upon a change in control following the performance period, any earned but unvested portion of the award will be payable in full upon the earliest to occur of the termination of the officer’s employment for any reason, the applicable vesting date, or the date that is the 15th day of the third month following the change in control. The amounts reported in the table reflect actual performance for complete performance periods.
(4)
Upon a qualifying termination following a change in control, the officer’s unvested shares of restricted stock will vest.
(5)
Upon a qualifying termination following a change in control, the officer’s unvested PSUs will vest on a pro-rata basis for the length of employment during the performance period prior to the change in control. If such change of control occurs during the first year of the performance period, then the pro-rata number of PSUs shall be deemed earned which corresponds to the target level of performance. If such change of control occurs prior to the final date of the performance period but after the first year of the performance period, then the pro-rata number of PSUs shall be deemed earned based on the greater of target performance or actual performance through the latest completed fiscal year of the performance period prior to the year in which such change of control occurred. The value of the PSUs reported in the table, based on target level of performance, are determined multiplying the number of units by $22.95, the closing stock price of our common stock on December 29, 2023.
(6)
The Company shall pay any other amounts earned, accrued and owing but not yet paid and any benefits accrued and due under any applicable benefit plans and programs of the Company. The amounts included in the table above represent one week of accrued salary as well as accrued yet unused vacation as of December 29, 2023.
(7)
Under the Executive Severance Agreements, each named executive officer will receive reimbursement for the following benefits (a) for 24 months (or 30 months for Mr. Sarsam), all health, dental, vision and prescription drug benefits for the officer and his or her family; (b) for 12 months, tax and financial planning benefits; and (c) for 24 months, Company funded life insurance coverage. The reimbursement amount also includes an amount necessary to eliminate the income tax cost to the named executive officer resulting from any conversion of such benefits from non-taxable employee benefits to taxable reimbursements.

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Executive Compensation

CHANGE IN CONTROL TREATMENT

Under our AIP, upon a change in control before the end of the fiscal year, Associates will earn an incentive payout equal to the greater of the target award or the projected award, to be paid no later than the 15th day of the third month following the change in control. Assuming a change in control occurred as of December 30, 2023, our NEOs would be entitled to the following payments with respect to the 2023 AIP: Mr. Sarsam, $1,019,543; Mr. Monaco, $364,342; Mr. Sisk, $194,300; Mr. Tayebi, $224,943; and Mr. Morgan, $195,465.

Under our equity plans, if an award agreement is not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or Board, the equity awards will be treated as follows: (i) unvested shares of restricted stock will immediately become fully vested and delivered to the Associate, and (ii) unvested PSUs will vest on a pro-rata basis for the length of employment during the performance period prior to the change in control. If such change of control occurs during the first year of the performance period, then the pro-rata number of PSUs shall be deemed earned which corresponds to the target level of performance. If such change of control occurs prior to the final date of the performance period but after the first year of the performance period, then the pro-rata number of PSUs shall be deemed earned based on the greater of target performance or actual performance through the latest completed fiscal year of the performance period prior to the year in which such change of control occurred.

Assuming a change in control occurred as of December 30, 2023 in which the equity awards were not assumed by the surviving entity, our NEOs would vest in their outstanding equity awards with an estimated value as follows: Mr. Sarsam, $3,710,809; Mr. Monaco, $1,192,913; Mr. Sisk, $295,368; Mr. Tayebi, $446,107; and Mr. Morgan, $352,609.

Under the terms of the prior long-term cash incentive programs, upon a change in control of SpartanNash following the end of the applicable performance period, any earned long-term cash incentive program award will be based on actual performance through the end of the performance period and payable in full upon the earliest to occur of the termination of employment for any reason, or a date selected by SpartanNash that is no later than the 15th day of the third month following the change in control. Assuming a change in control occurred as of December 30, 2023, our NEOs would be entitled to the following payments with respect to the 2021 and 2022 long-term cash incentive program awards: Mr. Sarsam, $6,800,000; Mr. Monaco, $1,473,317; Mr. Sisk, $475,000; Mr. Tayebi, $742,307; and Mr. Morgan, $362,885.

CEO PAY RATIO

Our Chief Executive Officer to median employee pay ratio is calculated in accordance with SEC rules. We identified our median employee, excluding the Chief Executive Officer, as of January 2, 2021, by using total cash compensation as our consistently applied cash compensation measure.

As allowed under Item 402(u) of Regulation S-K, we used the same median employee to determine our pay ratio disclosure for 2023 as in fiscal year 2021 as there were no significant changes to our median employee's status, our employee population or our employee compensation arrangements in fiscal year 2023 that we believe would reasonably be expected to result in a significant change to the pay ratio. The fiscal year 2023 annual total compensation of our median employee was calculated using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table.

Our Chief Executive Officer’s total compensation, as reported in the 2023 Summary Compensation Table, was $9,977,490. The annual total compensation of our median employee was $34,812. Therefore, our 2023 Chief Executive Officer to median employee pay ratio is 287:1. As discussed in the "Compensation Discussion and Analysis" section of this proxy statement, as a result of compensation program design changes, the Summary Compensation Table amounts reported for Mr. Sarsam are higher in 2023. This is because both the grant date fair value of PSUs granted in March 2023 and the earned payout value of the 2022 performance cash awards granted in March 2022 are reported in the same 2023 compensation row. Additionally, as disclosed in our 2023 proxy statement for fiscal year 2022, as a result of the change in performance periods, two years of LTIP performance cash grants were earned in fiscal year 2022. These disclosure obligations give the appearance of substantially higher 2022 and 2023 grants.

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PAY VERSUS PERFORMANCE

The following disclosure sets forth the "compensation actually paid" to our NEOs in relation to certain performance measures of the Company in accordance with Item 402(v) of Regulation S-K. The compensation actually paid (or "CAP") to our CEO (referred to below as the Principal Executive Officer or "PEO") and to our other NEOs ("Non-PEO NEOs") and certain company financial metrics are presented for the last four years, calculated in accordance with SEC requirements. CAP does not necessarily reflect compensation actually earned by or paid to our NEOs in each covered year or how the Compensation Committee evaluates compensation decisions. The company's pay-for-performance philosophy and how the company links compensation to company performance is discussed in the "Compensation Discussion and Analysis" section of this Proxy Statement.

	Summary Compensation Table Total		Compensation Actually Paid				Value of Initial Fixed $100 Investment Based On (4):
Year	PEO1	PEO2	PEO1	PEO2	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Share- holder Return	Peer Group Total Share- holder Return	Net Income ($000)	Company Selected Measure (Adjusted EBITDA) ($000)
(1)	(2)	(2)	(3)	(3)	(2)	(3)		(5)		(6)

2023	$9,977,490	n/a	$8,788,599	n/a	$2,076,269	$1,790,152	$189	$164	$52,237	$257,401
2022	9,743,982	n/a	10,477,683	n/a	1,782,208	1,681,256	240	198	34,518	242,879
2021	4,670,472	n/a	5,444,034	n/a	1,611,915	1,668,379	199	216	73,751	213,706
2020	1,244,893	4,384,274	1,251,196	4,341,191	1,737,123	1,642,906	129	111	75,914	234,813

(1) Tony Sarsam (PEO1) joined the Company in September 2020. Dennis Eidson (PEO2) served as Interim CEO until September 2020.

The non-PEO NEOs represent the following individuals for each of the years shown, as follows:

2023 – Jason Monaco, David Sisk, Masiar Tayebi and Bennett Morgan.

2022 – Jason Monaco, Arif Dar, Yvonne Trupiano, Bennett Morgan, Thomas Swanson and Masiar Tayebi.

2021 – Jason Monaco, Mark Shamber, Kathleen Mahoney, Yvonne Trupiano, Arif Dar and Thomas Swanson.

2020 – Mark Shamber, Walt Lentz, Kathleen Mahoney, Yvonne Trupiano and Lori Raya.

(2) Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Sarsam and Mr. Eidson and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs other than Mr. Sarsam and Mr. Eidson.

(3) To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for each of the principal executive officers and for the average of the non-PEO NEOs is set forth following the footnotes to this table.

(4) Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested on December 31, 2019. Historical stock price performance is not necessarily indicative of future stock price performance.

(5) The peer group TSR consists of the S&P SmallCap 600 Food Distributors Index, which is the same peer group used in Part II, Item 5 of our 2023 annual report.

(6) The Company selected Adjusted EBITDA as the Company Selected Measure as it believes Adjusted EBITDA most closely aligns compensation actually paid and Company financial performance. Under the annual cash incentive awards, Adjusted EBITDA is defined as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including share-based payments (equity awards measured in accordance with ASC 718, Stock Compensation, which include both stock-based compensation to employees and stock warrants issued to non-employees) and the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company. Pursuant to the approved terms of the 2023 AIP, the Committee may adjust for extraordinary items not

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reflective of the Company’s ongoing operating activities. Accordingly, the Committee increased Adjusted EBITDA for legal and consulting fees related to the Company's exploration of potential acquisition targets during the year, which did not otherwise meet the criteria for adjustment to non-GAAP measures.

Reconciliation of Compensation Actually Paid Adjustments

The following tables present adjustments from the Summary Compensation Table totals to CAP for our PEOs and Non-PEO NEOs.

PEOs Summary Compensation Total to Compensation Actually Paid Reconciliation:

Year	Summary Compensation Table Total	Minus Grant Date Fair Value of Stock Awards Granted in Fiscal Year	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	Minus Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Plus Change in Value of Accrued Dividends	Equals Compensation Actually Paid
	(1)	(2)	(3)	(3)	(3)	(3)	(3)

2023	$9,977,490	($4,173,604)	$3,516,307	($562,270)	$—	($167,421)	$—	$198,097	$8,788,599
2022	9,743,982	(1,816,634)	1,934,332	308,986	—	224,013	—	83,004	10,477,683
2021	4,670,472	(1,687,591)	2,233,933	139,729	—	5,801	—	81,690	5,444,034
2020	5,629,167	(1,061,499)	388,452	57,906	624,533	(50,467)	—	4,295	5,592,387

Average Non-PEO NEOs Summary Compensation Total to Compensation Actually Paid Reconciliation:

Year	Summary Compensation Table Total	Minus Grant Date Fair Value of Stock Awards Granted in Fiscal Year	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	Minus Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Plus Change in Value of Accrued Dividends	Equals Compensation Actually Paid
	(1)	(2)	(3)	(3)	(3)	(3)	(3)

2023	$2,076,269	($614,900)	$454,399	($71,878)	$—	($26,945)	($46,547)	$19,755	$1,790,152
2022	1,782,208	(222,500)	169,737	32,011	—	31,207	(114,233)	2,826	1,681,256
2021	1,611,915	(319,682)	356,548	77,238	—	10,382	(79,224)	11,202	1,668,379
2020	1,737,123	(276,290)	176,078	42,581	—	(10,028)	(32,399)	5,841	1,642,906

(1)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the non-PEO NEOs, amounts shown represent averages. See footnote 1 above for the NEOs included in the average for each year.
(2)
Represents the grant date fair value of the stock awards granted during the indicated fiscal year, as reported in the Summary Compensation Table, computed in accordance with the methodology used for financial reporting purposes.

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(3)
Represents fair value or change in fair value, as applicable, of stock awards determined by reference to (1) for restricted stock awards, closing stock price on the applicable year-end date or, in the case of vesting dates, the actual vesting date, (2) for PSU awards, the same valuation methodology as restricted stock awards except year-end values are based on the probable outcome of the performance condition as of each measurement date.

Relationship Between Pay and Performance

Our executive compensation programs are designed to align pay with performance. Accordingly, the payouts under our annual and long-term incentive plans are based on attainment of certain company performance goals. As discussed in the Compensation Discussion and Analysis section above, disclosure obligations for the Summary Compensation Table require inclusion of the earned value of long-term cash incentive awards and the grant date fair value of share-based awards (e.g., PSUs and restricted stock). For 2023, both the grant date fair value of PSUs granted in March 2023 and the earned payout value of the 2022 performance cash awards granted in March 2022 are reported in the same 2023 compensation row.

The table below lists financial measures which in our assessment represent the most important financial performance measures used by the Company to link executive compensation actually paid to the NEOs to company performance for 2023, the most recent fiscal year. The metrics used by the Company for our executive compensation programs are selected because they are aligned with the Company's long-term strategic plan and to incentivize both profitability and efficient utilization of invested capital. Please see the Compensation Discussion and Analysis for further information regarding how Adjusted EBITDA and ROIC are calculated and how they are used in our executive compensation program.

Most Important Financial Measures
Adjusted EBITDA
Adjusted Earnings Per Share (EPS)
Return on Invested Capital (ROIC)

In accordance with SEC rules, the following illustrations provide a comparison of the information presented in the Pay Versus Performance table above. CAP is influenced by numerous factors, including but not limited to, the timing of new grant issuances and outstanding grant vesting, share price volatility during the fiscal year, our mix of short-term and long-term incentives, and other factors. The graphs below show the relationship between pay and performance by comparing PEO CAP and Non-PEO NEOs’ average CAP in relation to our cumulative TSR, peer group TSR, net income and our Company Selected Measure, Adjusted EBITDA.

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Executive Compensation

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The Nominating and Corporate Governance Committee evaluates whether the Company’s non-employee directors are fairly compensated for their services to the Company. Employee directors do not receive compensation for service as a director. In making director compensation decisions, the Committee is guided by three basic principles:

•
compensation should fairly pay directors for services expected of a director of a company of similar size and scope to the Company;
•
compensation should align directors’ interests with the long-term interests of shareholders; and
•
the structure of the compensation should be simple, transparent and easy for shareholders to understand.

The Committee conducts periodic reviews of non-employee director compensation with these guiding principles in mind. Following a competitive market analysis, conducted by FW Cook, the Committee decided to increase the compensation provided to directors to better align with current market practices. As part of the board refreshment process, the pay was increased to attract and retain talented directors, as follows:

•
Cash retainer for board service: $10,000;
•
Annual equity award: $30,000;
•
Additional compensation for Non-employee Chairman of the Board: $10,000 cash / $15,000 equity;
•
Cash retainer for Audit Committee Chair: $5,000;
•
Cash retainer for Compensation Committee Chair: $5,000;
•
Cash retainer for Nominating & Governance Committee Chair: $10,000;
•
Cash retainer for Nominating & Governance Committee Members: $2,500.

The Company pays meeting fees of $1,500 per Board meeting only for full Board meetings in excess of 12 per year. The director compensation structure for 2023 was as follows:

•
All non-employee directors (other than the Chairman): $90,000 cash retainer and $160,000 equity award;
•
Non-employee Chairman of the Board: $190,000 cash retainer and $185,000 equity award;
•
Audit Committee Chair: $30,000 cash retainer;
•
Audit Committee Members: $12,500 cash retainer;
•
Compensation Committee Chair: $25,000 cash retainer;
•
Compensation Committee Members $10,000 cash retainer;
•
Nominating & Governance Committee Chair: $25,000 cash retainer; and
•
Nominating & Governance Committee Members: $10,000 cash retainer.

The chairs of the committees receive compensation from the chair cash retainer above, as well as compensation as members of the committees.

The Company has established stock ownership guidelines for non-employee directors to help align the interests of directors with those of our shareholders. Under these guidelines, each director is expected to acquire and continue to hold shares of the Company’s common stock having an aggregate market value that equals or exceeds five times the rate of the regular annual retainer then in effect for non-employee directors who are not chairs. The Company expects that each director will achieve the target ownership level within five years of becoming a director. As of December 30, 2023, each of the Company’s non-employee directors had achieved the target ownership level or were making satisfactory progress toward the target levels and in compliance with the Company’s stock ownership policy. The following table provides information concerning the compensation of non-employee directors for SpartanNash’s last completed year.

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Compensation of Directors

2023 DIRECTOR COMPENSATION

Name	Fees Earned Or Paid in Cash	Stock Awards(1)(2)	Total

M. Shân Atkins	$142,500	$162,895	$305,395
Fred Bentley, Jr.(3)	—	40,524	40,524
Douglas A. Hacker	190,000	188,337	378,337
Kerrie D. MacPherson(4)	22,500	79,454	101,954
Matthew M. Mannelly(5)	68,750	162,895	231,645
Julien R. Mininberg	110,000	162,895	272,895
Jaymin B. Patel	125,000	162,895	287,895
Hawthorne L. Proctor	112,500	162,895	275,395
Pamela S. Puryear, Ph.D.	125,000	162,895	287,895
William R. Voss	122,500	162,895	285,395

(1)
These amounts represent the portion of the grant date fair value of restricted stock determined in accordance with ASC 718, based on the number of shares granted and the closing stock price on the date of grant.
(2)
On March 1, 2023, each non-employee director except Fred Bentley, Jr., Kerrie D. MacPherson and the Chairman were issued 5,980 shares of restricted stock pursuant to the 2020 Stock Incentive Plan, which vested on March 1, 2024 and had a grant date fair value of $27.24 per share (for an aggregate value of $162,895). Douglas A. Hacker was issued 6,914 shares as the Chairman of the Board, also on March 1, 2023, at a grant date fair value of $27.24 per share, with a vesting date of March 1, 2024. Fred Bentley was issued 1,842 shares on November 15, 2023, at a grant date fair value of $22.00 per share, with a vesting date of November 15, 2024. Kerrie D. MacPherson was issued 3,739 shares on September 15, 2023 at a grant date fair value of $21.25 per share, with a vesting date of September 15, 2024.
(3)
Mr. Bentley joined the Board, effective November 15, 2023, and his fees are pro-rated for his service during the year.
(4)
Ms. MacPherson joined the Board, effective August 23, 2024, and her fees are pro-rated for her service during the year.
(5)
Mr. Mannelly resigned from the Board at the Company's 2023 Annual Meeting of Shareholders, and his fees are pro-rated for his service during the year.

The following table presents the number of outstanding shares of restricted stock held by each non-employee director named above as of December 30, 2023:

Name	Shares of Restricted Stock Outstanding

M. Shân Atkins	5,980
Fred Bentley, Jr.	1,842
Douglas A. Hacker	6,914
Kerrie D. MacPherson	3,739
Matthew M. Mannelly	—
Julien R. Mininberg	5,980
Jaymin B. Patel	5,980
Hawthorne L. Proctor	5,980
Pamela S. Puryear, Ph.D.	5,980
William R. Voss	5,980

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SpartanNash recognizes that transactions with related persons can present potential or actual conflicts of interest. Accordingly, the Company has adopted written policies and procedures intended to ensure that potential conflicts of interests are identified, reviewed, approved, and disclosed as necessary. The Company has regular communications with related persons and relevant Associates regarding these policies.

It is the responsibility of SpartanNash’s management to establish appropriate controls and procedures to identify all material transactions with related persons (as defined in SEC Item 404 of Regulation S-K) and to evaluate those transactions for potential conflicts of interest situations on an ongoing basis. Pursuant to Nasdaq Listing Rule 5630 and the Audit Committee Charter, the Audit Committee must evaluate and approve every proposed transaction with a related person. For any proposed transaction in which a director has an interest, SpartanNash’s general policy is that the director may proceed with the transaction only if the material facts of the transaction and the director’s interest in the transaction have been disclosed to the Audit Committee of the Board, the Audit Committee determines that the transaction is fair to SpartanNash, and the transaction is approved by the Audit Committee. There are no established criteria for evaluating such transactions, and the Audit Committee may consider any information or factors as it deems appropriate in making this determination. However, the Audit Committee may not determine that the proposed transaction is “fair” to the Company unless it determines that the transaction will be made on terms no less favorable than those offered generally to entities that are not affiliated with any director.

Directors and executive officers are required to complete an annual written questionnaire that solicits information regarding any direct or indirect interest that they or members of their family may have in any transaction or series of transactions involving the Company and having a value of $120,000 or more. Directors and executive officers are required to promptly update the Company of any change in the information provided by them in the questionnaire.

SpartanNash has adopted a written conflict of interest policy that requires all Associates to report actual and potential conflicts of interest to the Company’s internal auditor.

There were no related person transactions requiring disclosure under SEC rules during fiscal 2023 or the current year to the date of this proxy statement.

Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10% of a registered security to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5). Based solely on such forms filed electronically with the SEC and with respect to the fiscal year ended December 30, 2023 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons for 2023.

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SHAREHOLDER PROPOSALS FOR INCLUSION IN THE PROXY MATERIALS
FOR THE 2025 ANNUAL MEETING

In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for next year’s annual meeting of shareholders must be received by the Company no later than December 11, 2024, assuming the meeting is held within 30 days of the calendar date of the 2024 Annual Meeting. The proposal must comply fully with the requirements of Rule 14a-8.

SHAREHOLDER PROPOSALS FOR CONSIDERATION AT THE 2025 ANNUAL MEETING, BUT NOT FOR INCLUSION IN THE PROXY MATERIALS

In accordance with our bylaws, any shareholder proposal to be considered at next year’s annual meeting but not for inclusion in the proxy statement must be delivered to our Corporate Secretary no later than December 11, 2024, assuming the meeting is held within 30 days of the calendar date of the 2024 Annual Meeting. The notice must comply fully with the requirements of the bylaws.

SHAREHOLDER NOMINATIONS OF DIRECTOR CANDIDATES FOR THE 2025 ANNUAL MEETING

Under our restated articles of incorporation, a shareholder of record may nominate a person for election as a director at next year’s annual meeting if the shareholder has delivered timely notice to our Corporate Secretary setting forth:

•
the name, age, business address and residence address of each proposed nominee;
•
the principal occupation or employment of each nominee;
•
the number of shares of SpartanNash stock that each nominee beneficially owns;
•
a statement that each nominee is willing to be nominated; and
•
any other information concerning each nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of those nominees.

To be timely, a shareholder’s notice must be delivered to our Corporate Secretary not later than December 11, 2024. The Nominating and Corporate Governance Committee will consider every nominee proposed by a shareholder that is received in a timely manner in accordance with these procedures and report each such nomination, along with the Nominating and Corporate Governance Committee’s recommendations, to the full Board. Any nomination that does not comply with the procedures set forth in our restated articles of incorporation will be void.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.

The Nominating and Corporate Governance Committee may also, in its discretion, consider shareholders’ informal recommendations of possible nominees. Shareholders may send such informal recommendations, including the candidate’s name and background information, to the Committee by directing them in care of our Corporate Secretary.

All such notices, proposals, nominations and recommendations should be directed to the attention of our Corporate Secretary, Ileana McAlary, at SpartanNash Company, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700.

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WHY AM I RECEIVING THESE MATERIALS?

The Board is providing this proxy statement and the enclosed proxy card in connection with its solicitation of proxies to be voted at the Annual Meeting. For more information on the participants in the Board’s solicitation, please see “Participants” within the "Other Matters" section of this proxy statement.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

You may vote at the Annual Meeting if you were a shareholder of record of SpartanNash common stock at the close of business on March 27, 2024, the record date for the Annual Meeting set by the Board. Each shareholder is entitled to one vote per share of SpartanNash common stock on each matter presented for a shareholder vote at the Annual Meeting. Shareholders do not have cumulative voting rights. As of the close of business on the record date, there were 34,465,355 shares of SpartanNash common stock outstanding.

WHAT MATTERS AM I VOTING ON?

You will be voting on:

•
the election of the eight directors named in this proxy statement to serve until the 2025 Annual Meeting of Shareholders of the Company and until such directors’ successors shall have been elected and qualified;
•
the advisory approval of the Company’s named executive officer compensation;
•
the approval of the SpartanNash Company 2024 Stock Incentive Plan;
•
the ratification of the selection of Deloitte & Touche LLP as the Company’s independent certified public accounting firm for the fiscal year ending December 28, 2024;
•
the shareholder proposal regarding simple majority vote, if properly presented at the Annual Meeting;
•
the shareholder proposal regarding animal welfare, if properly presented at the Annual Meeting; and
•
any other business that may properly come before the Annual Meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THESE PROPOSALS?

The Board recommends voting on the enclosed proxy card:

•
“FOR” each of the Board’s director nominees—M. Shân Atkins, Fred Bentley, Jr., Douglas A. Hacker, Kerrie D. MacPherson, Julien R. Mininberg, Jaymin B. Patel, Pamela S. Puryear, Ph.D., and Tony B. Sarsam—to be elected;
•
“FOR” the advisory approval of the Company’s named executive officer compensation;
•
“FOR” the approval of the SpartanNash Company 2024 Stock Incentive Plan;
•
“FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent certified public accounting firm for the fiscal year ending December 28, 2024;
•
“AGAINST” the shareholder proposal regarding simple majority vote, if properly presented at the Annual Meeting; and
•
“AGAINST” the Shareholder proposal regarding animal welfare, if properly presented at the Annual Meeting;

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Questions and Answers about the Proxy Materials and the Annual Meeting

HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH PROPOSAL?

•
Proposal No. 1: A plurality of the votes cast at the Annual Meeting is required to elect directors. This means that the eight director nominees who receive the most votes will be elected to the Board. Any shares not voted “FOR” a particular nominee, whether as a result of a withhold vote or a broker non-vote, will not be counted in such nominee’s favor and will not affect the outcome of the election.
•
Proposal No. 2: Advisory approval of the Company’s named executive officer compensation requires the approval of a majority of the votes cast by shareholders entitled to vote on the action. Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on this proposal. The vote on this proposal is not binding on the Company, the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding executive compensation.
•
Proposal No. 3: Approval of the SpartanNash Company 2024 Stock Incentive Plan requires the approval of a majority of the votes cast by shareholders entitled to vote on the action. Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on this proposal.
•
Proposal No. 4: Ratification of the selection of Deloitte & Touche LLP as our independent certified public accounting firm for fiscal 2024 requires the approval of a majority of the votes cast by shareholders entitled to vote on the action. Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on this proposal.
•
Proposal No. 5: Approval of the shareholder proposal regarding simple majority vote, if properly presented at the Annual Meeting, requires the approval of a majority of the votes cast by shareholders entitled to vote on the action. Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on this proposal.
•
Proposal No. 6: Approval of the shareholder proposal regarding animal welfare, if properly presented at the Annual Meeting, requires the approval of a majority of the votes cast by shareholders entitled to vote on the action. Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on this proposal.

HOW DO I VOTE IF I AM A SHAREHOLDER OF RECORD?

If you are a shareholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a bank, broker or other nominee), you may vote online or by phone, 24 hours a day, seven days a week (until the applicable deadline set forth below, except for votes at the Annual Meeting). You may also vote by mail if you requested and received printed copies of the proxy materials.

Online Voting. You may vote online by visiting www.proxyvote.com. You may navigate to the online voting site by entering your 8-digit control number. After receiving printed copies of the proxy materials, have your proxy card ready when you access the site and follow the prompts to record your vote. This vote will be counted immediately and there is no need to send in any proxy card you may have received. Except for any votes cast during the Annual Meeting, votes cast online must be received by 11:59 p.m. Eastern Daylight Time on May 21, 2024.

Phone Voting. To vote by phone, dial 1-800-690-6903 and listen for further directions. You must have a touch-tone phone. Telephonic votes will be counted immediately and there is no need to send in your proxy card. Votes cast by phone must be received by 11:59 p.m. Eastern Daylight Time on May 21, 2024.

Voting by Mail. Please properly date, sign and return the enclosed proxy card in the postage-paid envelope provided in order to vote the shares represented by that proxy card at the Annual Meeting. Votes cast by mail must be received no later than the start of the Annual Meeting.

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Questions and Answers about the Proxy Materials and the Annual Meeting

Voting at the Virtual Annual Meeting. The Annual Meeting will be held online via a live webcast at https://www.cesonlineservices.com/sptn24_vm. You may only participate in the virtual meeting by registering in advance at https://www.cesonlineservices.com/sptn24_vm prior to the deadline of 10:00 a.m. Eastern Daylight Time on May 21, 2024. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the meeting.

YOUR VOTE IS IMPORTANT TO US. Please vote promptly online, by phone, or by mailing the enclosed proxy card, regardless whether you plan to attend the meeting. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the meeting.

HOW DO I VOTE IF I AM A BENEFICIAL SHAREHOLDER WITH MY SHARES HELD IN STREET NAME?

If you hold your shares in “street name” (i.e., your shares are registered in the name of a bank, broker or other nominee, which we will collectively reference as your “broker”), then you will receive voting instructions from your broker that you must follow in order to direct your broker on how to vote your shares. PLEASE USE THE VOTING FORMS AND INSTRUCTIONS PROVIDED BY YOUR BROKER OR ITS AGENT. These forms and instructions typically permit you to give voting instructions by mail, phone or online. However, the availability of telephone and Internet voting will depend on the voting process of your broker. You will NOT be able to vote street name shares using the internet address or phone numbers established for shareholders of record as described above.

Please note that you may NOT vote shares held in street name at the Annual Meeting unless you request and receive a valid proxy from your broker, which must be presented as a PDF or image (.gif, .jpg or .png) file format with your online ballot during the Annual Meeting.

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Jason Monaco and Ileana McAlary have been designated as the Company’s proxy holders by our Board for the Annual Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the shareholder.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes. If you are a shareholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a broker), you may revoke your proxy at any time before it is voted at the Annual Meeting by taking any of the following four actions:

•
by delivering written notice of revocation to our Corporate Secretary, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700;
•
by delivering a properly executed proxy card bearing a later date than the proxy that you wish to revoke;
•
by casting a subsequent vote via phone or online, as described in this proxy statement; or
•
by attending the Annual Meeting and voting during the Annual Meeting.

Merely attending the Annual Meeting will not, by itself, revoke your proxy; you must cast a vote at the Annual Meeting following the instructions you receive upon registration. Your last valid proxy or vote that we receive before or during the Annual Meeting is the proxy or vote that will be counted.

If you are a street name holder (i.e., your shares are registered in the name of a broker), and later want to change your vote, your broker can provide you with instructions on how to change your vote.

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Questions and Answers about the Proxy Materials and the Annual Meeting

To support the Board’s nominees, you should vote “FOR” each of the Board’s nominees to be elected on the enclosed proxy card.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE PROXY CARD OR SET OF PROXY MATERIALS FROM THE COMPANY?

Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own, you must use each proxy card you receive in order to vote with respect to each account by telephone, by Internet, or by signing, dating and returning the proxy card in the postage-paid envelope provided.

The Company will likely conduct multiple mailings prior to the Annual Meeting to ensure shareholders have the Company’s latest proxy information and materials to vote. The Company will send you a new proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every proxy card you receive. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by the Board, then vote "FOR" on Proposals 1, 2, 3 and 4 and "AGAINST" on Proposals 5 and 6.

WILL MY SHARES BE VOTED IF I DO NOTHING?

If you are a shareholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a broker) and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If you are a street name holder (i.e., your shares are registered in the name of a broker), the New York Stock Exchange rules applicable to brokers determine whether your broker may vote your shares in its discretion even if it does not receive voting instructions from you.

If you are a street name holder and a broker provides you with the Company’s proxy materials, the broker may not vote your shares with respect to any of the proposals to be voted on at the Annual Meeting unless you provide the broker with voting instructions. This is referred to as a “broker non-vote.” In these cases, those shares will not be considered votes cast on the proposals to be considered at the Annual Meeting.

If you are a street name holder (in addition to the Company’s proxy materials), the broker may vote your shares in its discretion on “routine” matters when it does not receive voting instructions from you. With respect to “nonroutine” matters, the broker is not permitted to vote your shares without timely received voting instructions. At the Annual Meeting, the only “routine” matter proposed to be presented is the ratification of the selection of Deloitte & Touche LLP as the Company’s independent certified public accounting firm for fiscal 2024 (Proposal No. 3). Accordingly, broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine” matters. Such broker non-votes will not be considered votes cast on such proposals.

YOUR VOTE IS IMPORTANT TO US. Please vote promptly online, by phone, or by mailing the enclosed proxy card, regardless whether you plan to attend the meeting. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the meeting.

You can revoke your proxy at any time before the proxy or proxies you appointed cast your votes. If you are a street name holder (i.e., your shares are registered in the name of a broker), and later want to change your vote, your broker can provide you with instructions on how to change your vote. You must follow these instructions in order for your shares to be voted. We urge you to instruct your broker or other nominee, by following the instructions on the enclosed voting instruction form, to vote your shares in line with the Board’s recommendations on the voting instruction form.

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Questions and Answers about the Proxy Materials and the Annual Meeting

WHAT IS A QUORUM?

A quorum is the minimum number of shares required to be present in person or by proxy at the Annual Meeting to properly hold a meeting of shareholders and conduct business under our by-laws and Michigan law. Without a quorum, no business may be transacted at the Annual Meeting. The presence virtually or by properly executed proxy of the holders of a majority of the votes which may be cast at the Annual Meeting will constitute a quorum. We will count towards a quorum any abstentions, withhold votes, or broker non-votes.

HOW WILL THE ANNUAL MEETING BE CONDUCTED?

Our Annual Meeting will be held in a virtual format only. The Annual Meeting will be held online via a live webcast at https://www.cesonlineservices.com/sptn24_vm.

Only the Company’s shareholders as of the close of business on the record date for the Annual Meeting, their duly-appointed proxies and guests invited by the Company may attend the Annual Meeting. You will not be able to attend the Annual Meeting in person at a physical location. In order to attend the virtual Annual Meeting, you must pre-register at https://www.cesonlineservices.com/sptn24_vm prior to the deadline of 10:00 a.m. Eastern Daylight Time on May 21, 2024. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the meeting. If you encounter any technical difficulties accessing the virtual Annual Meeting, please call the technical support number that will be posted on the virtual meeting log-in page.

HOW CAN I ASK QUESTIONS DURING THE ANNUAL MEETING?

Shareholders may submit questions during the Annual Meeting by following the instructions they receive upon registration, as described above. Questions submitted during the meeting pertinent to meeting matters will be answered during the meeting, subject to time constraints. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting will be included in the rules of conduct that will be available on the Annual Meeting website.

IF I CAN’T ATTEND THE ANNUAL MEETING, CAN I VOTE LATER?

You do not need to attend the virtual Annual Meeting to vote if you submitted your vote via proxy in advance of the meeting. Whether or not shareholders plan to attend the Annual Meeting, we urge shareholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in this proxy statement. Any votes submitted after the closing of the polls at the Annual Meeting will not be counted.

WHO WILL COUNT THE VOTES?

Morrow Sodali will serve as the independent inspector of election (the “Inspector of Election”) and, in such capacity, will count and tabulate the votes.

WHAT HAPPENS IF THE ANNUAL MEETING IS ADJOURNED?

The shareholders present at the meeting, virtually or by proxy, may, by a majority vote, adjourn the meeting despite the absence of a quorum. If a quorum is not present at the meeting, the Chairman of the meeting may adjourn the meeting to permit further solicitation of proxies in order to achieve a quorum. Unless a new record date is fixed, your proxy will still be valid at an adjourned Annual Meeting and you will still be able to change or revoke your proxy until it is used to vote your shares.

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Questions and Answers about the Proxy Materials and the Annual Meeting

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results based on the advice of our proxy solicitor at the Annual Meeting. We also expect to disclose preliminary voting results based on the preliminary tabulation by the Inspector of Election on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. We will report voting results based on the Inspector of Election’s final, certified report on a Current Report on Form 8-K that we will file with the SEC as soon as practicable after the Annual Meeting.

WHO CAN HELP ANSWER ANY OTHER QUESTIONS I MAY HAVE?

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitor:

MORROW SODALI LLC

Shareholders Call Toll Free: (800) 662-5200

Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400
Email: SPTN@investor.morrowsodali.com

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If any other matter properly comes before the Annual Meeting, shares represented by the enclosed proxy card will be voted in the discretion of the persons named as proxies on such card.

METHOD AND COST OF SOLICITING AND TABULATING VOTES

The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of our Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to shareholders of record and street name shareholders, and reimbursements paid to brokers for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining voting instructions from street name shareholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. The Company has retained Morrow Sodali to solicit proxies. Under our agreement with Morrow Sodali, Morrow Sodali will receive a fee of up to $15,000. Morrow Sodali expects that approximately 10 of its employees will assist in the solicitation. The Company also agreed to indemnify Morrow Sodali against certain liabilities relating to, or arising out of, its retention. Morrow Sodali will solicit proxies by mail, telephone, facsimile and email.

PARTICIPANTS

Under applicable regulations of the SEC, each of our directors and director nominees, and certain of our executive officers are “participants” in this proxy solicitation on behalf of the Board. For more information about our directors and executive officers, please see the “Board of Directors” and “SpartanNash’s Executive Officers” sections of this Proxy Statement. Other than the persons described in this proxy statement, no regular employees of the Company have been or are to be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

STOCKHOLDER LIST

The Company’s list of stockholders as of the close of business on March 27, 2024 will be available for inspection during the Annual Meeting by shareholders who attend the Annual Meeting through the live webcast.

HOUSEHOLDING

We may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials and one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or verbal request, a separate copy of the proxy materials to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of these materials, contact Ileana McAlary, Corporate Secretary, at SpartanNash Company, 850 76th Street S.W., P.O. Box 8700, Grand Rapids, Michigan, 49518-8700.

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Other Matters

APPRAISAL RIGHTS

Shareholders do not have appraisal rights in connection with any matters proposed to be acted upon at the Annual Meeting.

ANNUAL REPORT AND SEC FILINGS

Our annual report to shareholders for fiscal 2023 is being furnished together with this proxy statement. The annual report is currently available for reviewing online by clicking the “Annual Reports” link in the “Investor Relations” section of our website, www.spartannash.com. Additionally, the Company’s filings with the SEC are available to the public at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investor Relations” section of our website, www.spartannash.com, or by contacting IR@spartannash.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. The information on the SEC’s website and the Company’s website are not part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Ileana McAlary

Executive Vice President, Chief Legal Officer

and Corporate Secretary

April 10, 2024

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Reconciliation of Net Earnings to Adjusted Earnings

Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(In thousands, except percentages)	2023	2022	2021
Net sales	$9,729,219	$9,643,100	$8,931,039

Net earnings	$52,237	$34,518	$73,751
Income tax expense	17,888	12,397	24,906
Other expenses, net	36,587	21,629	13,543
Operating earnings	106,712	68,544	112,200
Adjustments:
LIFO expense	16,104	56,823	18,652
Depreciation and amortization	98,639	94,180	92,711
Acquisition and integration, net	3,416	343	708
Restructuring and asset impairment, net	9,190	805	2,886
Cloud computing amortization	5,034	3,650	2,140
Organizational realignment, net	5,239	1,859	589
Severance associated with cost reduction initiatives	318	831	423
Stock-based compensation	12,536	8,589	6,975
Stock warrant	1,559	2,158	1,958
Non-cash rent	(2,599)	(3,444)	(4,059)
Loss (gain) on disposal of assets	259	1,073	(106)
Legal settlement	900	—	—
Postretirement plan amendment and settlement	94	133	—
Costs related to shareholder activism	—	7,335	—
Paid time off transition adjustment	—	—	(21,371)
Adjusted EBITDA	$257,401	$242,879	$213,706

Adjusted EBITDA margin	2.65%	2.52%	2.39%

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SPARTANNASH COMPANY
2024 Stock INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non‑employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire an ownership interest in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)
“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(b)
“Aggregate Share Limit” shall mean the aggregate number of Shares that may be delivered to Participants or their beneficiaries pursuant to all Awards granted under the Plan, calculated in accordance with Section 4.1(a).
(c)
“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock‑Based Award granted under the Plan.
(d)
“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).
(e)
“Board” shall mean the Board of Directors of the Company.
(f)
“Cause” shall mean, in the case of a particular Award with respect to a Participant, (i) if such Participant is at the time of termination a party to any employment, consulting or other similar agreement (any such agreement, an “Individual Agreement”) that defines such term, the meaning given in such Individual Agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement which was entered into under this Plan and defines such term, the meaning given in the Award Agreement; and (iii) in all other cases, such Participant’s (a) willful continued failure to perform or willful poor performance of duties (other than due to Disability) after warning and reasonable opportunity to meet reasonable required performance standards; (b) gross negligence causing or putting the Company or any Affiliate at risk of material damage or harm; (c) misappropriation of or intentional damage to the property of the Company or any Affiliate; (d) conviction of a felony (other than negligent vehicular homicide); (e) intentional act or omission that the Participant knows or should know is significantly detrimental to the interests of the Company or any Affiliate; or (f) violation of any provisions of any employment agreement or other agreement between the Company or any Affiliate and the Participant concerning competition with the Company or any Affiliate, loyalty, or confidentiality, or concerning ownership of ideas, inventions and other intellectual property.

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Appendix B: SpartanNash Company 2024 Stock Incentive Plan

(g)
“Change in Control” shall be the consummation of one of the following events:
i.
the acquisition by any individual, entity, or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d‑3 promulgated under the Exchange Act, of 20% or more of either (A) the then outstanding Shares (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company, (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (3) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation involving the Company, if, immediately after such reorganization, merger, or consolidation, each of the conditions described in (A), (B), and (C) of subsection (iii) shall be satisfied, or (4) with respect to a Participant, any acquisition by the Participant or any group of persons including the Participant; and provided further that, for purposes of (1), if any person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Common Stock or 20% or more of the Outstanding Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities, such additional beneficial ownership shall constitute a Change in Control;
ii.
Directors who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any Director who becomes a Director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least two‑thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a Director as a result of an actual or threatened election contest, as such terms are used in Rule 14a‑11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be deemed to have been a member of the Incumbent Board;
iii.
the effective time and consummation of a reorganization, merger, or consolidation approved by the shareholders of the Company unless, in any such case, immediately after such reorganization, merger, or consolidation, (A) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of Directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such reorganization, merger, or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger, or consolidation, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no person (other than: (1) the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger, or consolidation (or any corporation controlled by the Company), or (2) any Person which beneficially owned, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 20% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger, or consolidation; or

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Appendix B: SpartanNash Company 2024 Stock Incentive Plan

iv.
the effective time and consummation of (A) a plan of complete liquidation or dissolution of the Company, as approved by the shareholders of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company as approved by the shareholders of the Company other than to a corporation or entity with respect to which, immediately after such sale or other disposition, (1) more than 50% of the then outstanding shares of common stock or other voting interests thereof and more than 50% of the combined voting power of the then outstanding securities or other voting interests thereof is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (2) no person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Common Stock or the Outstanding Voting Securities as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock or other voting securities thereof or 20% or more of the combined voting power thereof and (3) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.
(h)
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(i)
“Committee” shall mean the committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b‑3, and each member of the Committee shall be a “non‑employee director” within the meaning of Rule 16b‑3.
(j)
“Company” shall mean SpartanNash Company, a Michigan corporation, and any successor corporation.
(k)
“Director” shall mean a member of the Board.
(l)
“Disability” shall mean the inability of an Eligible Person to perform his or duties due to physical or mental disability for a continuous period of 180 days or longer, and in the case of an Eligible Person who is an employee, such Eligible Person is eligible for benefits under the Company’s long‑term disability policy.
(m)
“Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.
(n)
“Eligible Person” shall mean any employee, officer, consultant, independent contractor, advisor or non‑employee Director providing services to the Company or any Affiliate.
(o)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(p)
“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the NASDAQ Global Market, the closing price of one Share as reported on the NASDAQ Global Market on such date or, if the NASDAQ Global Market is not open for trading on such date, on the most recent preceding date when the NASDAQ Global Market is open for trading.
(q)
“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
(r)
“Non‑Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
(s)
“Option” shall mean an Incentive Stock Option or a Non‑Qualified Stock Option to purchase shares of the Company.
(t)
“Other Stock‑Based Award” shall mean any right granted under Section 6(e) of the Plan.
(u)
“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
(v)
“Plan” shall mean the SpartanNash Company 2024 Stock Incentive Plan, as amended from time to time.
(w)
“Prior Plan” shall mean the SpartanNash Company 2020 Stock Incentive Plan and the SpartanNash Company Stock Incentive Plan of 2015.

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Appendix B: SpartanNash Company 2024 Stock Incentive Plan

(x)
“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
(y)
“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
(z)
“Retirement” shall mean an Eligible Person’s termination of service at or after attainment of Retirement Age under such circumstances not giving rise to a termination for Cause and otherwise determined to constitute Retirement by the Committee in its sole discretion.
(aa)
“Retirement Age” shall mean (i) age sixty‑five (65), or (ii) age fifty‑five (55) and completion of ten (10) continuous years of service with the Company and its Affiliates, measured from the Participant’s most recent date of hire (or most recent date of appointment to the Board). Service completed prior to the most recent date of hire shall not count as continuous service unless the Participant completed ten (10) continuous years of service before a break in service. Notwithstanding the foregoing, in the case of an Award granted to a non‑employee Director, “Retirement Age” shall mean completion of ten (10) continuous years of service on the Board measured from such Director’s most recent appointment to the Board, without regard to attainment of a specified age.
(bb)
“Rule 16b‑3” shall mean Rule 16b‑3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.
(cc)
“Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.
(dd)
“Securities Act” shall mean the Securities Act of 1933, as amended.
(ee)
“Shareholder Approval Date” shall mean the date of the Company’s annual meeting of shareholders to be held in 2024.
(ff)
“Shares” shall mean shares of common stock, $5.00 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
(gg)
“Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.
(hh)
“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration

(a)
Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:
i.
designate Participants;
ii.
determine the type or types of Awards to be granted to each Participant under the Plan;
iii.
determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award;
iv.
determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award;
v.
amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 6 and 7;
vi.
accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Sections 6 and 7,
vii.
determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (but excluding promissory notes), or canceled, forfeited or suspended;
viii.
determine whether, to what extent and under what circumstances, amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A and Section 6;
ix.
interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

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x.
establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
xi.
make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and
xii.
adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non‑U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non‑United States jurisdictions.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)
Delegation. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of applicable law and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b‑3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
(c)
Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b‑3 or applicable law or exchange requirements.
(d)
Indemnification. Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee, and any other individual or group exercising delegated authority or responsibility with respect to the Plan, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. Nothing herein shall be construed as limiting the Company’s or any Affiliate’s ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

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Section 4. Shares Available for Awards

(a)
Shares Available.
i.
Subject to adjustment as provided in Section 4(c) of the Plan and the Share counting provisions in Section 4(b) of the Plan, as of the Shareholder Approval Date, the maximum number of Shares that may be issued pursuant to Awards granted under the Plan, shall be 2,144,000, less one Share for every one Share subject to an Award granted under the Prior Plan after March 15, 2024 and prior to the Shareholder Approval Date. Out of the aggregate Share limit under the Plan, the maximum number of Shares that may be covered by Incentive Stock Options shall not exceed 2,144,000 Shares, subject to adjustment as provided in Section 4(c) of the Plan.
ii.
On and after the Shareholder Approval Date, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.
(b)
Counting Shares. Except as set forth below in this Section 4(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the Aggregate Share Limit.
i.
Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award granted under this Plan or the Prior Plan or to which an Award granted under this Plan or the Prior Plan relates are not purchased or are forfeited or are settled in cash or reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then, to the extent of any such forfeiture, cash settlement, reacquisition by the Company, termination or cancellation, such Shares shall again be available for granting Awards under the Plan. Shares subject to an Award granted under this Plan or the Prior Plan, other than an Option or Stock Appreciation Right, shall again become available for issuance under this Plan if such Shares are delivered to or withheld by the Company to pay the withholding taxes related to such Award.
ii.
Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section (b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right; (C) Shares covered by a stock‑settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.
iii.
Cash Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.
iv.
Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the Aggregate Share Limit.
(c)
Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split‑up, spin‑off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.
(d)
Annual Limitation for Awards Granted to Non‑Employee Directors. Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of equity-based Awards and the amount of any

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cash‑based compensation earned by a non-employee director for service as a non-employee director during any calendar year shall not exceed $750,000. The independent members of the Board may make exceptions to this limit for a non‑executive chair of the Board, provided that the non‑employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full time or part time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a)
Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
i.
Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.
ii.
Option Term. The term of each Option shall be fixed by the Committee at the time of grant but shall not be longer than 10 years from the date of grant.
iii.
Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term (subject to Section 6(f)(vii)), either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.
A.
Promissory Notes. For avoidance of doubt, the Committee may not accept a promissory note as consideration.
B.
Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.
iv.
Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:
A.
The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.
B.
All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.
C.
Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

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D.
The purchase price per Share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.
E.
Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.
(b)
Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise (subject to Section 6(f)(vii)), methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the term limitations in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
(c)
Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
i.
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate (subject to Section 6(f)(vii)). For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service‑based and performance‑based conditions. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).
ii.
Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book‑entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book‑entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.
(d)
Dividends and Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents (or dividends with respect to Restricted Stock) to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the

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Committee shall determine. Notwithstanding anything to the contrary in the Plan, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed.
(e)
Other Stock‑Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan (including, without limitations, Sections 6(f)(vii) and 6(d), as applicable). The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(e) shall contain a purchase right or an option‑like exercise feature.
(f)
General.
i.
Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.
ii.
Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
iii.
Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.
iv.
Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award to family members if such transfer is for no value and in accordance with the rules of Form S‑8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.
v.
Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
vi.
Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or

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other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.
vii.
Minimum Vesting. No Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one year following the date of grant; provided, however, that the Award Agreement by its terms may permit acceleration or waiver of the minimum restrictions upon a Change in Control or upon the Participant’s death, Disability, Retirement (or attainment of Retirement Age) or involuntary termination by the Company or any Affiliate without Cause. Notwithstanding the foregoing, the following Awards that do not comply with the one‑year minimum exercise and vesting requirements and limited exceptions set forth above may be issued:
A.
substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries;
B.
shares delivered in lieu of fully vested cash Awards;
C.
Awards issued to non-employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and
D.
Any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4 of this Plan apply.

Nothing in this Section 6 shall limit the authority of the Committee to amend or modify any Award to accelerate the vesting or the exercisability of any Award or the lapse of any restrictions relating to any Award, including, without limitation, upon a termination of employment, a Change in Control or as otherwise determined by the Committee.

viii.
Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s Disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short‑term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short‑term deferral exemption or otherwise.

Section 7. Amendment and Termination; Corrections

(a)
Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) materially and adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of shareholders of the Company in order to:
i.
amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

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ii.
subject to the limitations in Section 6, amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;
iii.
make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair in any material respect the rights of any holder of an Award or beneficiary thereof); or
iv.
amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

For greater certainty and except for equitable adjustments as provided in Section 4(c), prior approval of the shareholders of the Company shall be required for any amendment to the Plan or an Award that would:

i.
require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Global Market or any other securities exchange that are applicable to the Company;
ii.
increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;
iii.
permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6 of the Plan;
iv.
permit the award of Options or Stock Appreciation Rights at a price less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;
v.
increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b); or
vi.
increase the number of shares subject to the annual limitations contained in Section 4(d) of the Plan.
(b)
Corporate Transactions. In the event of any reorganization, merger, consolidation, split‑up, spin‑off, combination, plan of arrangement, take‑over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion but subject to the limitations in Section 6 (e.g., limitations on re‑pricing and waiver of vesting restrictions), provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:
i.
either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;
ii.
that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
iii.
that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or
iv.
that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

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(c)
Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. Without limiting the foregoing, and solely for avoidance of doubt, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to applicable law and any limitations required by ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes; or (c) by any other means set forth in the applicable Award Agreement.

Section 9. General Provisions

(a)
No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
(b)
Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
(c)
Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(d)
No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(d)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.
(e)
No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.
(f)
No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a Director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee or Director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee or Director might otherwise have enjoyed but for termination of employment or directorship, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(g)
Governing Law. The internal law, and not the law of conflicts, of the State of Michigan shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

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Appendix B: SpartanNash Company 2024 Stock Incentive Plan

(h)
Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(i)
No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(j)
Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.
(k)
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.
(l)
Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(m)
Forfeiture. All Awards under this Plan shall be subject to forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

Section 10. Clawback or Recoupment

In addition to such forfeiture and/or penalty conditions as specified in any Award Agreement, Awards under this Plan shall be subject to forfeiture or other penalties pursuant the SpartanNash Company Clawback Policy as amended from time to time.

Section 11. Effective Date of the Plan

The Plan was adopted by the Board on March 5, 2024. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on the Shareholder Approval Date and the Plan shall be effective as of the date of such shareholder approval. On and after shareholder approval of the Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

Section 12. Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on the tenth anniversary of the Shareholder Approval Date or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

115

SpartanNash

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SPARTANNASH COMPANY

1. Election of Eight Directors

Nominees:	**For**	**Withhold**
1a. M. Shân Atkins	☐	☐
1b. Fred Bentley, Jr.	☐	☐
1c. Douglas A. Hacker	☐	☐
1d. Kerrie D. MacPherson	☐	☐
1e. Julien R. Mininberg	☐	☐
1f. Jaymin B. Patel	☐	☐
1g. Pamela S. Puryear, Ph.D.	☐	☐
1h. Tony B. Sarsam	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	**For**	**Against**	**Abstain**
2. Advisory Approval of the Company's Named Executive Officer Compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.	**For**	**Against**	**Abstain**
3. Approval of the SpartanNash Company 2024 Stock Incentive Plan.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 4.	**For**	**Against**	**Abstain**
4. Ratification of Selection of Deloitte & Touche LLP as the Company's Independent Certified Public Accounting Firm for Fiscal 2024.	☐	☐	☐
The Board of Directors recommends you vote AGAINST proposal 5.	**For**	**Against**	**Abstain**
5. Shareholder proposal regarding a simple majority vote, if properly presented at the Annual Meeting.	☐	☐	☐
The Board of Directors recommends you vote AGAINST proposal 6.	**For**	**Against**	**Abstain**
6. Shareholder proposal regarding animal welfare, if properly presented at the Annual Meeting.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TO VIEW MATERIALS & VOTEw SPARTANNASH COMPANYC/O INVESTOR RELATIONS VOTE BY INTERNET 850 76TH STREET SW Go to www.proxyvote.com or scan the QR Barcode above P.O. BOX 8700 Use the Internet to transmit your voting instructions and for electronic delivery of information up GRAND RAPIDS, MI 49518-8700 until 11:59 p.m. Eastern Daylight Time on May 21, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY11717. Votes cast by mail must be received no later than the start of the Annual Meetingof Shareholders. VOTING AT THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS You may only participate in the virtual Annual Meeting of Shareholders by registeringin advance at https://www.cesonlineservices.com/sptn24_vm prior to the deadline of 10:00 a.m. Eastern Daylight Time on May 21, 2024. Please have your control number availableand follow the instructions to register. Upon completing registration, you will receive anemail with a unique link that will allow access to the meeting. V42895-P09663 SPARTANNASH COMPANY The Board of Directors recommends you vote FORthe following: 1.Election of Eight Directors Nominees:ForWithhold 1a.M. Shân Atkins!!The Board of Directors recommends you vote FORForAgainstAbstainproposal 3. 3.Approval of the SpartanNash Company 2024 Stock 1b.Fred Bentley, Jr.!!!!! Incentive Plan. The Board of Directors recommends you vote FOR 1c.Douglas A. Hacker!!ForAgainstAbstain proposal 4. 4.Ratification of Selection of Deloitte & Touche LLP as the 1d.Kerrie D. MacPherson !!Company's Independent Certified Public Accounting Firm!!! for Fiscal 2024. 1e.Julien R. Mininberg!!The Board of Directors recommends you vote AGAINST ForAgainstAbstainproposal 5. 1f.Jaymin B. Patel!!5.Shareholder proposal regarding a simple majority vote, !!! if properly presented at the Annual Meeting. 1g.Pamela S. Puryear, Ph.D.The Board of Directors recommends you vote AGAINST ForAgainstAbstain !! proposal 6. 1h.Tony B. Sarsam6.Shareholder proposal regarding animal welfare, if properly !!!!! presented at the Annual Meeting. The Board of Directors recommends you vote FORForAgainstAbstainNOTE: The proxies are authorized to vote in their discretion on proposal 2.such other business as may properly come before the meeting or any adjournment thereof. 2.Advisory Approval of the Company’s Named Executive !!! Officer Compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. V42896-P09663 SPARTANNASH COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Annual Meeting of Shareholders May 22, 2024 10:00 AM EDT The shareholder(s) hereby appoint(s) Ileana McAlary and Jason Monaco, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SpartanNash Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM EDT on Wednesday, May 22, 2024, virtually at https://www.cesonlineservices.com/sptn24_vm, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, AND 4, AND AGAINST PROPOSALS 5 AND 6. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side

Your Vote Counts! SPARTANNASH COMPANY 2024 Annual Meeting Vote by May 21, 2024 11:59 PM EDT SPARTANNASH COMPANY C/O INVESTOR RELATIONS 850 76TH STREET SW P.O. BOX 8700 GRAND RAPIDS, MI 49518-8700 V42898-P09663 You invested in SPARTANNASH COMPANY and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting of Shareholders. This is an important notice regarding the availability of proxy materials for the virtual meeting to be held on May 22, 2024. Get informed before you vote View the Notice and Proxy Statement, Annual Report and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 8, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Annual Meeting of Shareholders* May 22, 2024 10:00 AM EDT Virtually at: https://www.cesonlineservices.com/sptn24_vm *Please check the meeting materials for any special requirements for meeting attendance.
Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming Annual Meeting of Shareholders. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items 1. Election of Eight Directors Nominees: 1a. M. Shân Atkins For 1b. Fred Bentley, Jr. For 1c. Douglas A. Hacker For 1d. Kerrie D. MacPherson For 1e. Julien R. Mininberg For 1f. Jaymin B. Patel For 1g. Pamela S. Puryear, Ph.D. For 1h. Tony B. Sarsam For 2. Advisory Approval of the Company’s Named Executive Officer Compensation. For 3. Approval of the SpartanNash Company 2024 Stock Incentive Plan. For 4. Ratification of Selection of Deloitte & Touche LLP as the Company’s Independent Certified Public Accounting Firm for Fiscal 2024. For 5. Shareholder proposal regarding a simple majority vote, if properly presented at the Annual Meeting. Against 6. Shareholder proposal regarding animal welfare, if properly presented at the Annual Meeting. Against NOTE: The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V42899-P09663